POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                                 SIXTEENTH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404 572-6600)


                                  June 4, 1999


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      FLAG Financial Corporation - Registration Statement on Form S-4

Ladies and Gentlemen:

         As counsel to FLAG Financial Corporation, a Georgia corporation (the "Company"), we enclose for filing with the Commission under the Securities Act of 1933, as amended, the Company's Registration Statement on Form S-4 registering 1,175,000 shares of its common stock for issuance in connection with the proposed merger of Thomaston Federal Savings Bank, Thomaston, Georgia.

         No distribution of the Registration Statement or the related Proxy Statement/Prospectus will be made prior to effectiveness of the Registration Statement, except that, as noted below, copies will be furnished to certain bank regulatory agencies pursuant to their filing requirements.

         The transactions described in the Registration Statement are also subject to certain filings with and approvals by the Federal Reserve Bank of Atlanta, the Georgia Department of Banking and Finance and the Office of Thrift Supervision. We will advise you promptly if a favorable approval is not obtained from any of these entities, although we expect no difficulty in obtaining such approvals.

         If you have any questions or comments concerning the Registration Statement, please call me at 404/572-6641 or Kathryn L. Knudson at 404/572-6952. Our fax number is 404/572-5954 or 404/572-6999.

                                  Sincerely,


                                  /s/ Maureen A. FitzGerald

                                  For POWELL, GOLDSTEIN, FRAZER & MURPHY LLP


Enclosures

      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1999
                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                           FLAG FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            Georgia                   6060                        58-2094179
(State or other Jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                           101 NORTH GREENWOOD STREET
                             LAGRANGE, GEORGIA 30240
                                 (706) 845-5000

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             J. Daniel Speight, Jr.
                      President and Chief Executive Officer
                           FLAG Financial Corporation
                           101 North Greenwood Street
                             LaGrange, Georgia 30240
                                 (706) 845-5000

            (Name, address, including zip code, and telephone number, including area code, of agent for service) with copies to:

           Walter G. Moeling, IV                        David M. Calhoun
   Powell, Goldstein, Frazer & Murphy LLP          Long Aldridge & Norman LLP
                 Suite 1600                          303 Peachtree St., N.E.
         191 Peachtree Street, N.E.                        Suite 5300
           Atlanta, Georgia 30303                       Atlanta, GA 30308
               (404) 572-6600                            (404) 527-4947
                              --------------------
         Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement becomes effective.
         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________________
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_________________

                                           CALCULATION OF REGISTRATION FEE
------------------------------ -------------- -------------------- -------------------- ---------------
     Title of Each Class                        Proposed Maximum     Proposed Maximum
        of Securities           Amount to be     Offering Price          Aggregate         Amount of
      to be Registered         Registered (1)       Per Unit         Offering Price (2)   Registration
                                                                                              Fee
------------------------------ -------------- -------------------- -------------------- ---------------

Common Stock, $1.00 par value     1,175,000             N/A              8,706,750          $2,425.00
============================== ============== ==================== ==================== ===============

(1) This Registration Statement covers the maximum number of shares of the common stock of the Registrant which is expected to be issued in connection with the merger.
(2) Pursuant to Rule 457(f)(2), the registration fee was computed on the basis of the aggregate book value of the common stock of FLAG Financial Corporatino to be issued in the merger.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                         THOMASTON FEDERAL SAVINGS BANK
                             206 North Church Street
                            Thomaston, Georgia 30286

To the Shareholders of                                   __________ __, 1999
Thomaston Federal Savings Bank

         I am pleased to invite you to attend the Annual Meeting of Shareholders of Thomaston Federal Savings Bank to be held at the main office of the Bank, located at 206 North Church Street, Thomaston, Georgia, on _________, ______________, 1999, at 2:00 p.m.

         At the Annual Meeting, you will be asked to approve the Agreement and Plan of Merger between Thomaston Federal and FLAG Financial Corporation (the "Merger Agreement"). The Merger Agreement provides that FLAG will acquire Thomaston Federal through the merger of a newly formed, wholly-owned subsidiary of FLAG with and into Thomaston Federal. As a result of the merger, each outstanding share of common stock of Thomaston Federal (except for shares held by Thomaston Federal, FLAG or their subsidiaries, and shares held by shareholders of Thomaston Federal who exercise their dissenters' rights) will be exchanged for 1.7275 shares of FLAG common stock. FLAG will pay shareholders of Thomaston Federal cash instead of issuing any fractional shares in the merger.

         Your Board believes that the merger will have many benefits. We believe that the combined company will have greater financial strength and greater opportunity and flexibility to expand and diversify. Your Board of Directors unanimously approved the Merger Agreement and recommends that you approve the Merger Agreement. Consummation of the merger is subject to certain conditions, including approval of the Merger Agreement by the affirmative vote of holders of two-thirds of the outstanding common stock of Thomaston Federal and approval of the merger by various regulatory agencies.

         At the Annual Meeting, you will also be asked to elect two directors of Thomaston Federal.

         This Proxy Statement/Prospectus provides detailed information about the proposed merger and the election of directors. You should read this entire document carefully. You can also get information about FLAG from the SEC.

         Whether or not you plan to attend the Annual Meeting, you are urged to complete, sign, and promptly return the enclosed proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed merger is a significant step for Thomaston Federal and your vote on this matter is of great importance.

         On behalf of the Board of Directors, I strongly urge you to vote FOR approval of the Merger Agreement and the transactions contemplated therein and FOR the election of the nominees for director by marking the enclosed proxy card "FOR" item one and "FOR" item two.

         We look forward to seeing you at the Annual Meeting.

                                         Sincerely,

                                         Robert G. Cochran
                                         President and Chief Executive Officer


--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this Proxy Statement/Prospectus or determined if this Proxy Statement/Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities offered hereby are not savings accounts or deposit accounts or other obligations of any bank or savings association and they are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund, or any other government agency.
--------------------------------------------------------------------------------

This Proxy Statement/Prospectus is dated ____________ __, 1999 and was first mailed to shareholders on __________________ __, 1999.

                 WHERE YOU CAN FIND MORE INFORMATION ABOUT FLAG

         FLAG files annual, quarterly and special reports, proxy statements and other information with the SEC. You can receive copies of such reports, proxy and information statements, and other information, at prescribed rates, from the SEC by addressing written requests to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information at the public reference rooms at the regional offices of the SEC, Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as FLAG that file electronically with the SEC. The address of the SEC Web site is http://www.sec.gov.

         FLAG has filed with the SEC a Registration Statement on Form S-4 to register the shares that FLAG will issue to Thomaston Federal shareholders. This document is a part of the Registration Statement. This Proxy Statement/Prospectus does not include all of the information contained in the Registration Statement. For further information about FLAG and the securities offered in this Proxy Statement/ Prospectus, you should review the Registration Statement. You can inspect or copy the Registration Statement, at prescribed rates, at the SEC's public reference facilities at the addresses listed above.

         The SEC allows FLAG to "incorporate by reference" information into the Proxy Statement/Prospectus, which means that FLAG can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this Proxy Statement/Prospectus, except for any information superseded by information contained directly in this Proxy Statement/Prospectus or in later filed documents incorporated by reference in this Proxy Statement/Prospectus.

         This Proxy Statement/Prospectus incorporates by reference the documents listed below that FLAG previously filed with the SEC. These documents contain important information about FLAG and its finances. Some filings have been amended by later filings, which are also listed.

     (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

     (3) Current Reports on Form 8-K dated January 8, 1999, January 11, 1999, March 2, 1999, March 18, 1999, April 7, 1999, and May 10, 1999.

         FLAG also incorporates by reference additional documents that it may file with the SEC between the date of this Proxy Statement/Prospectus and the completion of the merger or the termination of the Merger Agreement. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         We are providing you with a copy of FLAG's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and a copy of FLAG's Quarterly
Report on Form 10-Q for the quarter ended March 31, 1999. These documents provide more information about FLAG and its finances.

         Shareholders may obtain documents incorporated by reference in this Proxy Statement/Prospectus by requesting them from:

                  Investor Relations
                  FLAG Financial Corporation
                  101 North Greenwood Street
                  LaGrange, Georgia
                  (telephone: (706) 845-5000)

In order to ensure timely delivery of the documents, you should make a request for documents no later than __________, 1999.

         Neither FLAG nor Thomaston Federal has authorized anyone to give any information or make any representation about the merger or our company or savings association that differs from, or adds to, the information in the Proxy Statement/Prospectus or in documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

         If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this Proxy Statement/Prospectus or to ask for proxies, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this Proxy Statement/Prospectus does not extend to you.

         The information contained in this Proxy Statement/Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

         Information in this Proxy Statement/Prospectus about FLAG Financial Corporation has been supplied by FLAG, and information about Thomaston Federal has been supplied by Thomaston Federal.

                   A Warning About Forward-Looking Statements

         FLAG and Thomaston Federal make forward-looking statements in this document that are subject to risks and uncertainties. FLAG's public documents also contain forward-looking statements. These forward-looking statements include information about possible or assumed future results of operations or the performance of FLAG after the merger. When we use words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions, we are making forward-looking statements. Many possible events or factors could affect the financial results and performance of each of the parties. This could cause results or performances to differ materially from those expressed in our forward-looking statements.

         You should consider these risks and uncertainties when you vote on the merger. These possible events or factors include the following:

     (1) our cost savings from the merger are less than we expect, or we are unable to obtain those cost savings as soon as we expect;

     (2) we lose more deposits, customers, or business than we expect;

     (3) competition in the banking industry increases significantly;

     (4) our restructuring costs are higher than we expect or our operating costs after the merger are greater than we expect;

     (5) technological changes and systems integration are harder to make or more expensive than we expect;

     (6) changes in the interest rate environment reduce our margins;

     (7) general economic or business conditions are worse than we expect;

     (8) legislative or regulatory changes occur which adversely affect our business;

     (9) changes occur in business conditions and inflation;

     (10) changes occur in the securities markets; and

     (11) we have more trouble obtaining regulatory approvals for the merger than we expect.

         See also "RISK FACTORS" in this Proxy Statement/Prospectus, page 13.

            PROPOSED MERGER OF THOMASTON FEDERAL SAVINGS BANK WITH A
                    SUBSIDIARY OF FLAG FINANCIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD _________________, 1999

         Thomaston Federal Savings Bank ("Thomaston Federal") will hold its Annual Meeting of Shareholders at its main office, located at 206 North Church Street, Thomaston, Georgia, on __________, ___________, 1999, at 2:00 p.m., to
vote on:

         1. The Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 7, 1999, between Thomaston Federal and FLAG Financial Corporation ("FLAG"). The Merger Agreement provides that a newly formed, wholly-owned subsidiary of FLAG will merge with Thomaston Federal. Thomaston Federal will be the surviving savings association in the merger, and will continue to operate as a federally-chartered savings association under the name "Thomaston Federal Savings Bank."

         Each outstanding share of Thomaston Federal common stock at the effective time of the merger will be exchanged for 1.7275 shares of FLAG common stock, as more fully described in the accompanying Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to the Proxy Statement/Prospectus as Appendix A.

         2. The election of two directors of Thomaston Federal.

         3. Any other business as may come properly before the Annual Meeting, or any adjournments or postponements. The Board of Directors of Thomaston Federal is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting.

         Only shareholders who hold their stock at the close of business on ____________, 1999, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Approval of the Merger
Agreement and the transactions contemplated therein requires the affirmative vote of two-thirds of the issued and outstanding shares of Thomaston Federal common stock. The affirmative vote of the holders of a plurality of the shares of Thomaston Federal common stock represented in person or by proxy at the Annual Meeting is required to elect directors of Thomaston Federal.

         The Board of Directors of Thomaston Federal unanimously recommends that shareholders vote FOR approval of the Merger Agreement and the transactions contemplated thereby and FOR each of the nominees for director.
                       BY ORDER OF THE BOARD OF DIRECTORS
Thomaston, Georgia
_____________ __, 1999
                                        Robert G. Cochran
                                        President and Chief Executive Officer

         Whether or not you plan to attend the Annual Meeting, please complete, date, and sign the enclosed form of proxy and promptly return it in the enclosed postage paid return envelope in order to ensure that your shares will be represented at the Annual Meeting.
                              --------------------

         Each shareholder has the right to dissent from the Merger Agreement and demand payment of the fair value of his or her shares in cash if the merger is consummated. The right of any shareholder to receive such payment is contingent upon strict compliance with the requirements of Title 12, Code of Federal Regulations, Section 552.14. We have included the full text of 12 CFR Section
552.14 that describes the right to dissent as Appendix B to the accompanying Proxy Statement/Prospectus. See "DESCRIPTION OF MERGER--Dissenters' Rights" in the accompanying Proxy Statement/Prospectus, page 28.

                                TABLE OF CONTENTS


WHERE YOU CAN FIND MORE INFORMATION ABOUT FLAG

                                                                           Page
                                                                           ----
SUMMARY........................................................................1

   THE PARTIES.................................................................1
   PROPOSAL 1 - APPROVAL OF THE MERGER AGREEMENT...............................1
      THE MERGER...............................................................1
      OUR REASONS FOR THE MERGER...............................................2
   PROPOSAL 2 -ELECTION OF DIRECTORS...........................................3
   RECOMMENDATION TO THOMASTON FEDERAL SHAREHOLDERS............................3
   THOMASTON FEDERAL ANNUAL SHAREHOLDER MEETING................................3
   RECORD DATE FOR ANNUAL SHAREHOLDER MEETING..................................3
   VOTE REQUIRED...............................................................3
   WHAT THOMASTON FEDERAL SHAREHOLDERS WILL RECEIVE............................4
   REGULATORY APPROVALS........................................................4
   CONDITIONS TO THE MERGER....................................................4
   TERMINATION OF THE MERGER AGREEMENT.........................................5
   DISSENTERS' RIGHTS..........................................................5
   INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER
     THAT ARE DIFFERENT FROM YOURS.............................................5
   IMPORTANT FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.....................6
   ACCOUNTING TREATMENT OF THE MERGER..........................................6
   CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS.................................6
   COMPARATIVE MARKET PRICES OF COMMON STOCK...................................6
   DIVIDENDS AFTER THE MERGER..................................................7
   LISTING OF FLAG COMMON STOCK................................................7
   COMPARATIVE PER SHARE DATA..................................................8
   SELECTED FINANCIAL DATA.....................................................9
   SELECTED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA...................10
   RECENT DEVELOPMENTS IN FLAG'S BUSINESS.....................................12

RISK FACTORS..................................................................13

   THERE IS LIMITED MARKET FOR SHARES OF FLAG COMMON STOCK....................13
   THERE ARE RESTRICTIONS ON FLAG'S ABILITY TO PAY DIVIDENDS..................13
   THERE MAY BE POSSIBLE COSTS ASSOCIATED WITH THE
     INTEGRATION OF FLAG'S PENDING MERGERS....................................13
   FLAG IS SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION.......................13
   THE FINANCIAL INSTITUTION INDUSTRY IS VERY COMPETITIVE.....................13
   MANAGEMENT OF FLAG HOLDS A LARGE PORTION OF FLAG COMMON STOCK..............14
   FLAG'S ARTICLES OF INCORPORATION AND BYLAWS MAY PREVENT
     TAKEOVER BY ANOTHER COMPANY..............................................14
   YEAR 2000 ISSUES...........................................................14

MEETING OF THOMASTON FEDERAL SHAREHOLDERS.....................................14

   DATE, PLACE, TIME, AND PURPOSE.............................................14
   RECORD DATE, VOTING RIGHTS, REQUIRED VOTE, AND REVOCABILITY OF PROXIES.....14
   PARTICIPANTS IN THE THOMASTON FEDERAL PROFIT SHARING PLAN..................16


PROPOSAL 1 - APPROVAL OF THE MERGER...........................................16

DESCRIPTION OF THE MERGER.....................................................16

   GENERAL....................................................................17
   BACKGROUND OF AND REASONS FOR THE MERGER...................................18
   OPINION OF THE ROBINSON-HUMPHREY COMPANY, LLC..............................21
   EFFECTIVE DATE OF THE MERGER...............................................24
   DISTRIBUTION OF FLAG CERTIFICATES..........................................25
   CONDITIONS TO CONSUMMATION OF THE MERGER...................................26
   REGULATORY APPROVALS.......................................................27
   WAIVER, AMENDMENT, AND TERMINATION.........................................27
   DISSENTERS' RIGHTS.........................................................29
   CONDUCT OF BUSINESS PENDING THE MERGER.....................................31
   MANAGEMENT AND OPERATIONS AFTER THE MERGER; INTERESTS
     OF CERTAIN PERSONS IN THE MERGER.........................................33
   CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................34
   ACCOUNTING TREATMENT.......................................................36
   EXPENSES AND FEES..........................................................37
   RESALES OF FLAG COMMON STOCK...............................................37

DESCRIPTION OF FLAG COMMON STOCK..............................................38


EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS................................38

   AUTHORIZED CAPITAL STOCK...................................................39
   AMENDMENT OF ARTICLES OF INCORPORATION, CHARTER AND BYLAWS.................40
   CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING.............41
   REMOVAL OF DIRECTORS.......................................................41
   INDEMNIFICATION............................................................42
   SPECIAL MEETINGS OF SHAREHOLDERS...........................................42
   ACTIONS BY SHAREHOLDERS WITHOUT A MEETING..................................43
   MERGERS, CONSOLIDATIONS, AND SALES OF ASSETS...............................43
   SHAREHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS..........................44
   DIVIDENDS..................................................................45

COMPARATIVE MARKET PRICES AND DIVIDENDS.......................................46


BUSINESS OF THOMASTON FEDERAL.................................................47

   GENERAL....................................................................47
   MANAGEMENT STOCK OWNERSHIP.................................................47
   VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF THOMASTON FEDERAL..........49
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS................................................51

BUSINESS OF FLAG..............................................................62

   GENERAL....................................................................62
   DIRECTORS AND EXECUTIVE OFFICERS...........................................62
   MANAGEMENT STOCK OWNERSHIP.................................................65
   VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF FLAG.......................67

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION..................................68

PROPOSAL 2 - ELECTION OF DIRECTORS............................................75

   NOMINEES...................................................................75
   INFORMATION REGARDING NOMINEES AND CONTINUING DIRECTORS....................76
   MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS..........................77
   DIRECTOR COMPENSATION......................................................78
   EXECUTIVE COMPENSATION.....................................................78
   LONG TERM STOCK INCENTIVE PLAN.............................................79
   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
     YEAR-END OPTION VALUES...................................................80
   SALARY REVIEW COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...............80
   SALARY REVIEW COMMITTEE REPORT ON EXECUTIVE COMPENSATION...................81
   CERTAIN TRANSACTIONS OF MANAGEMENT WITH THOMASTON FEDERAL..................82

SHAREHOLDER PROPOSALS.........................................................82


EXPERTS.......................................................................83


LEGAL MATTERS.................................................................83


OTHER MATTERS.................................................................83


INDEX TO THOMASTON FEDERAL FINANCIAL DATA....................................F-1

APPENDIX A --AGREEMENT AND PLAN OF MERGER BY AND BETWEEN FLAG
             FINANCIAL CORPORATION AND THOMASTON FEDERAL SAVINGS
             BANK............................................................A-1

APPENDIX B --DISSENTORS' RIGHTS..............................................B-1

APPENDIX C --FAIRNESS OPINION................................................C-1

                                     SUMMARY


         This summary highlights selected information from this Proxy Statement/Prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire Proxy Statement/Prospectus and its appendices carefully before you decide to vote.

The Parties  (Page 47 for Thomaston Federal, Page 62 for FLAG)

                         Thomaston Federal Savings Bank
                             206 North Church Street
                            Thomaston, Georgia 30286
                                  706-647-6601

         Thomaston Federal is a federally-chartered savings association with its main, full-service office located in Thomaston, Georgia. Thomaston Federal also operates loan production offices in Columbus and Macon, Georgia and in Phenix City and Opelika, Alabama. Thomaston Federal is a community based financial institution that offers a broad range of banking and banking-related products and services. Thomaston Federal is principally engaged in the business of attracting deposits from the general public and using these funds, loan repayments and other borrowings to originate residential mortgage loans as well as making residential construction loans, consumer loans and commercial loans. As of March 31, 1999, Thomaston Federal had total consolidated assets of approximately $55.3 million, total consolidated deposits of approximately $49.1 million, and total consolidated shareholders' equity of approximately $5.6 million.

                           FLAG Financial Corporation
                           101 North Greenwood Street
                             LaGrange, Georgia 30240
                                  706-845-5000

         FLAG is a bank holding company headquartered in LaGrange, Georgia. FLAG is the sole shareholder of Citizens Bank, Vienna, Georgia, and First Flag Bank, LaGrange, Georgia. Through its subsidiaries, FLAG offers a full array of deposit accounts and retail and commercial banking services, engages in small business lending, residential and commercial real estate lending, mortgage banking services, brokerage services and performs real estate appraisal services. As of March 31, 1999, FLAG's total assets were about $531.5 million, deposits were about $421.6 million and shareholders' equity was about $48.6 million.

Proposal 1 - Approval of the Merger Agreement

         The Merger (Page 16)

         The Merger Agreement provides for the acquisition of Thomaston Federal by FLAG in a merger transaction. After the merger, Thomaston Federal will be a wholly-owned subsidiary of FLAG.

         A copy of the Merger Agreement is included as Appendix A to this Proxy Statement/Prospectus. We encourage you to read the Merger Agreement because it is the legal document that governs the merger.

         Our Reasons for the Merger (Page 17)

         The Thomaston Federal Board of Directors unanimously approved the Merger Agreement. In deciding to approve the Merger Agreement, the Thomaston Federal Board of Directors considered a number of factors, including:

     (1) The financial and other terms of the Merger Agreement;

     (2) The alternatives to the merger, including Thomaston Federal remaining as an independent savings association;

     (3) The liquidity of the FLAG common stock;

     (4) The business, operations, earnings, financial condition and future prospects of FLAG;

     (5) The demographic, economic and financial characteristics of the markets in which FLAG operates;

     (6)  The  local  autonomy  that  FLAG  provides  its   subsidiary   banking
operations;

     (7) The results of Thomaston Federal's due diligence review of FLAG and a variety of factors affecting and relating to the overall strategic focus of Thomaston Federal, including Thomaston Federal's desire to expand into markets outside the general vicinity of its core market;

     (8) The additional support and resources provided by FLAG in the areas of technology, compliance and new product development;

     (9) The vision shared by Thomaston Federal and FLAG relating to future expansion;

     (10) The likelihood of the merger being approved by applicable regulatory authorities without undue conditions or delay;

     (11) The fact that the merger qualifies as a tax-free reorganization to the shareholders of Thomaston Federal; and

     (12) The fairness opinion of The Robinson-Humphrey Company, Inc. delivered to Thomaston Federal with respect to the merger.

         The FLAG Board of Directors believes that the merger is in the best interests of FLAG and its shareholders. The FLAG Board of Directors unanimously approved the Merger Agreement. In deciding to approve the Merger Agreement and the issuance of shares of FLAG common stock to Thomaston Federal shareholders in the merger, the FLAG Board of Directors considered a number of factors, including:

     (1) The financial condition of Thomaston Federal;

     (2) The likelihood of regulators approving the merger without undue conditions or delay;

     (3) The financial and nonfinancial terms of the merger; and

     (4) The compatibility and the community bank orientation of FLAG and its subsidiaries, and Thomaston Federal.

         The Boards of Directors of Thomaston Federal and FLAG believe that the merger will result in a company with expanded opportunities for profitable growth and that the combined resources and capital of Thomaston Federal and FLAG will provide greater ability for the company to compete in the changing and competitive financial services industry.

Proposal 2 - Election of Directors  (Page 75)

         The Thomaston Federal Board has nominated two individuals for the position of director of Thomaston Federal. You are being asked to elect these two directors at the Annual Meeting.

Recommendation to Thomaston Federal Shareholders

         The  Thomaston  Federal  Board  believes  that the merger of  Thomaston
Federal with FLAG is in the best interests of Thomaston Federal and Thomaston Federal's shareholders. The Thomaston Federal Board unanimously recommends that you vote FOR the merger. The Thomaston Federal Board also recommends that you vote FOR the nominees for director of Thomaston Federal.

Thomaston Federal Annual Shareholder Meeting  (Page 14)

         The Annual Meeting will be held at Thomaston Federal's main office, located at 206 North Church Street, Thomaston, Georgia, on __________, _________, 1999, at 2:00 p.m. The Thomaston Federal Board of Directors is
soliciting proxies for use at the Annual Meeting of Thomaston Federal shareholders. At the Annual Meeting, the Thomaston Federal Board of Directors will ask the Thomaston Federal shareholders to vote on a proposal to approve the Merger Agreement and the transactions contemplated therein and a proposal to elect two Thomaston Federal directors.

Record Date for Annual Shareholder Meeting  (Page 14)

         You may vote at the Annual Meeting if you owned Thomaston Federal common stock as of the close of business on ____________, 1999. You will have one vote for each share of Thomaston Federal common stock you owned on ____________, 1999. You may revoke your proxy at any time prior to the vote at the Annual Meeting.

Vote Required  (Page 14)

         In order to approve the merger, shareholders holding two-thirds of the outstanding shares of Thomaston Federal common stock must approve the Merger Agreement. As of the Thomaston Federal Record Date, all directors and executive officers of Thomaston Federal as a group (eight persons) could vote approximately 278,658 shares of Thomaston Federal common stock, constituting approximately 43% of the total number of shares of Thomaston Federal common stock outstanding at that date. The Thomaston Federal directors and executive officers have committed to vote their shares of Thomaston Federal common stock in favor of the merger. As of the Record Date, FLAG held no shares of Thomaston Federal common stock.

         In order to elect the directors of Thomaston Federal, the affirmative vote of the holders of a plurality of the shares of Thomaston Federal common stock represented in person or by proxy at the Annual Meeting is required.

What Thomaston Federal Shareholders will Receive   (Page 24)

         Under the terms of the Merger Agreement, FLAG will pay Thomaston Federal shareholders 1.7275 shares of FLAG common stock for each share of Thomaston Federal common stock that they own. Thomaston Federal shareholders will not receive fractional shares of FLAG common stock. Instead, they will receive a check in payment for any fractional shares based on the market value of FLAG common stock. The market value is determined by the last sale price of FLAG common stock on the Nasdaq National Market (as reported by The Wall Street Journal) on the last trading day before the merger becomes effective.

         Once the merger is complete, FLAG's transfer agent will mail to you materials and instructions for the exchange of your Thomaston Federal stock certificates for FLAG stock certificates.

         Thomaston  Federal   shareholders   should  not  send  in  their  stock
certificates until they are instructed to do so after the merger.

Regulatory Approvals  (Page 27)

         We cannot complete the merger until we receive the approval of the Federal Reserve Bank of Atlanta (the "Federal Reserve"), the Georgia Department of Banking and Finance (the "GDBF") and the Office of Thrift Supervision (the "OTS"). FLAG and Thomaston Federal have filed applications with the Federal Reserve, the GDBF and the OTS seeking approval of the merger. It is possible that the approvals of the bank regulators will impose conditions or restrictions that FLAG or Thomaston Federal believe to materially adversely affect the economic or business benefits of the merger.

Conditions to the Merger  (Page 26)

         The completion of the merger depends upon FLAG and Thomaston Federal satisfying a number of conditions, including:

     (1) The holders of two-thirds of Thomaston Federal common stock must approve the Merger Agreement;

     (2) FLAG and Thomaston Federal must receive a legal opinion confirming the tax-free nature of the merger;

     (3) FLAG must receive a letter from FLAG's independent accountants stating that the merger will qualify for pooling of interests accounting treatment; and

     (4) FLAG and Thomaston Federal must receive all required regulatory approvals and any waiting periods required by law must have passed.

Termination of the Merger Agreement   (Page 27)

         Either FLAG or Thomaston Federal may terminate the Merger Agreement without completing the merger if, among other things, any of the following occurs:

     (1) The merger is not completed by October 31, 1999;

     (2) The holders of two-thirds of Thomaston Federal common stock do not approve the Merger Agreement; or

     (3) The other party breaches or materially fails to comply with any of its representations or warranties or obligations under the Merger Agreement.

         Thomaston Federal will be required to pay FLAG $100,000 if, prior to the consummation of merger, Thomaston Federal agrees to be acquired by another person or entity. If the merger is not consummated, FLAG will continue to operate as a bank holding company under its present management, and Thomaston Federal will continue to operate as a federally-chartered savings association under its present management.

Dissenters' Rights  (Page 28 and Appendix B)

         Title 12, Code of Federal Regulations, Section 552.14 provides that a Thomaston Federal shareholder may receive cash for the "fair value" of his or her shares if the Thomaston Federal shareholder does not vote in favor of the merger and complies with certain notice requirements and other procedures. If you wish to dissent, you must follow specific procedures to exercise the right to dissent or the right to dissent may be lost. The procedures to exercise dissenters' rights are described in this Proxy Statement/Prospectus and the provisions of 12 CFR Section 552.14 that describe the procedures are attached as Appendix B. If the holders of more than 9% of the outstanding shares of Thomaston Federal common stock properly seek to exercise their dissenters' rights, FLAG and/or Thomaston Federal may terminate the Merger Agreement.

Interests of Officers and Directors in the Merger that are Different from Yours (Page 33)

         Certain members of Thomaston Federal's management and Board of Directors have interests in the merger that are in addition to their interests as shareholders of Thomaston Federal. The Merger Agreement states that, as a condition to completing the merger, FLAG will enter into employment/separation agreements with Robert G. Cochran, President and Chief Executive Officer of Thomaston Federal, and Joel Dudley, Manager of Thomaston Federal's loan production offices. The employment/separation agreements provide that if the employee is involuntarily terminated, he will receive severance payments. In addition, the employment/separation agreements provide that the employee agrees not to compete with FLAG during the term of the employment/separation agreement and for one year after the termination of the employment/separation agreement or the termination of the individual's employment at FLAG. The Merger Agreement provides that Mr. Cochran will be appointed to the Board of Directors of FLAG when the merger is complete.

         The Merger Agreement also states that FLAG will indemnify the Thomaston Federal directors and officers to the extent permitted by OTS regulations. FLAG also has agreed to provide the officers and employees of Thomaston Federal with certain employee benefits that FLAG already provides to its officers and employees. The FLAG and Thomaston Federal Boards of Directors were aware of these interests and took them into account in approving the Merger Agreement.

Important Federal Income Tax Consequences of the Merger  (Page 34)

         We expect that FLAG, Thomaston Federal and their shareholders will not recognize any gain or loss for U.S. federal income tax purposes from the merger, except where Thomaston Federal shareholders receive cash instead of fractional shares. Both parties have received a legal opinion that this will be the case. This legal opinion is filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part. However, the opinion does not bind the Internal Revenue Service, which could take a different view. In addition, this tax treatment will not apply to any Thomaston Federal shareholder who exercises dissenters' rights. Determining the actual tax consequences of the merger to you as an individual taxpayer can be complicated. The tax treatment also may depend upon facts that are unique to your specific situation. Accordingly, you should consult your own tax advisor for a full understanding of the tax consequences of the merger.

Accounting Treatment of the Merger  (Page 36)

         FLAG and Thomaston Federal intend for the merger to be accounted for as a "pooling of interests," which means that, for accounting and financial reporting purposes, we will treat Thomaston Federal and FLAG as if Thomaston Federal had always been a wholly-owned subsidiary of FLAG. FLAG has the right not to complete the merger if it does not receive a letter from FLAG's independent public accountants that the merger will qualify as a "pooling of interests."

Certain Differences in Shareholders' Rights  (Page 38)

         The rights of FLAG  shareholders  differ  from the rights of  Thomaston
Federal  shareholders  in  certain  important  respects.  For  example,   FLAG's
governing documents contain certain anti-takeover provisions.

Comparative Market Prices of Common Stock   (Page 46)

         FLAG common stock is traded on the Nasdaq National Market under the symbol "FLAG." Thomaston Federal common stock is not traded in any established market. On March 11, 1999, the last day prior to public announcement of the merger, the last reported sale price per share of FLAG common stock on the Nasdaq National Market was $10.50. The resulting equivalent pro forma price per share of Thomaston Federal common stock (based on the 1.7275 exchange ratio) was $18.14.

         On _________, 1999, the latest practicable date prior to the mailing of this Proxy Statement/Prospectus, the last reported sale price per share of FLAG common stock on the Nasdaq National Market was $________. The resulting equivalent pro forma price per share of Thomaston Federal common stock was $______. The equivalent pro forma per share price of a share of Thomaston Federal common stock at each specified date represents the closing sale price of a share of FLAG common stock on that date multiplied by the exchange ratio of 1.7275.

         To the knowledge of Thomaston Federal, the most recent trade of Thomaston Federal common stock prior to March 11, 1999, the last day prior to public announcement of the merger between FLAG and Thomaston Federal, was on August 27, 1996 of 14,690 shares for a purchase price of $8.00 per share. To the knowledge of Thomaston Federal, there have been no trades since the announcement of the merger. There can be no assurance as to what the market price of the FLAG common stock will be if and when the merger is consummated.

Dividends after the Merger  (Page 44)

         Thomaston Federal's practice is to declare annual dividends to its shareholders in December, with dividends paid in March of the next year. FLAG has paid cash dividends to its shareholders every quarter since 1987. Although FLAG currently plans to continue to pay quarterly cash dividends, FLAG cannot assure that it will always pay dividends.

Listing of FLAG Common Stock  (Page 37)

         FLAG will list the shares of FLAG common stock to be issued in connection with the merger on the Nasdaq National Market.

Risk Factors  (Page 13)

         In determining whether to approve the Merger Agreement, you should consider the various risks associated with an investment in FLAG common stock. These risks include the following:

     (1) There is a limited market for shares of FLAG common stock;

     (2) FLAG's only sources of income are dividends and other payments from its subsidiaries;

     (3) FLAG may have difficulties integrating new banks into FLAG;

     (4) FLAG and its subsidiaries must comply with extensive governmental regulations;

     (5) The financial industry is very competitive;

     (6) Before the merger, FLAG's management controls about 21% of FLAG common stock;

     (7) FLAG's Articles of Incorporation and Bylaws contain provisions that will make it difficult for another company to obtain control of FLAG; and

     (8) FLAG may experience some problems and losses as a result of Year 2000 technology problems.

Comparative Per Share Data

The following table sets forth certain unaudited comparative per share data relating to income, cash dividends, and book value on (i) an historical basis for FLAG and Thomaston Federal; (ii) a pro forma combined basis per share of FLAG common stock, giving effect to the merger; and (iii) an equivalent pro forma basis per share of Thomaston Federal common stock, giving effect to the merger. The Thomaston Federal and FLAG pro forma combined information and the Thomaston Federal pro forma equivalent information give effect to the merger on a pooling of interests accounting basis and reflect the exchange ratio of 1.7275 shares of FLAG common stock for each share of Thomaston Federal common stock. See "DESCRIPTION OF MERGER - Accounting Treatment." The pro forma data are presented for information purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the merger been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of operations or combined financial position.

                           Comparative Per Share Data


                                                                               As of and for the
                                                              Three Months Ended
                                                                  March 31,                  Year Ended December 31,
                                                                  ---------                  -----------------------
                                                              1999          1998           1998        1997        1996
                                                              ----          ----           ----        ----        ----
Income Per common share
    FLAG historical                                            .16           .23          .30           .66         .26
    Thomaston Federal historical                               .16           .26          .97           .98         .64
    FLAG and Thomaston Federal pro forma combined (1)          .15           .21          .36           .65         .28
    Thomaston Federal pro forma equivalent (2)                 .26           .36          .62          1.12         .48

Dividends Declared Per common share
    FLAG historical                                            .06           .04          .20           .13         .13
    Thomaston Federal historical                               .12           .10          .10           .09         .08
    FLAG and Thomaston Federal pro forma combined (1) (4)      .06           .04          .20           .13         .13
    Thomaston Federal pro forma equivalent (3)                 .10           .07          .35           .22         .22

Book Value Per common share (period end)
    FLAG historical                                           7.41          7.30         7.30          6.91        6.24
    Thomaston Federal historical                              8.63          8.07         8.84          7.97        7.07
    FLAG and Thomaston Federal pro forma combined (1)         7.09          6.93         6.99          6.58        6.00
    Thomaston Federal pro forma equivalent (2)               12.25         11.97        12.08         11.37       10.37


(1) Represents the pro forma combined information of FLAG and Thomaston Federal as if the merger was consummated at the beginning of the period, and was accounted for as a pooling of interests.

(2) Represents the pro forma combined per common share amounts multiplied by the exchange ratio of 1.7275 shares of FLAG common stock for each share of Thomaston Federal common stock.

(3) Represents historical dividends declared per share by FLAG multiplied by the exchange ratio of 1.7275 shares of FLAG common stock for each share of Thomaston Federal common stock.

(4) Represents historical dividends paid by FLAG, as it is assumed that FLAG will not change its dividend policy as a result of the merger.

Selected Financial Data

The following tables present certain selected historical financial information for FLAG and Thomaston Federal and are derived from the respective consolidated financial statements of FLAG and Thomaston Federal, including the respective notes thereto, contained or incorporated by reference herein. The data should be read in conjunction with the historical financial statements, including the respective notes thereto, and other financial information concerning FLAG and Thomaston Federal contained or incorporated by reference herein. Interim unaudited data for the three month periods ended March 31, 1999 and 1998 of FLAG and Thomaston Federal reflect, in the opinion of the respective managements of FLAG and Thomaston Federal, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three month periods ended March 31, 1999 and 1998 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                   Summary Consolidated Financial Information
                (Dollars in thousands, except per share amounts)


                                                  Three Months
                                                Ended March 31,             As of and for the Year Ended December 31,
                                                 1999       1998        1998        1997       1996       1995       1994
                                                 ----       ----        ----        ----       ----       ----       ----
FLAG
Balance Sheet Data
    Total assets                              531,514    530,530      550,782     512,087     435,976    407,361   381,250
    Loans, net                                395,074    363,515      377,359     348,774     298,124    265,563   244,949
    Deposits                                  421,618    419,889      446,798     412,454     367,036    329,799   296,583
    Stockholders' equity                       48,595     46,765       47,865      45,075      41,198     39,563    34,989

Statement of Earnings Data
    Net interest income                         5,857      5,431       22,823      20,106      18,235     16,877    14,400
    Provision for loan losses                     345        252        3,382       1,596       4,475      1,490       634
    Noninterest income                          2,106      2,488        7,439       6,144       5,216      4,148     3,320
    Noninterest expense                         6,091      5,534       24,617      18,523      16,825     13,867    11,489
    Net earnings                                1,051      1,480        1,960       4,311       1,700      4,007     3,863

Per Share Data
    Book value (period end)                      7.41       7.30         7.30        6.91        6.24       6.24      5.49
    Net earnings                                  .16        .23          .30         .66         .26        .62       .60
    Dividends                                     .06        .04          .20         .13         .13        .13       .12
    Total shares outstanding                    6,562      6,547        6,560       6,524       6,516      6,341     6,374
    Weighted average shares outstanding         6,561      6,533        6,555       6,519       6,481      6,448     6,406

Ratios
    Return on average assets                     .78%      1.14%         .36%        .93%        .41%      1.02%      1.06%
    Return on average stockholders' equity      8.72%     12.89%        4.19%       9.97%       4.24%     10.55%      7.13%
    Average equity to average assets            8.91%      8.81%        8.64%       9.31%       9.70%      9.67%      9.41%
    Average loans to average deposits          88.95%       85.58%      88.87%      83.44%     81.76%     82.97%     82.16%

                   Summary Consolidated Financial Information
                (Dollars in thousands, except per share amounts)


                                                  Three Months
                                                Ended March 31,             As of and For the Year Ended December 31,
                                                ---------------             -----------------------------------------
                                                 1999       1998        1998        1997       1996       1995       1994
                                                 ----       ----        ----        ----       ----       ----       ----

Thomaston Federal
Balance Sheet Data
    Total assets                               55,261     53,528       53,619      52,164      54,080     47,418    46,943
    Loans, net                                 30,772     30,504       31,306      31,623      33,901     36,127    34,996
    Deposits                                   49,112     47,751       47,054      46,621      45,494     41,452    39,326
    Stockholders' equity                        5,627      5,119        5,567       5,018       4,455      4,159     3,681

Statement of Earnings Data
    Net interest income                           405        404        1,629       1,657       1,599      1,526     1,480
    Provision for loan losses                    -          -           -           -              37         25        50
    Noninterest income                            466        547        2,246       2,129       2,168      1,713     1,740
    Noninterest expense                           713        687        2,960       2,851       3,094      2,418     2,275
    Net earnings                                  101        163          611         617         405        526       584

Per Share Data
    Book value (period end)                      8.63       8.07         8.84        7.97        7.07       6.49      5.73
    Net earnings                                  .16        .26          .97         .98         .64        .82       .91
    Dividends                                     .12        .10          .10         .09         .08        .07       .04
    Total shares outstanding                      652        634          630         630         630        641       642
    Weighted average shares outstanding           630        630          630         630         630        635       641

Ratios
    Return on average assets                     .74%      1.23%        1.16%       1.16%        .80%      1.11%      1.31%
    Return on average stockholders' equity      7.22%     12.86%       11.54%      13.03%       8.55%     13.42%     17.19%
    Average equity to average assets           10.28%      9.59%       10.01%       8.92%       9.33%      8.31%      7.62%
    Average loans to average deposits          73.23%     72.39%       75.27%      80.08%      85.67%     88.05%     87.46%


Selected Condensed Consolidated Pro Forma Financial Data

The following selected unaudited pro forma financial data give effect to the merger as of the dates and for the periods indicated, assuming the merger is accounted for as a pooling of interests. The selected unaudited pro forma financial data are presented for informational purposes only and are not necessarily indicative of the combined financial position or results of operations which actually would have occurred if the transactions had been consummated at the date and for the periods indicated or which may be obtained in the future. The information should be read in conjunction with the unaudited pro forma financial information appearing elsewhere in this Joint Proxy Statement/Prospectus.

                        Selected Pro Forma Financial Data
                (Dollars in thousands, except per share amounts)

                                                                   For the
                                                              Three Months Ended               For the Year Ended
                                                                  March 31,                       December 31,
                                                                  ---------                       ------------
                                                             1999         1998               1998       1997        1996
                                                             ----         ----               ----       ----        ----
Earnings Data
    Interest income                                        11,903          11,706          48,602      42,560      38,305
    Interest expense                                        5,641           5,871          24,149      20,796      18,472
    Net interest income                                     6,262           5,835          24,319      21,764      19,833
    Provision for loan losses                                 345             252           3,382       1,596       4,513
    Noninterest income                                      2,572           3,035           9,684       8,272       7,384
    Noninterest expense                                     6,803           6,220          27,575      21,376      19,921
    Income taxes                                              534             755             607       2,138         682
    Net earnings                                            1,152           1,643           2,438       4,926       2,101
    Earnings per common share                                 .15             .22             .32         .65         .28


                                                           As of
                                                       March 31, 1999
                                                       --------------

Balance Sheet Data
    Total assets                                          586,775
    Federal funds sold                                      2,000
    Investment securities                                  89,253
    Loans, net                                            425,846
    Deposits                                              470,731
    Other borrowings                                       51,432
    Stockholders' equity                                   54,222

Recent Developments in FLAG's Business

         On June 1, 1999, FLAG and First Hogansville Bankshares, Inc. ("Hogansville"), a Georgia bank holding company with assets of $31 million, entered into an Agreement and Plan of Merger to merge Hogansville with and into FLAG. In the merger, FLAG will exchange 6.08466 shares of FLAG common stock for each share of Hogansville common stock outstanding. FLAG expects to issue approximately 575,000 shares of FLAG common stock to Hogansville shareholders. The parties expect the merger to be accounted for as a pooling of interests and expect to consummate the transaction in the third quarter of 1999. The merger of Hogansville with FLAG is subject to approval of Hogansville shareholders, approval of various regulatory authorities, and other customary conditions of closing.

         Hogansville is a bank holding company located in Hogansville, Georgia and is the sole shareholder of The Citizens Bank, which has two bank offices in Hogansville, Georgia.

         On March 31, 1999, FLAG and Abbeville Capital Corporation ("Abbeville"), a South Carolina bank holding company with assets of $58 million, entered into an Agreement and Plan of Merger to merge Abbeville with and into FLAG. In the merger, FLAG will exchange 3.48 shares of FLAG common stock for each share of Abbeville common stock outstanding. FLAG expects to issue approximately 826,900 shares of FLAG common stock to Abbeville shareholders. The parties expect the merger to be accounted for as a pooling of interests and expect to consummate the transaction during the third quarter of 1999. The merger of Abbeville with FLAG is subject to approval of Abbeville shareholders, approval of various regulatory authorities, and other customary conditions of closing.

         Abbeville is a bank holding company located in Abbeville, South Carolina and is the sole shareholder of The Bank of Abbeville, which has one office in Abbeville, South Carolina.

         You can find additional information about the Hogansville and Abbeville transactions in FLAG's Current Reports on Form 8-K dated March 2, 1999, April 7, 1999, and June ___, 1999 (the "FLAG 8-Ks"). The FLAG 8-Ks include or incorporate by reference certain forward-looking statements, estimates, and projections concerning the transactions with Hogansville and Abbeville. The parties made certain assumptions in making estimates and projections concerning the future financial performance of FLAG following the transactions with Hogansville and Abbeville. You should consider the estimates and projections only as estimates and understand that they are uncertain and may be inaccurate. Future events may cause FLAG's actual experience to differ materially from such estimates and projections.

                                  RISK FACTORS

         In deciding whether to approve the Merger Agreement, you should consider the various risks associated with an investment in FLAG common stock, including, but not limited to the following:

There is a Limited Market for Shares of FLAG Common Stock

         While FLAG common stock is listed and traded on the Nasdaq National Market, there has only been limited trading activity in FLAG common stock. The average daily trading volume of FLAG common stock over the three-month period ending March 31, 1999 was approximately 4,281 shares, and on some days the trading volume for shares of FLAG common stock was zero. FLAG does not anticipate that the merger will cause any significant change in the trading of FLAG common stock.


There are Restrictions on FLAG's Ability to Pay Dividends

         FLAG must comply with Georgia corporate law and rules and regulations of bank regulators before it may pay any dividends. The Board of Directors of FLAG must authorize FLAG to pay any dividends and FLAG must have sufficient funds to pay dividends. FLAG's only sources of income are dividends and other payments that First Flag Bank, Citizens Bank, and any other subsidiaries of FLAG make to FLAG. Certain statutes and regulations restrict the ability of FLAG's subsidiaries to pay dividends to FLAG.

There may be Possible Costs Associated with the Integration of FLAG's Pending Mergers

         The ability of FLAG, as the parent corporation, to perform with financial success is dependent upon the integration of Abbeville, Hogansville, Thomaston Federal, and their subsidiaries into FLAG. There may be significant, unanticipated costs associated with the integration of these companies with FLAG. See "SUMMARY - Recent Developments in FLAG's Business."

FLAG is Subject to Extensive Governmental Regulation

         FLAG and its subsidiaries are subject to extensive governmental regulation. FLAG, as a bank holding company, is regulated primarily by the Federal Reserve. Citizens Bank is regulated by the FDIC and the GDBF. First Flag Bank, as a federal savings association, is regulated by the OTS. However, First Flag Bank has regulatory approval to convert to a Georgia commercial bank, and plans to do so in June, 1999. The federal and state bank regulators of these entities have the ability, should the situation require, to place significant regulatory and operational restrictions upon FLAG and its subsidiaries. Any such restrictions imposed by federal and state bank regulators could affect the profitability of FLAG and its subsidiaries.

The Financial Institution Industry is Very Competitive

         FLAG and its subsidiaries compete directly with financial institutions that are well established. Many of FLAG's competitors have significantly greater resources and lending limits than FLAG and its subsidiaries. As a result of those greater resources, the large financial institutions that FLAG competes with may be able to provide a broader range of services to their customers than FLAG and may be able to afford newer and more sophisticated technology than FLAG. The long-term success of FLAG will be dependent on the ability of FLAG's subsidiaries to compete successfully with other financial institutions in their service areas.

Management of FLAG holds a large portion of FLAG common stock

         The directors and executive officers of FLAG beneficially own about 1,379,739 shares of FLAG common stock, or 21%, of the total outstanding shares of FLAG. As a result, FLAG's management has significant control of FLAG.

FLAG's Articles of Incorporation and Bylaws may Prevent Takeover by Another Company

         FLAG's Articles of Incorporation permit the Board of Directors of FLAG to issue preferred stock without shareholder action. The ability to issue preferred stock could discourage a company from attempting to obtain control of FLAG by means of a tender offer, merger, proxy contest or otherwise. Additionally, FLAG's Articles of Incorporation and Bylaws divide the Board of Directors of FLAG into three classes, as nearly equal in size as possible, with staggered three-year terms. One class is elected each year. The classification of the Board of Directors could make it more difficult for a company to acquire control of FLAG. FLAG is also subject to certain provisions of the Georgia Business Corporation Code and the FLAG Articles of Incorporation which relate to business combinations with interested shareholders.

Year 2000 Issues

         FLAG's and Thomaston Federal's current computer systems, software products or other business systems, or those of FLAG's or Thomaston Federal's suppliers or customers, may not process date information in the years 1999, 2000 or thereafter without error or interruption. FLAG and Thomaston Federal have reviewed their business systems, including their computer systems, to identify how any problems in processing date information could affect their systems. In addition, FLAG and Thomaston Federal are asking all software vendors from whom they have purchased or may purchase software for assurance that the software will process all date information without error or interruption. FLAG and Thomaston Federal also are asking their customers and suppliers to identify and address any problems that their data processing systems could have as the year 2000 approaches and is reached. However, FLAG and Thomaston Federal cannot assure that they will identify all potential problems in their processing of date information, or that they will be able to remedy identified problems before they occur. The expenses of FLAG's and Thomaston Federal's efforts to identify and address Year 2000 problems, and the expenses of any Year 2000 problems that occur, could have a material adverse effect on FLAG's results of operations and financial condition.


                    MEETING OF THOMASTON FEDERAL SHAREHOLDERS

Date, Place, Time, and Purpose

         The Thomaston Federal Board of Directors is sending you this Proxy Statement/Prospectus in connection with the solicitation by the Thomaston Federal Board of Directors of proxies for use at the Annual Meeting. At the Annual Meeting, the Thomaston Federal Board of Directors will ask you to vote on a proposal to approve the Merger Agreement and on a proposal to elect two directors of Thomaston Federal. Thomaston Federal will pay the costs associated with the solicitation of proxies for the Annual Meeting. The Annual Meeting will be held at the main office of Thomaston Federal, located at 206 North Church Street, Thomaston, Georgia, on __________________, _____________, 1999, at 2:00
p.m.

Record Date, Voting Rights, Required Vote, and Revocability of Proxies

         Thomaston Federal has set the close of business on _____________, 1999, as the Record Date for determining holders of outstanding shares of Thomaston Federal common stock entitled to notice of and to vote at the Annual Meeting. Only holders of Thomaston Federal common stock of record on the books of Thomaston Federal at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 652,089 shares of Thomaston Federal common stock issued and outstanding and entitled to vote at the Annual Meeting, which shares were held by 130 holders of record. FLAG holds no shares of Thomaston Federal common stock.

         The presence, in person or by proxy, of a majority of the outstanding shares of Thomaston Federal common stock is necessary to constitute a quorum at the Annual Meeting. Shares as to which votes are withheld or abstained will be treated as present for the purposes of determining a quorum and shares held by a broker that are not voted ("broker non-votes") will not be treated as present for purposes of a quorum.

         You are entitled to one vote on each proposal for each share of Thomaston Federal common stock you own on the Record Date. The vote required for the approval of the Merger Agreement (Proposal 1) is two-thirds of the issued and outstanding shares of Thomaston Federal common stock entitled to vote at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Thomaston Federal common stock represented in person or by proxy at the Annual Meeting is required in order to elect directors of Thomaston Federal (Proposal 2). Consequently, abstentions and broker non-votes, as well as instructions to withhold authority to vote, will have the same effect as a vote "against" the Merger Agreement and the election of directors.

         The designated proxy holder will vote shares of Thomaston Federal common stock, if such proxies are properly executed, received in time and not revoked, in accordance with the instructions on the proxies. If the proxy does not contain instructions of how to vote, the proxy holders will vote for approval of the Merger Agreement. Additionally, if you do not include instructions with your proxy, the proxy holder will vote the shares represented by a signed proxy card "FOR" the election of the two nominees named in Proposal
2. Further, if you do not include instructions with your proxy as to how to vote at the Annual Meeting, you will not be entitled to assert dissenters' rights. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. If necessary, the proxy holder may vote in favor of a proposal to adjourn the Annual Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the proposals at the time of the Annual Meeting. No proxy that is voted against the approval of the Merger Agreement will be voted in favor of an adjournment of the Annual Meeting in order to permit further solicitation of proxies.

--------------------------------------------------------------------------------

         Failure either to vote by proxy or in person at the Annual Meeting will have the effect of a vote cast against approval of the Merger Agreement and against the election of the directors.

--------------------------------------------------------------------------------

          A Thomaston Federal shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by:

     (1) Giving written notice of revocation to the Secretary of Thomaston Federal;

     (2) Properly submitting to Thomaston Federal a duly executed proxy bearing a later date; or

     (3) Attending the Annual Meeting and voting in person.

         All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Thomaston Federal Savings Bank, 206 North Church Street, Thomaston, Georgia, 30286;
Attention: Robert G. Cochran.

         As of the Record Date, all directors and executive officers of Thomaston Federal as a group (eight persons) were entitled to vote approximately 278,658 shares of Thomaston Federal common stock, constituting approximately 43% of the total number of shares of Thomaston Federal common stock outstanding at that date, and have committed to vote their shares of Thomaston Federal common stock in favor of the Merger Agreement. See "BUSINESS OF THOMASTON FEDERAL -- Management."

Participants in the Thomaston Federal Profit Sharing Plan

         Separate proxy cards are being transmitted to all persons who have shares of Thomaston Federal common stock allocated to their accounts as participants or beneficiaries under the Thomaston Federal Savings Bank Profit Sharing Plan. These proxy cards appoint C. Ronald Barfield, who acts as Trustee for the Profit Sharing Plan, to vote the shares held for the accounts of the participants or their beneficiaries in the Profit Sharing Plan in accordance with the instructions noted thereon. In the event that no proxy card is received from a participant or beneficiary or a proxy card is received without instructions, the Trustee will vote the shares of stock of the participant and any unallocated shares "FOR" the Merger Agreement and the transactions contemplated thereby and "FOR" the nominees for director. The Trustee does not know of any other business to be brought before the Annual Meeting, but it is intended that, if any other matters properly come before the Annual Meeting, the Trustee as proxy will vote upon such matters according to his judgment.

         Any Profit Sharing Plan participant or beneficiary who executes and delivers a proxy card to the Trustee may revoke it at any time prior to its use by executing and delivering to the Trustee a duly executed proxy card bearing a later date or by giving written notice to the Trustee at the following address:
C. Ronald Barfield, Trustee, Atwater Building, 106 North Center Street, P. O. Drawer 671, Thomaston, Georgia 30286. Under the terms of the Profit Sharing Plan, only the Trustee(s) of the Profit Sharing Plan can vote the shares allocated to the accounts of participation, even if such participants or their beneficiaries attend the Annual Meeting in person.


                       PROPOSAL 1 - APPROVAL OF THE MERGER

                            DESCRIPTION OF THE MERGER

         The following information describes certain aspects of the merger. This description may not contain all of the information that is important to you. The Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated in this Proxy Statement/Prospectus by reference. You are urged to read the Appendices.

General

         The Merger Agreement provides that FLAG will acquire Thomaston Federal by merging a newly formed, wholly-owned subsidiary of FLAG into Thomaston Federal. Thomaston Federal will survive the merger and will be a wholly-owned subsidiary of FLAG. On the effective date of the merger, each share of Thomaston Federal common stock then issued and outstanding will be converted into and exchanged for the right to receive 1.7275 shares of FLAG common stock. Shares held by Thomaston Federal, FLAG, or their subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, will not be converted to FLAG common stock. Shares held by Thomaston Federal shareholders who perfect their dissenters' rights will not be converted to FLAG common stock.

         FLAG will not adjust the exchange ratio based on changes in the market value of FLAG common stock before the effective date of the merger. The market value of the FLAG common stock that shareholders of Thomaston Federal will receive may vary significantly between the date of this Proxy Statement/Prospectus and the effective date of the merger. Because FLAG and Thomaston Federal must satisfy certain conditions, including receipt of necessary regulatory approvals, the merger may not be consummated until a substantial period of time following the Annual Meeting. During the time between the date of the Annual Meeting and the effective date of the merger, shareholders of Thomaston Federal who do not properly perfect their dissenters' rights, or who do not sell their shares of Thomaston Federal common stock before the effective date of the merger, will be subject to the risk of a decline in the market value of FLAG common stock.

         FLAG will not issue fractional shares. FLAG will pay cash without interest instead of issuing any fractional share to which any Thomaston Federal shareholder would otherwise be entitled upon consummation of the merger. FLAG will calculate the cash value of any fractional shares as the amount equal to the fractional part of a share of FLAG common stock multiplied by the last sale price of FLAG common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the effective date of the merger.

         As of the Record Date, Thomaston Federal had 652,089 shares of Thomaston Federal common stock issued and outstanding. Based on the number of shares of Thomaston Federal common stock outstanding on the Record Date and the Exchange Ratio of 1.7275, FLAG anticipates that it will issue approximately 1,126,484 shares of FLAG common stock to holders of Thomaston Federal common stock once the merger is complete. Accordingly, FLAG would then have issued and outstanding approximately 7,688,363 shares of FLAG common stock based on the number of shares of FLAG common stock issued and outstanding on the Record Date. Following the merger, and assuming no exercise of dissenters' rights, the current shareholders of Thomaston Federal will beneficially own approximately 15% of the FLAG common stock. If FLAG completes the mergers with Hogansville and Abbeville, the current shareholders of Thomaston Federal will beneficially own approximately 12% of the FLAG common stock. See "SUMMARY -- Recent Developments in FLAG's Business."

         The Merger Agreement permits FLAG to pursue and consummate other mergers, acquisitions or securities distributions. If FLAG issues or agrees to issue additional shares of FLAG common stock between the date of this Proxy Statement/Prospectus and the effective date of the merger in connection with a business acquisition or other securities distribution, the aggregate percentage of FLAG common stock that the Thomaston Federal shareholders will receive in the merger will be decreased. Additionally, if FLAG pursues and consummates other mergers, acquisitions or securities distributions, the value of the FLAG common stock that the Thomaston Federal shareholders receive in the merger may be reduced and the consummation of the merger may be delayed substantially.

Background of And Reasons for the Merger

         Background of the Merger. In the latter part of 1998, the Board of Directors of Thomaston Federal began developing a strategic business plan for
Thomaston  Federal for the purpose of  enhancing  shareholder  value,  improving liquidity in the Thomaston Federal common stock and enhancing the services available to Thomaston Federal's customers. Faced with increased costs associated with compliance, technology and new product development, the Thomaston Federal Board of Directors began to look for opportunities that would allow it to find the support it needed to ensure the growth of Thomaston Federal, including increasing market share and providing a favorable return on equity and assets, and still retain Thomaston Federal's autonomy. As part of the strategic planning process, the Board of Directors considered a number of alternatives, including remaining an independent savings association and entering into a possible strategic business combination.

         In mid-October, 1998, management of FLAG met with management of Thomaston Federal to discuss FLAG's concept of growing through "partnerships" with community banks. At that meeting, Thomaston Federal management expressed an interest in FLAG's concept, and asked FLAG to make a formal presentation of the concept to the Thomaston Federal Board of Directors. On November 9, 1998, the Board of Directors of Thomaston Federal met to listen to FLAG's presentation and to consider a possible merger transaction with FLAG. FLAG representatives discussed the "partnership" concept whereby Thomaston Federal would become a wholly-owned subsidiary of FLAG. They explained that FLAG is a multi-bank holding company consisting of independently operated community banks operating in the traditional community bank environment with the parent holding company providing support in such areas as data processing, asset/liability management, internet banking, compliance, quality control, training, trust services, accounts payable and purchasing. The Thomaston Federal Board believes that this structure will allow Thomaston Federal to meet its goals with regard to the growth of Thomaston Federal and at the same time retain its charter, its name, its staff and its Board of Directors.

         On January 11, 1999, the Thomaston Federal Board of Directors met with its legal advisors and with representatives of The Robinson-Humphrey Company, LLC, an investment banking firm with significant experience in the community bank market. At the meeting, Robinson-Humphrey and the Board of Directors discussed the current operating environment for community banks and savings associations, the current status of Thomaston Federal's operations, possible merger partners and the potential financial benefit of such a merger to the shareholders of Thomaston Federal. The Board of Directors of Thomaston Federal subsequently engaged Robinson-Humphrey to assist it in pursuing a merger transaction with FLAG.

         On January 25, 1999, and on February 22, 1999, the Thomaston Federal Board of Directors again met, along with legal counsel, to discuss the merits of engaging in a merger transaction, and specifically of seeking a merger with FLAG. At the latter meeting, Robinson-Humphrey presented a detailed report on the suitability of FLAG as a merger partner. The report indicated that FLAG was an excellent merger candidate because of its business philosophy for smaller community banks, its future earnings potential and the fact that its stock was trading at below what was perceived as its real value. Consequently, the Board of Directors of Thomaston Federal authorized Robinson-Humphrey to undertake negotiations with the appropriate representatives of FLAG to determine if the parties could reach agreement on the terms of a strategic merger that would be in the best interests of the shareholders of Thomaston Federal.

         In negotiating the final exchange ratio, Thomaston Federal and FLAG considered the relative book value and earnings of each entity, as well as their historical performance, market growth potential, ancillary businesses and future growth plans. Thomaston Federal and FLAG did not follow a precise formula in the negotiation of the final exchange ratio, which was based on arms-length negotiation between the parties.

         During the period from February 22, 1999 to March 11, 1999, representatives of Thomaston Federal and FLAG negotiated the terms of a Letter of Intent outlining the basic terms of the merger. On March 11, 1999, the Board of Directors of Thomaston Federal met with its legal advisors and representatives of Robinson-Humphrey to discuss the proposed merger with FLAG. After carefully reviewing the proposed Letter of Intent, the Thomaston Federal Board of Directors approved the Letter of Intent and authorized the President of Thomaston Federal to execute and deliver the Letter of Intent on the behalf of Thomaston Federal.

         In the period following the execution of the Letter of Intent, FLAG and Thomaston Federal each conducted a due diligence review of the material financial, operating and legal information relating to the other party and began negotiating the terms of the definitive Merger Agreement. On April 13, 1999, the Board of Directors of FLAG unanimously approved the proposed Merger Agreement and the transactions contemplated therein, and authorized FLAG's president to execute the Merger Agreement.

         The Board of Directors of Thomaston Federal, along with its legal advisors and representatives of Robinson-Humphrey, met on May 6, 1999, to discuss the proposed Merger Agreement and related agreements. Robinson-Humphrey and counsel discussed the due diligence review of FLAG, outlining the procedures used and summarizing the results of the review. The Board then reviewed with counsel the provisions of the proposed definitive Merger Agreement. Robinson-Humphrey also reviewed its financial analysis of the transaction and delivered its opinion that the Merger Agreement and the transactions contemplated thereby are fair to the shareholders of Thomaston Federal from a financial point of view. After review of the proposed transaction, the Board of Directors of Thomaston Federal unanimously approved the Merger Agreement and authorized the President of Thomaston Federal to take the appropriate actions necessary to execute the Merger Agreement.

         On  May 7,  1999,  FLAG  and  Thomaston  Federal  executed  the  Merger
Agreement.

         Thomaston Federal's Reasons for the Merger and Recommendation of Directors. The Thomaston Federal Board of Directors, with the assistance of outside financial and legal advisors, evaluated the financial, legal and market considerations bearing on the decision to recommend the merger to the shareholders of Thomaston Federal. In reaching its conclusion that the Merger Agreement is in the best interests of Thomaston Federal and its shareholders, the Thomaston Federal Board of Directors carefully considered the following material factors:

     (1) The financial and other terms of the Merger Agreement;

     (2) The alternatives to the merger, including Thomaston Federal remaining as an independent savings association in light of current economic conditions in its market area;

     (3) The liquidity of the FLAG common stock as compared to the Thomaston Federal common stock;

     (4) The business, operations, earnings and financial condition, including the capital levels and asset quality, of FLAG on an historical, prospective, and pro forma basis and in comparison to other financial institutions in the area;

     (5) The demographic, economic and financial characteristics of the markets in which FLAG operates, including the similarity to the markets in which Thomaston Federal operates, existing competition, history of the market areas with respect to financial institutions, and average demand for credit, on an historical and prospective basis;

     (6)  The  local  autonomy  that  FLAG  provides  its   subsidiary   banking
operations;

     (7) The results of Thomaston Federal's due diligence review of FLAG and a variety of factors affecting and relating to the overall strategic focus of Thomaston Federal, including Thomaston Federal's desire to expand into markets outside the general vicinity of its core markets;

     (8) The additional support and resources provided by FLAG in the areas of technology, compliance and new product development;

     (9) The vision shared by Thomaston Federal and FLAG relating to future expansion;

     (10) The likelihood of the merger being approved by applicable regulatory authorities without undue conditions or delay;

     (11) The fact that the merger qualifies as a tax-free reorganization to the shareholders of Thomaston Federal; and

     (12) The fairness opinion of Robinson-Humphrey delivered to Thomaston Federal with respect to the merger.

         While each member of the Thomaston Federal Board of Directors individually considered the foregoing and other factors, the Thomaston Federal Board of Directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Thomaston Federal Board of Directors collectively made its determination with respect to the merger based on the unanimous conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the merger is in the best interests of the Thomaston Federal shareholders.

         The terms of the merger, including the exchange ratio, were the result of arms-length negotiations between representatives of Thomaston Federal and representatives of FLAG. Based upon its consideration of the foregoing factors, the Board of Directors of Thomaston Federal approved the Merger Agreement and the merger as being in the best interests of Thomaston Federal and its shareholders.

         The Thomaston Federal Board of Directors unanimously recommends that Thomaston Federal shareholders vote "FOR" approval of the Merger Agreement.

         FLAG's Reasons for the Merger. Since the completion of the merger of Middle Georgia Bankshares, Inc. with FLAG in March 1998, FLAG has explored opportunities that would further FLAG's goal of building a strong presence, primarily in Georgia, through a partnership of community banks. The FLAG Board of Directors evaluated the financial, legal and market considerations relating to the merger. In reaching its conclusion that the Merger Agreement with Thomaston Federal is in the best interests of FLAG and its shareholders, the FLAG Board of Directors carefully considered the following material factors:

     (1) The information presented to the directors by the management of FLAG concerning the business, operations, earnings, asset quality, and financial condition of Thomaston Federal, including the composition of the earning assets portfolio of Thomaston Federal;

     (2) The financial terms of the merger, including the relationship of the value of the consideration issuable in the merger to the market value, tangible book value, and earnings per share of Thomaston Federal common stock;

     (3) The nonfinancial terms of the merger, including the treatment of the merger as a tax-free exchange of Thomaston Federal common stock for FLAG common stock for federal income tax purposes;

     (4) The likelihood of the merger being approved by applicable regulatory authorities without undue conditions or delay;

     (5) The opportunity for reducing the noninterest expense of the operations of Thomaston Federal and the ability of the operations of Thomaston Federal after the effective date of the merger to contribute to the earnings of FLAG;

     (6) The attractiveness of the Thomaston Federal franchise, the market position of Thomaston Federal in Thomaston, Georgia, the compatibility of the franchise of Thomaston Federal with the operations of FLAG and the ability of Thomaston Federal to contribute to the business strategy of FLAG;

     (7) The compatibility of the community bank orientation of the operations of Thomaston Federal to that of FLAG; and

     (8) The opportunity to leverage the infrastructure of FLAG.

         While each member of the FLAG Board of Directors individually considered the foregoing and other factors, the Board of Directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The FLAG Board of Directors collectively made its determination with respect to the merger based on the unanimous conclusion reached by its members, in light of the factors that each of them considers as appropriate, that the merger is in the best interests of the FLAG shareholders.

         The terms of the merger, including the exchange ratio, were the result of arm's-length negotiations between representatives of FLAG and representatives of Thomaston Federal. Based upon its consideration of the foregoing factors, the Board of Directors of FLAG approved the Merger Agreement and the merger as being in the best interests of FLAG and its shareholders.

Opinion  of The Robinson-Humphrey Company, LLC

         General. Thomaston Federal retained Robinson-Humphrey to act as its financial advisor in connection with the merger. Robinson-Humphrey has rendered an opinion to Thomaston Federal's Board of Directors that, based on the matters set forth therein, consideration to be received pursuant to the merger is fair, from a financial point of view, to Thomaston Federal shareholders. The text of such opinion is set forth in Appendix C to this Proxy Statement/Prospectus and should be read in its entirety by shareholders of Thomaston Federal.

         The consideration to be received by Thomaston Federal's shareholders in the merger was determined by Thomaston Federal and FLAG in their negotiations. No limitations were imposed by the Board of Directors or management of Thomaston Federal upon Robinson-Humphrey with respect to the investigations made or the procedures followed by Robinson-Humphrey in rendering its opinion. In addition, Thomaston Federal did not authorize Robinson-Humphrey to solicit, and Robinson-Humphrey did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Thomaston Federal's business.

         In connection with rendering its opinion to Thomaston Federal's Board of Directors, Robinson-Humphrey performed a variety of financial analyses. However, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description.
Robinson-Humphrey, in conducting its analysis and in arriving at its opinion, has not conducted a physical inspection of any of the properties or assets of Thomaston Federal, and has not made or obtained any independent valuation or appraisals of any properties, assets or liabilities of Thomaston Federal. Robinson-Humphrey has assumed and relied upon the accuracy and completeness of the financial and other information that was provided to it by Thomaston Federal or that was publicly available. Its opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its analyses.

         Valuation Methodologies. In connection with its opinion on the merger and the presentation of that opinion to Thomaston Federal's Board of Directors, Robinson-Humphrey performed two valuation analyses with respect to Thomaston
Federal: (i) an analysis of comparable prices and terms of recent transactions involving financial institutions acquiring thrifts; and (ii) a discounted cash flow analysis. Both of these methodologies are discussed briefly below.

         Comparable Transaction Analysis. Robinson-Humphrey performed three analyses of premiums paid for selected thrifts with comparable characteristics to Thomaston Federal. Comparable transactions were considered to be: (i) transactions since January 1, 1997, where the seller was a thrift with total assets between $50 million and $250 million; (ii) transactions since January 1, 1997, where the seller was a thrift located in the Southeast with total assets between $50 million and $250 million, and (iii) transactions since January 1, 1997 where the seller was a thrift located in Georgia.

                  (1) Based on the first of the foregoing transactions since January 1, 1997, where the seller was a thrift with total assets between $50 million and $250 million, the analysis yielded a range of transaction values to book value of 0.90 times to 3.20 times, with a mean of 1.72 times and a median of 1.62 times. These compare to a transaction value for the merger of 2.15 times Thomaston Federal's book value as of March 31, 1999.

                           The analysis yielded a range of transaction values as a percentage of tangible book value for the comparable transactions ranging from 0.90 times to
                           3.20 times, with a mean of 1.73 times and a median of
                           1.62 times. These compare to a transaction value to tangible book value at March 31, 1999 of 2.15 times for the merger.

                           The analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share. These values ranged from 13.04 times to 58.07 times, with a mean of 26.40 times and a median of
                           21.09 times. These compare to a transaction value to the March 31, 1999 trailing twelve month earnings per share of 22.06 times for the merger.

                           Lastly, the analysis yielded a range of transaction values as a percentage of total assets for the comparable transactions ranging from 5.07 percent to
                           37.16  percent,  with a mean of 17.48  percent  and a
                           median of 17.86 percent. These compare to a transaction value to total assets at March 31, 1999 of approximately 22.84 percent for the merger.

                  (2) Based on transactions since January 1, 1997, where the seller was a thrift located in the Southeast with total assets between $50 million and $250 million, the analysis yielded a range of transaction values to book value of 1.02 times to 3.20 times, with a mean of 1.76 times and a median of 1.57 times. These compare to a transaction value for the merger of 2.15 times Thomaston Federal's book value as of March 31, 1999.

                           The analysis yielded a range of transaction values as a percentage of tangible book value for the comparable transactions ranging from 1.02 times to
                           3.20 times, with a mean of 1.76 times and a median of
                           1.57 times. These compare to a transaction value to tangible book value at March 31, 1999 of 2.15 times for the merger.

                           The analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share. These values ranged from 18.18 times to 58.07 times, with a mean of 32.07 times and a median of
                           24.01 times. These compare to a transaction value to the March 31, 1999 trailing twelve month earnings per share of 22.06 times for the merger.

                           Lastly, the analysis yielded a range of transaction values as a percentage of total assets for the comparable transactions ranging from 6.48 percent to
                           37.16  percent,  with a mean of 17.99  percent  and a
                           median of 18.26 percent. These compare to a transaction value to total assets at March 31, 1999 of approximately 22.84 percent for the merger.

                  (3) Based on transactions since January 1, 1997, where the seller was a thrift located in Georgia, the analysis yielded a range of transaction values to book value of 1.36 times to 3.82 times, with a mean of 2.63 times and a median of 2.51 times. These compare to a transaction value for the merger of 2.15 times Thomaston Federal's book value as of March 31, 1999.

                           The analysis yielded a range of transaction values as a multiple of tangible book value for the comparable transactions ranging from 1.36 times to 4.14 times, with a mean of 2.84 times and a median of 2.82 times. These compare to a transaction value to tangible book value at March 31, 1999 of 2.15 times for the merger.

                           The analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share. These values ranged from 17.98 times to 53.02 times, with a mean of 28.52 times and a median of
                           23.43 times. These compare to a transaction value to the March 31, 1999 trailing twelve months earnings per share of 22.06 times for the merger.

                           Lastly, the analysis yielded a range of transaction values as a percentage of total assets for the comparable transactions ranging from 11.26 percent to
                           32.86  percent,  with a mean of 24.63  percent  and a
                           median of 27.02 percent. These compare to a transaction value to total assets at March 31, 1999 of 22.84 percent for the merger.

         No company or transaction used in the comparable transaction analyses is identical to Thomaston Federal. Accordingly, an analysis of the foregoing necessarily involves complex considerations and judgments, as well as other factors that affect the public trading value or the acquisition value of the company to which it is being compared.

         Discounted Cash Flow Analysis. Using discounted cash flow analysis, Robinson-Humphrey estimated the present value of the future stream of after-tax cash flows that Thomaston Federal could produce through 2003, under various circumstances, assuming that Thomaston Federal performed in accordance with the earnings/return projections of management at the time that Thomaston Federal entered into acquisition discussions in January 1999. Robinson-Humphrey estimated the terminal value for

         Thomaston Federal at the end of the period by applying multiples of earnings ranging from 14.0 times to 16.0 times and then discounting the cash flow streams, dividends paid to shareholders and terminal value using differing discount rates (ranging from 10.0 percent to 12.0 percent) chosen to reflect different assumptions regarding the required rates of return of Thomaston Federal and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a reference range of $10.4 to $12.0 million, or $15.31 to $17.64 per share, for Thomaston Federal.

         Compensation of Robinson-Humphrey. Pursuant to an engagement letter dated January 1999 between Thomaston Federal and Robinson-Humphrey, Thomaston Federal agreed to pay a $50,000 Fairness Opinion Fee at the time of rendering and 1.50 percent of the equity value of the transaction, less any previously paid amounts, upon completion of the merger. In addition, Thomaston Federal has agreed to reimburse Robinson-Humphrey for its reasonable out-of-pocket expenses, subject to certain limitations, and to indemnify and hold harmless Robinson-Humphrey and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the gross negligence of Robinson-Humphrey.

         As part of its investment banking business, Robinson-Humphrey is regularly engaged in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Thomaston Federal's Board of Directors decided to retain Robinson-Humphrey based on its experience as a financial advisor in mergers and acquisitions of financial institutions, particularly transactions in the Southeastern region of the United States, and its knowledge of financial institutions and Thomaston Federal in particular.

Effective Date of the Merger

         The effective date of the merger will occur on the date and at the time that the Articles of Combination reflecting the merger are approved by the OTS. Unless Thomaston Federal and FLAG otherwise agree in writing, and subject to the conditions to the obligations of FLAG and Thomaston Federal to effect the merger, the parties will use their reasonable efforts to cause the effective date of the merger to occur on or before the fifth business day following the last to occur of (1) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the merger, and (2) the date on which the shareholders of Thomaston Federal approve the Merger Agreement.

         FLAG and Thomaston Federal cannot assure that they can obtain the necessary shareholder and regulatory approvals or that they can or will satisfy other conditions precedent to the merger. FLAG and Thomaston Federal anticipate that they will satisfy all conditions to consummation of the merger so that the merger can be completed during the third quarter of 1999. However, delays in the consummation of the merger could occur.

         The Board of Directors of either FLAG or Thomaston Federal may terminate the Merger Agreement if the merger is not consummated by October 31, 1999, unless the failure to consummate by that date is the result of a breach of the Merger Agreement by the party seeking termination. See "-- Conditions to Consummation of the Merger" and "-- Waiver, Amendment, and Termination."

Distribution of FLAG Certificates

         Promptly after the effective date of the merger, FLAG's exchange agent will mail to each holder of record of Thomaston Federal common stock appropriate transmittal materials and instructions for the exchange of Thomaston Federal stock certificates for FLAG stock certificates. FLAG stock certificates will be exchanged for Thomaston Federal stock certificates, which, immediately prior to the effective date of the merger, represented outstanding shares of Thomaston Federal common stock.

         Holders of  Thomaston  Federal  common  stock  should NOT send in their
Thomaston  Federal  stock   certificates  until  they  receive  the  transmittal
materials and instructions.

         After FLAG's exchange agent receives your Thomaston Federal stock certificates and properly completed transmittal materials, the Exchange Agent will issue and mail to you a FLAG stock certificate representing the number of shares of FLAG common stock to which you are entitled. The Exchange Agent will also send Thomaston Federal shareholders a check for the amount to be paid, without interest, for any fractional shares and for all undelivered dividends or distributions in respect of such shares.

         After the effective date of the merger, to the extent permitted by law, holders of Thomaston Federal common stock of record as of the effective date of the merger will be entitled to vote at any meeting of FLAG shareholders the number of whole shares of FLAG common stock they will receive in the merger, regardless of whether such shareholders have surrendered their Thomaston Federal stock certificates. Whenever FLAG declares a dividend or other distribution on FLAG common stock, the record date for which is at or after the effective date of the merger, the declaration will include dividends or other distributions on all shares issuable pursuant to the Merger Agreement. FLAG will not pay any dividend or other distribution payable after the effective date of the merger with respect to FLAG common stock to the holder of any unsurrendered Thomaston Federal stock certificate until the holder duly surrenders such Thomaston
Federal stock certificate. In no event will the holder of any surrendered Thomaston Federal stock certificate(s) be entitled to receive interest on any cash to be issued to such holder, except to the extent required in connection with dissenters' rights. In no event will FLAG or the Exchange Agent be liable to any holder of Thomaston Federal common stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         After the effective date of the merger, no transfers of shares of Thomaston Federal common stock on Thomaston Federal's stock transfer books will be recognized. If Thomaston Federal stock certificates are presented for transfer after the effective date of the merger, they will be canceled and exchanged for the shares of FLAG common stock and a check for the amount due in lieu of fractional shares, if any.

         After the effective date of the merger, holders of Thomaston Federal stock certificates will have no rights with respect to the shares of Thomaston Federal common stock other than the right to surrender such Thomaston Federal stock certificates and receive in exchange the shares of FLAG common stock to which such holders are entitled. After the effective date of the merger, holders of Thomaston Federal stock certificates who have complied with the provisions of 12 CFR Section 552.14 relating to dissenters' rights will have the right to demand payment of the fair or appraised value of their stock. See "Appendix B" of this Proxy Statement/Prospectus.

         If a Thomaston Federal shareholder wishes to have a FLAG certificate issued in a name other than that in which the Thomaston Federal stock certificate surrendered for exchange is issued, the surrendered Thomaston Federal stock certificate shall be properly endorsed and otherwise in proper form for transfer. The person requesting such exchange must include any requisite stock transfer tax stamps to the Thomaston Federal stock certificates surrendered, provide funds for the purchase of any stock transfer tax stamps, or establish to the Exchange Agent's satisfaction that such taxes are not payable.

Conditions to Consummation of the Merger

     Consummation of the merger is subject to various conditions, including:

     (1) Approval of the Merger Agreement by the holders of two-thirds of the outstanding Thomaston Federal common stock;

     (2) Receipt of certain regulatory approvals required for consummation of the merger (see "-- Regulatory Approvals");

     (3) Receipt of all consents required for consummation of the merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect;

     (4) The absence of any law or order or any action taken by any court, governmental, or regulatory authority prohibiting, restricting, or making illegal the consummation of the transactions contemplated by the Merger Agreement;

     (5) The Registration Statement of which this Proxy Statement/Prospectus forms a part being declared effective by the SEC and the receipt of all necessary SEC and state approvals relating to the issuance or trading of the shares of FLAG common stock issuable pursuant to the Merger Agreement;

     (6) Approval of the shares of FLAG common stock issuable pursuant to the Merger Agreement for listing on the Nasdaq National Market;

     (7) Dissent to the merger by the holders of no more than 9% of the outstanding shares of Thomaston Federal common stock;

     (8) Negotiation by each of Robert G. Cochran, President and Chief Executive Officer of Thomaston Federal, and Joel Dudley, manager of Thomaston Federal's loan production offices, of a mutually satisfactory employment/separation agreement with FLAG which will have an initial term of three years;

     (9) Receipt of an opinion of Powell, Goldstein, Frazer & Murphy LLP as to the qualification of the merger as a tax-free reorganization (see "-- Certain Federal Income Tax Consequences");

     (10) The accuracy, in all material respects, as of the date of the Merger Agreement and as of the effective date of the merger, of the representations and warranties of Thomaston Federal and FLAG as set forth in the Merger Agreement;

     (11) The performance of all agreements and the compliance with all covenants of Thomaston Federal and FLAG as set forth in the Merger Agreement;

     (12) Receipt by FLAG of a letter from Porter Keadle Moore, LLP, independent accountants, to the effect that the merger will qualify for pooling of interests accounting treatment; and

     (13) Satisfaction of certain other conditions, including the execution of certain claims letters by the directors and officers of Thomaston Federal, the receipt of certain opinion letters from counsel for FLAG and counsel for Thomaston Federal, and receipt of various certificates from the officers of Thomaston Federal and FLAG.

         FLAG and Thomaston Federal cannot assure you as to when, or if, all of the conditions to the merger can or will be satisfied. In the event the merger is not complete on or before October 31, 1999, the Merger Agreement may be terminated and the merger abandoned by either Thomaston Federal or FLAG, unless the failure to consummate the merger by that date is the result of a breach of the Merger Agreement by the party seeking termination. See "-- Waiver, Amendment, and Termination."

Regulatory Approvals

         FLAG and Thomaston Federal cannot complete the merger until they receive regulatory approvals from the Federal Reserve, the GDBF and the OTS. These regulators will evaluate financial, managerial and competitive criteria, as well as the supervisory history of the parties and the public benefits of the merger. FLAG has filed all required regulatory applications. FLAG and Thomaston Federal cannot assure when or whether they will receive the regulatory approvals. Additionally, the parties cannot assure that the regulatory approvals will impose no conditions or restrictions that in the reasonable judgment of their Boards of Directors would so adversely impact the economic or business benefits of the merger that, had such conditions or restrictions been known, the parties would not have entered into the Merger Agreement.

         FLAG and Thomaston Federal are not aware of any other material governmental approvals or actions that are required for consummation of the merger.

Waiver, Amendment, and Termination

         To the extent permitted by applicable law, Thomaston Federal and FLAG may amend the Merger Agreement by written agreement at any time before approval of the Merger Agreement by the Thomaston Federal shareholders. After the Thomaston Federal shareholders approve the Merger Agreement, no amendment shall be made to the Merger Agreement that, pursuant to 12 C.F.R. Section 552.13(h) of the OTS Regulations, requires further shareholder approval, without receiving such shareholder approval. In addition, prior to or at the effective date of the merger, either Thomaston Federal or FLAG, or both, acting through their respective Boards of Directors, chief executive officers or other authorized officers may waive any default in the performance of any term of the Merger Agreement by the other party, may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Merger Agreement, and may waive any of the conditions precedent to the obligations of such party under the Merger Agreement, except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver will be effective unless written and unless signed by a duly authorized officer of Thomaston Federal or FLAG, as the case may be.

         FLAG and Thomaston Federal may terminate the Merger Agreement and abandon the merger at any time prior to the effective date of the merger by:

     (1) The mutual agreement of Thomaston Federal and FLAG; or

     (2) By FLAG or Thomaston Federal:

               (a) In the event of any material breach of any representation or warranty of the other party contained in the Merger Agreement which cannot be or has not been cured within 30 days after giving written notice to the breaching party of the inaccuracy and which breach is reasonably likely, in the opinion of the non-breaching party, to have, individually or in the aggregate, a Thomaston Federal or FLAG Material Adverse Effect (as defined in the Merger Agreement), as applicable, on the breaching party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement),

               (b) In the event of a material breach by the other party of any covenant or agreement contained in the Merger Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement),

               (c) If the merger is not consummated by October 31, 1999, provided that the failure to consummate is not due to a breach by the party electing to terminate, or

               (d) Provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement, if:

                           (i) Any approval of any regulatory authority required for consummation of the merger and the other transactions contemplated by the Merger Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal, or

                           (ii) The shareholders of Thomaston Federal fail to vote their approval of the matters submitted for the approval by such shareholders at the Annual Meeting.

         In addition, Thomaston Federal may terminate the Merger Agreement prior to the effective date of the merger if it enters into a definitive agreement with respect to the sale of Thomaston Federal to any person or entity who or which has made a proposal to acquire Thomaston Federal. If Thomaston Federal terminates the Merger Agreement pursuant to this provision, Thomaston Federal must pay FLAG $100,000 as reimbursement for the expenses FLAG incurred in connection with the merger. See "-- Expenses And Fees."

         If FLAG and/or Thomaston Federal terminate the merger as described in this section, the Merger Agreement will become void and have no effect, except that certain provisions of the Merger Agreement will survive, including those relating to the obligations to maintain the confidentiality of certain information. In addition, termination of the Merger Agreement will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

Dissenters' Rights

         If the merger becomes effective, any shareholder of Thomaston Federal who properly dissents from the merger will be entitled to receive in cash the fair value of such shareholder's shares of Thomaston Federal common stock determined immediately prior to the merger, excluding any appreciation or depreciation in anticipation of the merger.

--------------------------------------------------------------------------------

       FAILURE TO COMPLY WITH THE PROCEDURES PRESCRIBED BY APPLICABLE LAW
                 WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

\-------------------------------------------------------------------------------

         Any shareholder of Thomaston Federal entitled to vote on the Merger Agreement has the right to receive payment of the fair value of his or her shares of Thomaston Federal common stock upon compliance with the applicable provisions of OTS regulations at 12 CFR Section 552.14. Any Thomaston Federal shareholder intending to enforce the right to dissent:

     (1) May not vote in favor of the Merger Agreement; and

     (2) Must file a written notice of demand for payment for his or her shares (the "Demand Notice") if the merger becomes effective.

         A Thomaston Federal shareholder should send the Demand Notice to Thomaston Federal Savings Bank, 206 North Church Street, Thomaston, Georgia 30286, Attention: Robert G. Cochran, before the vote on the proposal to approve the Merger Agreement is taken at the meeting. The Demand Notice must state that the shareholder demands payment for his or her shares of Thomaston Federal common stock if the merger takes place. A vote against approval of the Merger Agreement, in and of itself, will not constitute a Demand Notice satisfying the requirements of 12 CFR Section 552.14.

         If the Merger Agreement is approved by Thomaston Federal's shareholders at the Annual Meeting, each shareholder who has properly filed a Demand Notice and who has not voted in favor of the Merger Agreement will be notified by FLAG of such approval within ten days of the effective date of the merger. Such notice must:

     (1) state the effective date of the merger;

     (2) make a written offer to each shareholder to pay for dissenting shares at a specified price deemed by FLAG to be the fair value for the shares; and

     (3) inform the shareholder that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (c)(6) of 12 FR Section 552.14 (set out in the notice) must be satisfied. Such notice must also be accompanied by:

          (a) Thomaston Federal's balance sheet and statement of income for a fiscal year ending not more than sixteen months before the date of the notice, and

          (b)  the latest available interim financial statements.

         Any shareholder who has made a Demand Notice shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distributions payable to, or a vote to be taken by any shareholders of record at a date which is on or prior to, the effective date of the merger); however, if any shareholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the merger, such shareholder shall thereupon be entitled to vote and receive the distributions described above.

         If within sixty days of the effective date of the merger the fair value is agreed upon between FLAG and any shareholder who has complied with the provisions of 12 CFR Section 552.14, payment for the shares shall be made within ninety days of the effective date of the merger. If a fair value cannot be agreed upon between FLAG and any shareholder who has complied with the provisions of 12 CFR Section 552.14 within sixty days of the effective date of the merger, any such shareholder may file a petition with the OTS, with a copy by registered or certified mail to FLAG, demanding a determination of the fair market value of the stock of all such shareholders. A shareholder entitled to file a petition who fails to file such petition within sixty days of the effective date of the merger shall be deemed to have accepted the terms offered under the merger.

         Within sixty days of the effective date of the merger, each shareholder demanding appraisal and payment under 12 CFR Section 552.14 shall submit to the transfer agent his stock certificates for notation on the stock certificates that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any shareholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under 12 CFR Section 552.14 and shall be deemed to have accepted the terms offered under the merger.

         Notwithstanding the foregoing, at any time within sixty days after the effective date of the merger, any shareholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the merger.

         After demand for appraisal and payment has been made to the OTS, the Director of the OTS shall either appoint one or more independent persons or direct appropriate staff of the OTS to appraise the shares to determine their fair market value, as of the effective date of the merger, exclusive of any element of value arising from the accomplishment or expectation of the merger. The Director, after consideration of the appraisal report and the advice of the appropriate staff, shall, if he or she concurs in the valuation of the shares, direct payment by FLAG of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the merger at a rate deemed equitable by the Director. The costs and expenses of any proceeding under 12 CFR
Section 552.14 may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by 12 CFR
Section 552.14.

         The foregoing  summary of the  applicable  provisions of 12 CFR Section
552.14 is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such provisions, which are included as Appendix B to this Proxy Statement/Prospectus. The provisions of the regulations are technical in nature and complex. It is suggested that any shareholder who desires to exercise the right to object to the Merger Agreement consult counsel. Failure to comply with the provisions of the regulations may defeat a shareholder's right to dissent. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to Thomaston Federal shareholders, except as indicated above or otherwise required by law.

         Any dissenting Thomaston Federal shareholder who perfects such holder's right to be paid the value of such holder's shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "-- Certain Federal Income Tax Consequences."

Conduct of Business Pending the Merger

         FLAG and Thomaston Federal have agreed in the Merger Agreement that unless the other party gives prior written consent, and except as otherwise expressly contemplated in the Merger Agreement, each of FLAG and Thomaston Federal will, and will cause its respective subsidiaries to:

     (1) Operate its business only in the usual, regular, and ordinary course;

     (2) Preserve intact its business organization and assets and maintain its rights and franchises; and

     (3) Take no action which would:

          (a) Materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the Merger Agreement withou the imposition of certain conditions or restrictions referred to in the Merger Agreement, or

          (b) Materially adversely affect the ability of any party to perform its covenants and agreements under the Merger Agreement.

         In addition, Thomaston Federal has agreed that, from the date of the Merger Agreement until the earlier of the effective date of the merger or the termination of the Merger Agreement, unless FLAG has given prior written consent, and except as otherwise expressly contemplated by the Merger Agreement, Thomaston Federal will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following:

          (1) Amend its Charter or Bylaws;

          (2) Incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000 except in the ordinary course of the business of Thomaston Federal consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any asset of Thomaston Federal of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date of the Merger Agreement that were previously disclosed to FLAG by Thomaston Federal);

          (3) Repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans) any shares, or any securities convertible into any shares, of the capital stock of Thomaston Federal, or declare or pay any dividend or make any other distribution in respect of Thomaston Federal's capital stock other than as consistent with past practice and as previously disclosed to FLAG by Thomaston Federal;

          (4) Except for the Merger Agreement, or pursuant to the exercise of stock options outstanding as of the date thereof and pursuant to the terms of such stock options in existence on the date thereof, or as previously disclosed to FLAG by Thomaston Federal, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Thomaston Federal common stock, or any stock appreciation rights, or any option, warrant, or other equity right;

          (5) Adjust, split, combine or reclassify any capital stock of Thomaston Federal or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Thomaston Federal common stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of Thomaston Federal;

          (6) Enter into or amend any employment contract between Thomaston Federal and any person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by law) that Thomaston Federal does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the effective date of the merger;

          (7) Except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any entity, or otherwise acquire direct or indirect control over any entity, other than in connection with:

               (a) Foreclosures in the ordinary course of business,

               (b) Acquisitions   of  control  by  a  depository   institution
                   subsidiary in its fiduciary capacity, or

               (c) The creation of new  wholly-owned  subsidiaries  organized to conduct or continue activities otherwise permitted by the Merger Agreement;

          (8) Grant any increase in compensation or benefits to the employees or officers of Thomaston Federal, other than in the ordinary course of business, provided that Thomaston Federal will not increase an officer's or employee's compensation by more than 10 percent; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Merger Agreement and previously disclosed to FLAG by Thomaston Federal; enter into or amend any severance agreements with officers of Thomaston Federal; grant any material increase in fees or other increases in compensation or other benefits to directors of Thomaston Federal except in accordance with past practice previously disclosed to FLAG by Thomaston Federal; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other equity rights;

          (9) Adopt any new employee benefit plan of Thomaston Federal or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of Thomaston Federal other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by law, the terms of such plans or consistent with past practice;

          (10) Make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

          (11) Commence any litigation other than in accordance with past practice or except as previously disclosed to FLAG by Thomaston Federal, or settle any litigation involving any liability of Thomaston Federal for material money damages or restrictions upon the operations of Thomaston Federal; or

          (12) Except in the ordinary course of business, enter into, modify, amend or terminate any material contract (including any loan contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

         The Merger Agreement also provides that from the date of the Merger Agreement until the earlier of the effective date of the merger or the termination of the Merger Agreement, unless Thomaston Federal has given prior written consent, and except as otherwise expressly contemplated by the Merger Agreement, FLAG will not amend the Articles of Incorporation or Bylaws of FLAG in any manner adverse to the holders of Thomaston Federal common stock or take any action that will materially adversely impact the ability of the FLAG entities to consummate the merger.

Management and Operations after the Merger; Interests of Certain Persons in the Merger

         Following the merger, Thomaston Federal will be a wholly-owned subsidiary of FLAG. Certain members of Thomaston Federal's management and the Thomaston Federal Board of Directors have interests in the merger in addition to their interests as shareholders of Thomaston Federal generally. These include, among other things, provisions in the Merger Agreement relating to indemnification of directors and officers and eligibility for certain FLAG employee benefits. Promptly after the effective date of the merger, Robert G. Cochran, President and Chief Executive Officer of Thomaston Federal, will become a member of FLAG's Board of Directors. Additionally, the Merger Agreement provides that Mr. Cochran and Joel Dudley, Manager of Thomaston Federal's loan production offices, will sign employment/separation agreements with FLAG. As of the Record Date, none of the directors and officers of Thomaston Federal beneficially owned any shares of FLAG common stock.

         Indemnification and Advancement of Expenses. The Merger Agreement provides that FLAG will indemnify, defend and hold harmless each person entitled to indemnification from a Thomaston Federal entity against all liabilities arising out of actions or omissions occurring at or prior to the effective date of the merger (including the transactions contemplated by the Merger Agreement) to the fullest extent permitted under OTS Regulations and by Thomaston Federal's Charter and Bylaws as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in the defense of any litigation. Without limiting the foregoing, in any case in which approval by FLAG is required to effectuate any indemnification, FLAG will direct, at the election of the indemnified party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FLAG and the indemnified party.

         Employment/separation agreement. The Merger Agreement provides, as a condition to consummation of the merger, that Robert G. Cochran, President and Chief Executive Officer of Thomaston Federal, and Joel Dudley, Manager of Thomaston Federal's loan production offices, will each have negotiated a mutually satisfactory employment/separation agreement with FLAG which will have an initial term of three years. Employment/separation Agreements proposed by FLAG for Messrs. Cochran and Dudley provide that:

          (1) Each individual will receive severance payments equal to his annual base salary and bonus paid over the previous three fiscal years in the event that he is involuntarily terminated pursuant to certain Payment Events, as that term is defined in the employment/separation agreement;

          (2) Each individual will make certain covenants to maintain the confidentiality of FLAG Confidential Information, as that term is defined in the employment/separation agreement; and

(3) Each individual will not compete with FLAG during the term of the employment/separation agreement and for a 12-month period following the termination of the employment/separation agreement or the termination of the individual's status as an employee of FLAG.

         Other Matters Relating to Employee Benefit Plans. The Merger Agreement also provides that, after the effective date of the merger, FLAG will either (1) continue to provide to officers and employees of Thomaston Federal employee benefits under Thomaston Federal's existing employee benefit and welfare plans or, (2) if FLAG determines to provide to officers and employees of Thomaston Federal employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of Thomaston Federal employee benefits under employee benefit and welfare plans, on terms and conditions which, when taken as a whole are substantially similar to those currently provided by the FLAG entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FLAG's employee benefit plans, (1) service under any qualified defined contribution plans of Thomaston Federal will be treated as service under FLAG's qualified defined contribution plans, and (2) service under any other employee benefit plans of Thomaston Federal will be treated as service under any similar employee benefit plans maintained by FLAG. With respect to officers and employees of Thomaston Federal who, at or after the effective date of the merger, become employees of a FLAG entity and who, immediately prior to the effective date of the merger, are participants in one or more employee welfare benefit plans maintained by Thomaston Federal, FLAG will cause each comparable employee welfare benefit plan which is substituted for a Thomaston Federal welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plan. FLAG also will cause the surviving corporation and its subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation contracts previously disclosed to FLAG by Thomaston Federal between Thomaston Federal and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the effective date of the merger under the Thomaston Federal benefit plans.

Certain Federal Income Tax Consequences

         The following section summarizes the material anticipated federal income tax consequences of the merger. This summary is based on the federal income tax laws now in effect; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial decisions or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible federal income tax consequences of the merger and is not intended as tax advice to any person. This summary does not address the federal income tax consequences of the merger to shareholders in light of their particular circumstances or status (for example, as foreign persons, tax-exempt entities, dealers in securities, and insurance companies, among others, or employees who may acquire their shares upon the exercise of employment-based stock options). Nor does this summary address any consequences of the merger under any state, local, estate, or foreign tax laws. You are urged to consult your own tax advisors as to the specific tax consequences of the merger to you, including tax return reporting requirements, the application and effect of federal, foreign, state, local, and other tax laws, and the implications of any proposed changes in the tax laws.

         A federal income tax ruling as to the tax consequences of this transaction has not been, nor will be requested from the Internal Revenue Service ("IRS"). Instead, Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, will render an opinion to FLAG and Thomaston Federal concerning material federal income tax consequences of the proposed merger under federal income tax law. It is such firm's opinion, based upon the assumption that the merger is consummated in accordance with the Merger Agreement and the representations made by the management of FLAG and Thomaston Federal, that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

         Assuming the merger qualifies as a reorganization pursuant to Section 368(a) of the Code, the shareholders of Thomaston Federal will have the following federal income tax consequences:

          (1) The shareholders of Thomaston Federal will recognize no gain or loss upon the exchange of all of their Thomaston Federal common stock solely for shares of FLAG common stock;

          (2) The aggregate tax basis of the FLAG common stock received by the Thomaston Federal shareholders in the merger will, in each instance, be the same as the aggregate tax basis of the Thomaston Federal common stock surrendered in exchange therefor, less the basis of any fractional share of FLAG common stock settled by cash payment;

          (3) The holding period of the FLAG common stock received by the Thomaston Federal shareholders will, in each instance, include the period during which the Thomaston Federal common stock surrendered in exchange therefor was held, provided that the Thomaston Federal common stock was held as a capital asset on the date of the exchange;

          (4) The payment of cash to Thomaston Federal shareholders in lieu of fractional share interests of FLAG common stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by FLAG. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed. Generally, any gain or loss recognized upon such exchange will be capital gain or loss, provided the fractional share constitutes a capital asset in the hands of the exchanging shareholder; and

          (5) Where, pursuant to the exercise of dissenters' rights, a shareholder receives cash in exchange for Thomaston Federal common stock, the former Thomaston Federal shareholder will be subject to federal income tax as a result of such transaction. The cash will be treated as having been received as a redemption in exchange for such holder's Thomaston Federal common stock.

         Each Thomaston Federal shareholder who receives FLAG common stock in the merger will be required to attach a statement to such shareholder's federal income tax return for the year of the merger which describes the facts of the merger, including the shareholder's basis in the Thomaston Federal common stock exchanged, and the number of shares of FLAG common stock received in exchange for Thomaston Federal common stock. Each shareholder should also keep as part of such shareholder's permanent records information necessary to establish such shareholder's basis in, and holding period for, the FLAG common stock received in the merger.

         If the merger  fails to qualify  as a tax-free  reorganization  for any
reason,   the  principal  federal  income  tax  consequences,   under  currently
applicable law, would be as follows:

          (1) Gain or loss would be recognized by the holders of Thomaston Federal common stock upon the exchange of such shares in the merger for shares of FLAG common stock, the amount of such gain or loss will be equal to the difference between the fair market value of the shares of FLAG common stock received in the merger, plus any cash in lieu of fractional shares, and your basis in the Thomaston Federal common stock surrendered in the merger;

          (2) The tax basis of the FLAG common stock to be received by the holders of Thomaston Federal common stock in the merger would be the fair market value of such shares of FLAG common stock at the effective date of the merger;

          (3) The holding period of such shares of FLAG common stock to be received by Thomaston Federal shareholders pursuant to the merger would begin the day after the effective date of the merger; and

          (4) No gain or loss would be recognized to Thomaston Federal as a result of the merger.

         If the condition of receiving this tax opinion is waived by Thomaston Federal, Thomaston Federal will resolicit its shareholders prior to proceeding with the merger.

         Certain tax consequences of the merger may vary depending upon your particular circumstances. You are urged to consult your own tax advisors to determine the particular tax consequences of the merger to you (including the application and effect of federal, state, local and foreign income and other tax laws).

Accounting Treatment

         FLAG and Thomaston Federal anticipate that the merger will be accounted for as a pooling of interests. Under the pooling of interests method of accounting, the recorded amounts of the assets and liabilities of Thomaston Federal will be carried forward at their previously recorded amounts.

         In order for the merger to qualify for pooling of interests accounting treatment, substantially all (90% or more) of the outstanding Thomaston Federal common stock must be exchanged for FLAG common stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the effective date of the merger.

         There are certain conditions on the exchange of Thomaston Federal common stock for FLAG common stock by affiliates of Thomaston Federal, and there are certain restrictions on the transferability of the FLAG common stock received by those affiliates in order, among other things, to ensure the availability of pooling of interests accounting treatment for the merger. See "-- Resales of FLAG Common Stock."

Expenses and Fees

         The Merger Agreement provides that each of the parties will bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Merger Agreement, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

         In the event that Thomaston Federal terminates the Merger Agreement by entering into a definitive agreement with respect to the sale of Thomaston Federal to any person or entity who or which has made a proposal to acquire Thomaston Federal, Thomaston Federal will pay FLAG $100,000 as reimbursement for the expenses of FLAG incurred in connection with the merger.

Resales of FLAG Common Stock

         The FLAG common stock issued to shareholders of Thomaston Federal in connection with the merger will be registered under the Securities Act. The shares of FLAG common stock that the holders of Thomaston Federal common stock receive will be freely transferable by those shareholders of Thomaston Federal and FLAG not considered to be "Affiliates" of Thomaston Federal or FLAG. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with Thomaston Federal or FLAG at the time of the Annual Meeting (generally, directors, executive officers and 10% shareholders).

         Rules 144 and 145 under the Securities Act restrict the sale of FLAG common stock received in the merger by Affiliates and certain of their family members and related interests. Generally speaking, during the one-year period following the effective date of the merger, Affiliates of Thomaston Federal or FLAG may resell publicly the FLAG common stock received by them in the merger within certain limitations as to the amount of FLAG common stock sold in any three-month period and as to the manner of sale. After this one-year period, Affiliates of Thomaston Federal who are not Affiliates of FLAG may resell their shares without restriction. The ability of Affiliates to resell shares of FLAG common stock received in the merger under Rule 144 or 145 as summarized in this Proxy Statement/Prospectus generally will be subject to FLAG's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell FLAG common stock received in the merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. This Proxy Statement/Prospectus does not cover any resales of FLAG common stock received by persons who may be deemed to be Affiliates of Thomaston Federal or FLAG.

         Each person who Thomaston Federal considers to be an Affiliate of Thomaston Federal has signed and delivered to FLAG an agreement providing that such Affiliate will not sell, pledge, transfer, or otherwise dispose of any FLAG common stock obtained as a result of the merger (1) except in compliance with the Securities Act and the rules and regulations of the SEC and (2) in any case, until financial results covering at least 30 days of post-merger combined operations of FLAG have been published. The receipt of the Thomaston Federal Affiliate Agreements by FLAG is also a condition to FLAG's obligations to consummate the merger. Prior to publication of such results, FLAG will not transfer on its books any shares of FLAG common stock received by an Affiliate in the merger. The stock certificates representing FLAG common stock issued to Affiliates in the merger may bear a legend summarizing these restrictions. See "-- Conditions to Consummation of the Merger."


                        DESCRIPTION OF FLAG COMMON STOCK

         FLAG's authorized capital stock consists of 20,000,000 shares of $1.00 par value common stock, and 10,000,000 shares of preferred stock. The holders of the FLAG common stock have unlimited voting rights and are entitled to one vote per share for all purposes. Subject to such preferential rights as may be determined by the Board of Directors of FLAG in connection with the future issuance of shares of FLAG preferred stock, holders of FLAG common stock are entitled to such dividends, if any, as may be declared by the Board of Directors of FLAG in compliance with the provisions of the Georgia Business Corporation Code and the regulations of the appropriate regulatory authorities, and to receive the net assets of the corporation upon dissolution. The FLAG common stock does not have any preemptive rights with respect to acquiring additional shares of FLAG common stock, and the shares are not subject to any conversion, redemption or sinking fund provisions. The outstanding shares of FLAG common stock are, and the shares to be issued by FLAG in connection with the Merger Agreement will be, when issued, fully-paid and nonassessable. The FLAG Board of Directors is divided into three classes, as nearly equal in number as possible. FLAG common stock does not have cumulative voting rights in the election of FLAG directors.

         The Board of Directors is authorized to determine the series, preferences, limitations, and relative rights, including par value, of any authorized but unissued shares of FLAG preferred stock. No shares of FLAG preferred stock are presently outstanding. Although such shares may be issued in the future, FLAG has no present plans to issue any preferred stock. The FLAG preferred stock was authorized for future flexibility, and could be issued in a manner that could have an anti-takeover effect by discouraging a third party from seeking to acquire FLAG. FLAG knows of no present attempts to acquire FLAG.

         In order to approve certain "business combinations" with certain "interested shareholders" (10% or more shareholders), or to amend the provisions in the FLAG Articles of Incorporation relating to such business combinations, the affirmative vote of two-thirds of the issued and outstanding shares of FLAG common stock entitled to vote thereon is required, unless:

          (1) at least two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder regarding the business combination prior to the date on which such shareholder became an interested shareholder, or

          (2) the business combination is unanimously approved by certain "continuing directors" of FLAG. In addition, in order to amend certain provisions of FLAG's Articles of Incorporation and Bylaws relating to the number, election, term and removal of FLAG Directors, a two-thirds vote of the issued and outstanding shares of FLAG is required, unless two-thirds of the directors then serving approve the amendment.


                 EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS

         As a result of the merger,  holders of Thomaston  Federal  common stock will be exchanging their shares of a federally-chartered savings association, which is governed by the rules and regulations of the OTS, Thomaston Federal's Charter and Thomaston Federal's Bylaws, for shares of common stock of FLAG, a Georgia corporation, which is governed by the Georgia Business Corporation Code, FLAG's Articles of Incorporation (the "FLAG Articles") and FLAG's Bylaws. Certain significant differences exist between the rights of Thomaston Federal shareholders and those of FLAG shareholders. The differences that Thomaston
Federal and FLAG consider material are summarized below. The following discussion is necessarily general. It is not intended to be a complete statement of all the differences affecting the rights of shareholders, and their respective entities, and it is qualified in its entirety by reference to the Georgia Business Corporation Code, and the rules and regulations of the OTS, as well as to FLAG's Articles and Bylaws and Thomaston Federal's Charter and Bylaws.

Authorized Capital Stock

         FLAG. The FLAG Articles authorize the issuance of an aggregate of 20,000,000 shares of common stock, $1.00 par value, of which 6,561,879 shares were issued and outstanding as of March 31, 1999. The FLAG Articles also authorize the issuance, in one or more series, of not more than 10,000,000 shares of preferred stock with preferences, limitations and relative rights, including par value, as the FLAG Board of Directors from time to time may determine and set forth in an amendment to the FLAG Articles. No shares of preferred stock are issued and outstanding.

         Shares of FLAG common stock have unlimited voting rights and are entitled to receive the net assets of FLAG upon the dissolution of the corporation. The FLAG Bylaws provide that each share of FLAG common stock is entitled to one vote per share for all purposes.

         FLAG's Board of Directors may authorize the issuance of authorized but unissued shares of FLAG common stock without further action by FLAG's shareholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which FLAG's capital stock may be listed. FLAG's shareholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of FLAG common stock or FLAG Preferred Stock or any option or warrant for the purchase thereof.

         The authority to issue additional shares of FLAG common stock provides FLAG with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The authorized but unissued shares of FLAG common stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, mergers, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of FLAG. In addition, the sale of a substantial number of shares of FLAG common stock to persons who have an understanding with FLAG concerning the voting of such shares, or the distribution or declaration of a dividend of shares of FLAG common stock (or the right to receive FLAG common stock) to FLAG shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of FLAG.

         Thomaston Federal. Thomaston Federal's authorized capital stock consists of 5,000,000 shares of Thomaston Federal common stock, $1.00 par value, and 5,000,000 shares of serial preferred stock, $1.00 par value, of which 652,089 shares of common stock were issued and outstanding as of the Thomaston Federal Record Date. Each share of Thomaston Federal common stock is entitled to one vote per share for all purposes. Thomaston Federal's shareholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of Thomaston Federal common stock or any option or warrant for the purchase thereof. In addition, the Board of Directors of Thomaston Federal has the ability to increase the number of issued and outstanding shares of Thomaston Federal common stock, within the maximum number of shares authorized by Thomaston Federal's Charter, without the approval of the shareholders, unless such approval is required by governing law, rule or regulation.

Amendment of Articles of Incorporation, Charter and Bylaws

         FLAG. The FLAG Articles and Bylaws are generally silent with respect to the issue of amending the FLAG Articles, and thus, the Georgia Business Corporation Code dictates the requirements for making such an amendment. The Georgia Business Corporation Code generally provides that other than in the case of certain routine amendments which may be made by a corporation's board of directors without shareholder action (such as changing the corporate name), and other amendments which the Georgia Business Corporation Code specifically allows without shareholder action, the corporation's board of directors must recommend any amendment of the FLAG Articles to the shareholders (unless the board elects to make no such recommendation because of a conflict of interest or other special circumstances, and the board communicates the reasons for its election to the shareholders) and the affirmative vote of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment (unless the Georgia Business Corporation Code, the articles of incorporation, or the board require a greater vote or a vote by voting groups) is required to amend a corporation's articles of incorporation. The FLAG Articles provide that the provisions regarding the approval required for certain business combinations may only be changed by the affirmative vote of at least two-thirds of the issued and outstanding shares of the corporation entitled to vote thereon at any regular or Annual Meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting, unless two-thirds of certain "continuing directors" approve the proposed amendment. The FLAG Articles also provide that the provisions regarding the election, term and removal of FLAG Directors may only be amended or rescinded by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of FLAG entitled to vote in an election of directors or at any regular or Annual Meeting of the shareholders, and notice of any proposed change must be contained in the notice of the meeting, unless two-thirds of the directors then serving approve the proposed amendment.

         The FLAG Bylaws generally provide that the Bylaws may be made, amended or repealed by the FLAG Board of Directors unless the FLAG Articles or the Georgia Business Corporation Code reserve the power to amend or repeal the Bylaws exclusively to the shareholders in whole or in part, or the shareholders, in amending or repealing a particular Bylaw, provide expressly that the FLAG Board of Directors may not amend or repeal that Bylaw. Neither the FLAG Articles nor Bylaws expressly permit the FLAG shareholders to make, alter or rescind any Bylaws. Any amendment of the provisions in the FLAG Bylaws relating to the number of directors of FLAG requires the affirmative vote of two-thirds of all directors then in office or the affirmative vote of the holders of two-thirds of the issued and outstanding shares of FLAG entitled to vote at any regular or Annual Meeting of the shareholders called for that purpose. Unless two-thirds of the directors then serving approve, the provisions in the FLAG Bylaws relating to the removal of FLAG directors by the FLAG shareholders may only be amended or rescinded by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of FLAG entitled to vote in an election of directors or at any regular or Annual Meeting of the shareholders, and notice of any proposed change must be contained in the notice of the meeting.

         Thomaston Federal. The Thomaston Federal Charter provides that the Charter may not be amended unless (i) first, the Board of Directors proposes the amendment, (ii) second, the OTS approves the amendment and (iii) third, the shareholders approve the amendment by a majority of the total votes eligible to be cast at a legal meeting of the shareholders. The Board of Directors, acting alone, has the authority to supplement the Charter to provide for the terms, rights and preferences of any series of preferred stock.

         The Thomaston Federal Bylaws provide that the Bylaws may be amended in a manner consistent with OTS regulations at any time by a majority of the Board of Directors or by a majority of the votes cast by the shareholders at any legal meeting of the shareholders. OTS regulations provide that a savings association must obtain prior OTS approval for any bylaw amendment that would discourage or make more difficult a merger, tender offer, proxy contest, assumption of control by a large shareholder or removal of incumbent management. A savings association must also obtain approval for any bylaw amendment that would be inconsistent with certain OTS regulations relating to shareholders, directors, officers and share certificates, or with applicable laws, rules, regulations or the association's charter. Finally, Thomaston Federal must obtain OTS approval for any bylaw amendment that involves a significant issue of law or policy, including indemnification, conflicts of interest or limitations on director and officer liability. Thomaston Federal must submit every amendment, even if it does not require prior OTS approval, to the OTS at least 30 days prior to the date that such amendment is adopted.

Classified Board of Directors and Absence of Cumulative Voting

         FLAG. FLAG's Bylaws generally provide that the number of directors constituting the FLAG Board of Directors shall be between ten and twenty-five. The Board of Directors fixes the precise number of directors. The number of directors is currently set at twelve. The FLAG Board of Directors is classified. The FLAG Articles and Bylaws provide that FLAG's Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of FLAG having a classified Board of Directors is that only approximately one-third of the members of the Board of Directors are elected each year, which effectively requires two annual meetings for FLAG's shareholders to change a majority of the members of the Board of Directors. The FLAG Bylaws provide that in the event of a vacancy on the FLAG Board of Directors, including any vacancy created by reason of an increase in the number of directors, such vacancy may be filled by the shareholders of FLAG, the FLAG Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by affirmative vote of a majority of the remaining directors. FLAG shareholders do not have cumulative voting rights with respect to the election of directors. All elections for directors are decided by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         Thomaston Federal. The Thomaston Federal Charter generally provides that the Board of Directors may consist of between seven and fifteen members. The Thomaston Federal Bylaws fix the number of directors at eight. The members of the Board of Directors are divided into three classes as nearly equal in number as possible. The members of each class are elected for the term of three years and until their successors are elected and qualified, with one class elected annually. The Thomaston Federal Bylaws state that in the event of a vacancy on the Thomaston Federal Board of Directors, including a vacancy created by an increase in the number of directors, such vacancy may be filled by the affirmative vote of the majority of the remaining directors, although less than a quorum of the Board of Directors. A director elected to fill a vacancy serves until the next election of directors by the shareholders. The Thomaston Federal Charter provides that each holder of shares of Thomaston Federal common stock shall be entitled to one vote for each share held by such holder, including votes for the election of directors. Thomaston Federal shareholders are not entitled to cumulate votes.

Removal of Directors

         FLAG. Under the FLAG Articles and Bylaws, any one or more directors of FLAG may be removed from office, but only for cause (defined as final conviction of a felony, request or demand for removal by any bank regulatory authority having jurisdiction over FLAG, or breach of fiduciary duty involving personal profit). Such removal must be effected by the affirmative vote of the holders of a majority of the outstanding shares of FLAG.

         Thomaston Federal. The Thomaston Federal Bylaws provide that any director may be removed for cause at a meeting of shareholders called expressly for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one director may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Thomaston Federal Charter or supplemental sections thereto, the removal provisions apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

Indemnification

         FLAG. The FLAG Articles and Bylaws generally provide that any director who is deemed eligible will be indemnified against liability and other expenses incurred in a proceeding which is initiated against such person by reason of his serving as a director, to the fullest extent authorized by the Georgia Business Corporation Code; provided, however, that FLAG will not indemnify any director for any liability or expenses incurred by such director (1) for any appropriation, in violation of his duties, of any business opportunity of FLAG;
(2) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (3) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code or successor provisions; or (4) for any transaction from which the director derives an improper personal benefit. FLAG's Articles and Bylaws provide for the advancement of expenses to its directors at the outset of a proceeding, upon the receipt from such director of the written affirmation and repayment promise required by Section 14-2-856 of the Georgia Business Corporation Code, the purchase of insurance by FLAG against any liability of the director arising from his duties and actions as a director, the survival of such indemnification to the director's heirs, executors and administrators, and the limitation of a director's liability to the corporation itself. The indemnification provisions state that they are non-exclusive, and shall not impair any other rights to which those seeking indemnification or advancement of expenses may be entitled. The FLAG Bylaws also provide for similar indemnification of the officers of FLAG. The FLAG Bylaws provide that shareholders are entitled to notification of any indemnification granted to the directors.

         Thomaston Federal. The Thomaston Federal Charter and Bylaws are silent with respect to the issue of indemnification of directors and officers, and thus OTS regulations dictate the requirements for indemnification. OTS regulations provide that federal savings associations must indemnify any person against whom an action is brought or threatened because that person is an officer, director or employee of the savings association for the amount for which that person becomes liable and for reasonable costs and fees, including attorney's fees. However, this indemnification is only required in certain circumstances. First, the savings association must indemnify the individual if there is a final judgment on the merits in the individual's favor. Second, if there is a settlement, final judgment against the individual or final judgment in the individual's favor other than on the merits, the savings association must only provide indemnification if the majority of disinterested directors determine that the individual was acting in good faith within the scope of the individual's employment or authority and in what the individual reasonably believed to be the best interests of the savings association. In addition, under the latter conditions, the savings association must notify the OTS of its intent to indemnify the individual at least 60 days in advance of such indemnification. The savings association may also advance expenses if the majority of the board of directors determines that the individual may ultimately be entitled to indemnification and if that person agrees to repay the savings association if determined not to be entitled to such indemnification. A savings association may obtain insurance to protect it and its directors, officers and employees against potential losses, but may not obtain insurance that provides for payment of losses incurred as a consequence of an individual's willful or criminal misconduct.

Special Meetings of Shareholders

         FLAG. FLAG's Bylaws provide that Special Meetings of the shareholders may be called at any time by a majority of the entire Board of Directors of FLAG, the Chairman of the Board, the President, or, upon delivery to FLAG's Secretary of a signed and dated written request setting out the purpose or purposes for the meeting, the holders of a majority of the votes entitled to be cast on any issue proposed to be considered at the proposed Special Meeting.

         Thomaston Federal. The Thomaston Federal Bylaws provide that Special Meetings of the shareholders may be called for any purpose, by the President, Chairman of the Board of Directors, or a majority of the Board of Directors. Thomaston Federal is required to call a Special Meeting when requested in writing by not less than 10% of all shares of Thomaston Federal entitled to vote at the meeting.

Actions by Shareholders Without a Meeting

         FLAG. In accordance with Section 14-2-704 of the Georgia Business Corporation Code, action required or permitted by the Georgia Business Corporation Code to be taken at an annual or Annual Meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action.

         The provisions of the Georgia Business Corporation Code do not affect the special voting requirements contained in the FLAG Articles or FLAG's Bylaws for the approval of a business combination or the amendment of such provision. The approval of a business combination or of an amendment to the provision which sets forth the voting requirements of such combinations requires the affirmative vote of the holders of two-thirds of all shares of FLAG common stock outstanding and entitled to vote, unless (1) two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder prior to the date when such interested shareholder first became an interested shareholder, or (2) the business combination is unanimously approved by the continuing directors of FLAG.

         Thomaston Federal. The Thomaston Federal Bylaws provide that any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, is given by all of the shareholders entitled to vote with respect to the subject matter.

Mergers, Consolidations, and Sales of Assets

         FLAG. The FLAG Articles generally require the affirmative vote of the holders of at least two-thirds of all the issued and outstanding shares (other than shares held by an "interested shareholder") of FLAG common stock entitled to vote to approve a "business combination" with an interested shareholder (basically, a 10% or more shareholder of FLAG), unless (1) two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder regarding the business combination prior to the date such shareholder became an interested shareholder, or (2) the business combination is unanimously approved by certain "continuing directors" of FLAG. In addition, FLAG's Bylaws expressly provide that the terms and requirements of Sections 14-2-1110 through 14-2-1113 of the Georgia Business Corporation Code will be applicable to FLAG and to any business combination approved or recommended by the Board of Directors of FLAG. As a result, Section 14-2-1111 requires that the business combination be (1) unanimously approved by the continuing directors, provided that the continuing directors constitute at least three members of the board of directors at the time of such approval, or (2) recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by the holders voting shares of the corporation (other than the voting shares beneficially owned by the interested shareholder who is a party to the business combination). These voting requirements are required in addition to any vote otherwise required by law or the FLAG Articles. Further,
Section 14-2-1112 states that the voting requirements in Section 14-2-1111 do not apply as long as all of the shareholders of FLAG receive a fair price in return for their stock as a result of the business combination. However, the voting requirements contained within the FLAG Articles would continue to apply to any such business combinations.

         The provisions of the FLAG Articles and FLAG's Bylaws relating to business combinations and Sections 14-2-1110 through 14-2-1113 of the Georgia Business Corporation Code are designed as anti-takeover measures, and for the protection of the minority shareholders of FLAG against some of the inequities which arise in certain hostile takeover attempts.

         Thomaston Federal. The Thomaston Federal Charter and Bylaws are silent with respect to mergers, consolidations and sales of assets. OTS regulations, however, provide that no savings association may enter into any of these types of transactions except in accordance with such regulations. Pursuant to OTS regulations, a savings association must satisfy a number of requirements in order to enter into a merger, consolidation or sale of substantially all of its assets. The savings association must comply with the notice and approval provisions of the OTS regulations. Two-thirds of the board of directors of the savings association must approve the transaction, and the savings association must enter into a written agreement setting out the terms and conditions of the agreement, including information specified in the regulations. The shareholders also must approve the transaction by an affirmative vote of two-thirds of the outstanding voting stock of the savings association, with the exception of transactions entered into with an interim savings association solely to create a savings and loan holding company or certain transactions involving little or no change in the savings association. The OTS may require any disclosure in connection with the transaction that it deems necessary or desirable for the protection of investors.

Shareholders' Rights to Examine Books and Records

         FLAG. The FLAG Bylaws state that the Board of Directors of FLAG has the power to determine which accounts and books of FLAG, if any, will be open to the inspection of shareholders, except such books and records which are required by law to be held open for inspection. The Georgia Business Corporation Code provides that a shareholder is entitled to inspect and copy certain books and records (such as the corporation's articles of incorporation or bylaws) upon written demand at least five days before the date on which he wishes to inspect such records. A shareholder is entitled to inspect certain other documents (such as minutes of the meetings of the board of directors, accounting records and the record of shareholders of the corporation) provided that such inspection must occur during regular business hours at a reasonable location determined by FLAG, and any such demand for inspection will only be permitted if the following conditions are met: (1) the demand for inspection is made in good faith, or made for a proper purpose (a purpose reasonably relevant to such person's legitimate interest as a shareholder); (2) the shareholder describes with particularity his or her purpose for the inspection and the documents which he wishes to inspect;
(3) the records requested for inspection by the shareholder are directly connected with his or her stated purpose; and, (4) the records are to be used solely for the shareholder's stated purpose. The FLAG Bylaws also state that the Board has the power to prescribe reasonable rules and regulations not in conflict with applicable law for the inspection of corporate books or accounts.

         Thomaston Federal. With regard to the inspection of books and records, the Thomaston Federal Bylaws provide that any shareholder may inspect the list of shareholders entitled to vote at any meeting of the shareholders at any time during usual business hours for the period of 20 days prior to such meeting. The list must be kept on file at the Thomaston Federal home office for that 20 day period and must be kept open and subject to inspection at the meeting. In addition, OTS regulations provide that only shareholders who hold at least five percent of the outstanding voting shares of the savings association, or who have held at least one percent of the voting shares or voting shares having a cost of at least $100,000 for a period of at least six months, can demand inspection of nonconfidential books and records. Such shareholders must make a written demand stating a proper purpose for such examination and must conduct the inspection during reasonable times. Before permitting inspection, the savings association may also require the inspecting shareholders to furnish an affidavit stating that the inspection is not for any purpose in the interest of any business other than that of the savings association. The savings association may also require the affidavit to state that the shareholder has not sold in the preceding five years, and will not now sell, any list of the shareholders of the savings association or of any other corporation. Furthermore, no shareholder has the right to inspect any portion of any books or records containing a list of depositors or borrowers, their addresses, their record balances, or any other documentation that would allow the shareholder to easily determine such information.

Dividends

         FLAG. The FLAG Bylaws provide that dividends upon the capital stock of FLAG may be declared by the FLAG Board of Directors, as long as the Board of Directors complies with the requirements of the Georgia Business Corporation Code and the applicable rules and regulations of any relevant regulatory authorities. Such dividends may be paid in cash, property, or shares of FLAG's capital stock. Section 14-2-640 of the Georgia Business Corporation Code provides, generally, that no distribution, including dividends, may be made by a corporation if, after giving the distribution effect: (1) the corporation would not be able to pay its debts as they become due in the usual course of business; or (2) the corporation's total assets would be less than the sum of its total liabilities plus any amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

         Thomaston Federal. The Thomaston Federal Charter provides that Thomaston Federal may pay dividends on the common stock out of any assets legally available for the payment of dividends, after having paid, or declared and set aside for payment, the full amount of dividends or other required payments to the holders of any preferred stock of Thomaston Federal. The Bylaws state that, subject to the Charter and OTS regulations, the Thomaston Federal Board of Directors may declare dividends on outstanding shares of common or preferred stock. OTS regulations require savings associations to meet certain capital requirements prior to paying dividends and to provide the OTS with 30-day advance written notice of all dividend payments.

                     COMPARATIVE MARKET PRICES AND DIVIDENDS


         FLAG common stock is traded in the over-the-counter market and is quoted on the Nasdaq National Market under the symbol "FLAG." The following table sets forth the high and low sale prices per share of FLAG common stock on the Nasdaq National Market and the dividends paid per share of FLAG common stock for the indicated periods. Effective June 3, 1998, FLAG declared a 3-for-2 stock split. The amounts below have been adjusted to reflect the stock split.

                                        Sale Price Per
                                         Share of FLAG
                                          Common Stock      Dividends Declared
                                       ------------------   Per Share of FLAG
                                        High        Low       Common Stock
                                       --------- --------   -------------------
1996
First Quarter.......................... $ 9.67    $ 8.33          $0.042
Second Quarter.........................   9.00      8.00          0.034
Third Quarter..........................   8.50      6.33          0.034
Fourth Quarter.........................   7.83      7.17          0.034
1997
First Quarter.......................... $ 8.67    $ 6.83          $0.046
Second Quarter.........................   9.75      7.50           0.034
Third Quarter..........................  11.00      9.33           0.034
Fourth Quarter.........................  14.33     11.00           0.034
1998
First Quarter..........................$ 14.33   $ 11.92          $0.046
Second Quarter.........................  19.38     12.67           0.060
Third Quarter..........................  19.38     12.50           0.060
Fourth Quarter.........................  14.62     10.25           0.060
1999
First Quarter..........................  11.81      9.12           0.060
Second Quarter (through May 26, 1999)..  11.00      9.12           0.000

         On March 11, 1999, the last day prior to the public announcement of FLAG's proposed acquisition of Thomaston Federal, the last reported sale price per share of FLAG common stock on the Nasdaq National Market was $10.50 as adjusted for 3-for-2 stock split effective June 3, 1998, and the resulting equivalent pro forma price per share of Thomaston Federal common stock (based on the 1.7275 Exchange Ratio) was $18.14. On _____________, 1999, the latest practicable date prior to the mailing of this Proxy Statement/Prospectus, the last reported sale price per share of FLAG common stock on the Nasdaq National Market was $______, and the resulting equivalent pro forma price per share of Thomaston Federal common stock was $_____. The equivalent per share price of a share of Thomaston Federal common stock at each specified date represents the last reported sale price of a share of FLAG common stock on such date multiplied by the Exchange Ratio.

         The market price of FLAG common stock on the effective date of the merger may be higher or lower than the market price at the time the merger proposal was announced, at the time the Merger Agreement was executed, at the time of mailing of this Proxy Statement/Prospectus, or at the time of the Annual Meeting. Holders of Thomaston Federal common stock are not assured of receiving any specific market value of FLAG common stock on the effective date of the merger, and such value may be substantially more or less than the current value of FLAG common stock.

         There is no established public trading market for the Thomaston Federal common stock. To the knowledge of Thomaston Federal, the most recent trade of Thomaston Federal common stock prior to March 11, 1999, the last day prior to the public announcement of the proposed merger between FLAG and Thomaston Federal, was the sale of 14,690 shares on August 27, 1996 at $8.00 per share. To the knowledge of Thomaston Federal, there have been no trades of Thomaston Federal common stock since the announcement of the merger.

         Thomaston Federal's practice is to declare annual dividends to its shareholders in December, with dividends paid in March of the next year. Thomaston Federal declared a dividend of $0.12 per share on December 28, 1998, paid on March 15, 1999, and declared a dividend of $0.13 per share on December 22, 1997, paid on March 15, 1998.

         The information regarding Thomaston Federal common stock is provided for informational purposes only and, due to the absence of an active market for Thomaston Federal's shares you should not view it as indicative of the actual or market value of Thomaston Federal common stock.

         The holders of FLAG common stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. FLAG has paid regular quarterly cash dividends on its common stock since 1987. Although FLAG currently intends to continue to pay quarterly cash dividends on FLAG common stock, FLAG cannot assure that its dividend policy will not change after consummation of the merger. Whether FLAG declares and pays dividends will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors. For information with respect to the provisions of the Merger Agreement relating to FLAG's and Thomaston Federal's abilities to pay dividends on their respective common stock during the pendency of the merger, see "DESCRIPTION OF MERGER -- Conduct of the Business Pending the Merger."

         FLAG is a legal entity separate and distinct from its subsidiaries and its revenues depend in significant part on the payment of dividends from its subsidiary depository institutions. FLAG's subsidiaries are subject to certain legal restrictions on the amount of dividends they are permitted to pay.


                          BUSINESS OF THOMASTON FEDERAL

General

         Thomaston Federal is a federally-chartered savings association with its main, full-service office located in Thomaston, Georgia. Thomaston Federal also operates loan production offices in Columbus and Macon, Georgia and in Phenix City and Opelika, Alabama. Thomaston Federal is a community based financial institution that offers a broad range of banking and banking-related products and services. Thomaston Federal is principally engaged in the business of attracting deposits from the general public and using these funds, loan repayments and other borrowings to originate residential mortgage loans as well as making residential construction loans, consumer loans and commercial loans. As of March 31, 1999, Thomaston Federal had total consolidated assets of approximately $55.3 million, total consolidated deposits of approximately $49.1 million, and total consolidated shareholders' equity of approximately $5.6 million.

Management Stock Ownership

         The following table presents information about each of the directors and executive officers of Thomaston Federal and all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment power over the indicated shares. Information relating to beneficial ownership of the Thomaston Federal common stock is based upon

"beneficial ownership" concepts set forth in rules promulgated under the Securities Exchange Act of 1934, as currently in effect (the "Exchange Act"). Under such rules, a person is considered to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                           Number of Shares         Percent
                                          eneficially Owned at         Of
                      Name                  the Record Date      Class (%) (1)
                      ----                  ---------------      -------------
(a)      Directors

         Samuel A. Brewton, Jr...........       30,342               4.65%

         Robert G. Cochran...............       62,664 (2)           9.61%

         David B. Dunaway................       30,342 (2)           4.65%

         Jere P. Greer...................       30,342 (2)           4.65%

         George H. Hightower, Jr.........       30,342               4.65%

         Calvin S. Hopkins, III..........       33,942 (2)           5.21%

         Norman S. Morris................       30,342               4.65%

         W. Wallace Rhodes...............       30,342               4.65%

(b)      Executive Officers

         Robert G. Cochran...............       62,664 (2)           9.61%

(c)      Executive Officers and Directors
     As a Group ( 8 persons).............      278,658              42.73%

------------------
(1) Shares receivable upon the exercise of options are deemed outstanding for purposes of computing the percentage ownership of the person or group holding such shares, but are not deemed outstanding for purposes of computing the percentage ownership of any other person shown in the table. Except as otherwise referenced in Note (2) below, the named person has sole voting and investment power with regard to the shares shown as owned by him.

(2) With regard to Mr. Cochran, the shares shown include 19,464 shares which are held jointly with his wife, 30,000 shares allocated to his account in Thomaston Federal's Profit Sharing Plan and 5,400 shares which may be acquired upon the exercise of stock options within 60 days of the date of this Proxy Statement, but do not include 3,600 shares underlying stock options that are not vested but that become immediately exercisable upon a change in control of Thomaston Federal; with regard to Mr. Dunaway, the shares shown include 11,832 shares owned by his wife and 1,200 shares held in trust for a minor child; with regard to Mr. Greer, the shares shown include 27,264 shares which are held jointly with his wife; and with regard to Mr. Hopkins, the shares shown include 13, 632 shares owned by his wife.

Voting Securities and Principal Shareholders of Thomaston Federal

         The following lists each shareholder of record that directly or indirectly owned, controlled, or held with power to vote 5% or more of the 652,089 outstanding shares of Thomaston Federal common stock as of the Record Date. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the Thomaston Federal common stock is based upon "beneficial ownership" concepts set forth in rules under the Exchange Act. Under such rules, a person is considered to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be considered to be a beneficial owner of the same securities.

                                         Number of Shares           Percent
                                        Beneficially Owned             of
Name and Address                        at Record Date (1)         Class (%)
----------------                        ------------------         ---------

Robert G. Cochran                           62,664 (2)                9.61%
206 North Church Street
Thomaston, Georgia  30286

Thomaston Federal Savings Bank              54,483 (3)                8.36%
    Profit Sharing Plan
C. Ronald Barfield, Trustee
Atwater Building
106 N. Center Street
P.O. Drawer 671
Thomaston, Georgia  30286

C. Ronald Barfield, Trustee                 48,264 (4)                7.40%
Atwater Building
106 N. Center Street
P.O. Drawer 671
Thomaston, Georgia  30286

George H. Hightower                         39,000 (5)                5.98%
504 Avalon Road
Thomaston, Georgia  30286

Calvin S. Hopkins, III                      33,942 (6)                5.21%
716 South Center Street
Thomaston, Georgia  30286
--------------------
(1) Shares receivable upon the exercise of options are deemed outstanding for purposes of completing the percentage ownership of the person holding such shares, but are not deemed outstanding for purposes of completing the percentage ownership of any other person shown in the table. Except as otherwise referenced in Note (2) below, the named person has sole voting and investment power with regard to the shares shown as owned by him.

(2) The shares shown include 19,464 shares which are held by Mr. Cochran jointly with his wife, 30,000 shares allocated to his account in Thomaston Federal's Profit Sharing Plan and 5,400 shares which may be acquired upon the exercise of stock options within 60 days of the date of this Proxy Statement. The shares shown do not include 3,600 shares underlying stock options that are not currently vested but that become immediately exercisable upon a change in control of Thomaston Federal.

(3) All shares are allocated to participants' accounts in the Profit Sharing Plan and are voted in accordance with the direction of the participants.

(4) The shares shown include 9,474 shares held by Mr. Barfield's wife and 21,000 shares held by a trust of which Mr. Barfield is a trustee. The affairs of the trust are managed by a Board of Trustees consisting of five members. The shares of Thomaston Federal held by the trust are voted in accordance with the determination of the majority of the trustees. However, the trustees have delegated to Mr. Barfield investment authority with respect to the shares. The shares shown exclude 354 shares held by Mr.
     Barfield's adult son, with respect to which Mr. Barfield expressly disclaims beneficial ownership.

(5) The shares include 21,000 shares held by a trust of which Mr. Hightower is a trustee. The affairs of the trust are managed by a Board of Trustees consisting of five members. The shares of Thomaston Federal held by the trust are voted in accordance with the determination of the majority of the trustees. However, the trustees have delegated to Mr. Hightower investment authority with respect to the shares. Mr. Hightower is the father of George
     H. Hightower, Jr., a director of Thomaston Federal.

(6) The shares shown include 6,810 shares owned by Mr. Hopkins individually; 132 shares owned by Mr. Hopkins' wife, Idelia R. Hopkins; 13,500 shares owned by Mr. Hopkins through his IRA with Dean Witter Reynolds, Custodian; and 13,500 shares owned by Mr. Hopkins' wife through her IRA with Dean Witter Reynolds, Custodian.

Management's Discussion and Analysis of Financial Condition and Results of Operations.

         General. Thomaston Federal Savings Bank is a federally chartered savings bank formed in 1929. Thomaston Federal is principally engaged in the business of attracting deposits from the general public and using these funds to originate permanent residential mortgage loans as well as making residential mortgage loans, residential construction loans, consumer loans, and commercial loans. Thomaston Federal conducts its business through a full service office located in Thomaston, Georgia and loan production offices in Columbus and Macon, Georgia and Phenix City and Opelika, Alabama. Thomaston Federal considers its primary market area for lending and savings activity to be in Upson County, Georgia.

         Year 2000 Considerations. Thomaston Federal is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000" (Y2K) problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

         The Company is utilizing both internal and external resources to identify, correct or reprogram, and test the systems for the Y2K compliance. As of the second quarter of 1999, all mainframe systems have been Y2K certified, and all testing has been completed. To date, confirmation has been received from Thomaston Federal's primary processing vendors that plans are being developed to address processing of transactions in the year 2000.

         Management has not yet fully determined the Y2K compliance expense and related potential effect on Thomaston Federal's earnings; however, direct costs are not expected to be material to the consolidated results of operations and will be expensed as incurred. Expenses in 1997 related to the Y2K issue were not material to the financial results of operations.

         Financial Condition 1998 Compared to 1997. During 1998, average total assets decreased $230,000 or .43% from 1997. Average deposits decreased $708,000 or 1.6% in 1998 from 1997. Average loans, including mortgage loans held for sale decreased $1.6 million or 4.5% during 1998.

         Total assets at December 31, 1998, were $54 million, representing a $1.5 million or 2.8% increase from December 31, 1997. Total deposits increased $433,000 or .83% from 1997 to 1998 while loans, including mortgage loans held for sale increased $821,000 or 2.4%. Time deposits increased $2 million from
1997 to 1998 while all other deposit accounts decreased $1.6 million. Nonperforming assets at December 31, 1998 were $564,000 compared to $736,000 at December 31, 1997. The majority of the decrease is attributable to a decrease of nonaccrual loans. There were no related party loans which were considered nonperforming at December 31, 1998.

         Results of Operations 1998 Compared to 1997. Thomaston Federal's earnings depend to a large degree on net interest income, which is the difference between the interest income received from its interest earning assets (such as loans, investment securities, federal funds sold, etc.) and the interest expense which is paid on deposit liabilities.

         Net interest income decreased by $28,000 or 1.7% in 1998, compared to 1997. Net interest income for the year ended December 31, 1998, was $1.63 million compared to $1.66 million in 1997. The decrease is primarily attributable to the increase in interest expense on deposit accounts offset by an increase in interest income on investment securities. The net interest margin was 3.33% in 1998, compared to 3.37% in 1997.

         During 1997 and 1998 the Bank did not record a provision for loan losses. The provision for loan losses continues to reflect management's estimate of potential loan losses inherent in the loan portfolio and the creation of an allowance for loan losses adequate to absorb such losses. The allowance for loan losses represented approximately 1.11% and 1.32% of total loans outstanding at December 31, 1998 and 1997, respectively. Net chargeoffs were $66,000 and $21,000 during 1998 and 1997, respectively. Management believes that these levels of allowance are appropriate based upon Thomaston Federal's loan portfolio and the current economic conditions.

         Other operating income was $2.2 million in 1998 and increased $116,000 or 5.5% over 1997. Other operating expenses increased $108,000 or 3.8% in 1998 over 1997 principally due to increases in compensation and data processing costs.

         Income taxes expressed as a percentage of earnings before income taxes decreased from 34% in 1997 to 33% in 1998.

         Financial Condition 1997 Compared to 1996. During 1997, average total assets increased $2.4 million or 4.7% from 1996. Average deposits increased $2.3 million or 5.4% in 1997 from 1996. Average loans, including mortgage loans held for sale, decreased $313,000 or .86% in 1997.

         Total assets at December 31, 1997 were $52 million , representing a $1.9 million or 3.5% decrease from December 31, 1996. Total deposits increased $1.1 million or 2.5% from 1996 to 1997 while loans decreased $4 million or 10.6% during 1997. Time deposits increased $613,000 from 1996 to 1997 while all other deposit accounts increased $513,000. Nonperforming assets at December 31, 1997 were $736,000 compared to $674,000 at December 31, 1996. The majority of the increase is attributable to an increase of loans greater than 90 days past due. There were no related party loans which were considered nonperforming at December 31, 1997.

         Results of Operations 1997 Compared to 1996. Net interest income increased by $58,000 or 36% in 1997. Net interest income at December 31, 1997 was $1.66 million compared to $1.60 million in 1996. The increase is primarily attributable to the increase in interest and fees on loans offset by increases in interest expense on time deposits. The net interest margin was 3.37% in 1997, compared to 3.40% in 1996.

         Thomaston Federal did not record a provision for loan losses in 1997 and recorded a provision of $38,000 in 1996. The provision for loan losses continues to reflect management's estimate of potential loan losses inherent in the portfolio and the creation of an allowance for loan losses adequate to absorb such losses. The allowance for loan losses represented approximately 1.32 % and 1.24% of total loans outstanding at December 31, 1997 and 1996, respectively. Net chargeoffs were $21,000 and $35,000 during 1997 and 1996, respectively. Management believes that these levels of allowance are appropriate based upon Thomaston Federal's loan portfolio and the current economic conditions.

         Other operating income totaled $2.13 million in 1997 compared to $2.17 million in 1996. Other operating expenses decreased $242,000 or 7.83% in 1997 compared to 1996 principally due to decrease in Federal deposit insurance premiums.

         Income taxes expressed as a percentage of earnings before income taxes increased from 36% in 1996 to 34% in 1997.

Table 1 - Consolidated Average Balances, Interest, and Rates - Taxable Equivalent Basis (dollars in thousands)

                                                            Years Ended December 31,
                                                            ------------------------
                                        1998                          1997                           1996
                                        ----                          ----                           ----
                                      Interest  Weighted             Interest/Weighted             Interest  Weighted
                           Average    Income/    Average   Average   Income    Average   Average   Income/    Average
                            Balance   Expense     Rate     Balance   Expense    Rate     Balance   Expense     Rate
                            -------   -------     ----     -------   -------    ----     -------   -------     ----
ASSETS
Interest-earning assets:
Loans....................    $34,554    $2,881      8.34%   $36,196   $3,034      8.38%   $36,509    $2,979      8.16%
Taxable investment
   securities............     12,009       852      7.09%    10,413      655      6.29%     8,703       586      6.74%
Tax-free investment
   securities............         51         3      5.88%       103        8      7.77%       105         8      7.62%
Interest-bearing deposits
   in other banks........      2,300       134      5.83%     2,522      135      5.35%     1,773       126      7.11%
                               -----       ---      ----      -----      ---      ----      -----       ---      ----
Total interest-earning
   assets................    $48,914    $3,870      7.91%   $49,234   $3,832      7.78%   $47,090    $3,699      7.86%
Other assets.............      2,978                          3,888                         3,659
                               -----                          -----                         -----
Total assets.............    $52,892                        $53,122                       $50,749
                             =======                        =======                       =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing
liabilities:
Interest-bearing demand
   deposits..............   $ 8,487       $200      2.36%    $7,737    $ 179      2.31%    $6,785     $ 153      2.26%
Savings deposits.........     4,882        163      3.34%     5,140      160      3.11%     5,014       166      3.31%
Other time deposits......    32,536      1,859      5.71%    32,020    1,811      5.66%    30,815     1,760      5.71%
FHLB advances and other
   borrowings............       340         18      5.29%       501       22      4.39%     1,328        19      1,43%
                                ---         --      -----       ---       --      -----     -----        --      -----
Total interest-bearing
   liabilities...........   $46,245     $2,240      4.84%   $45,398   $2,172      4.78%   $43,942    $2,098      4.77%
Noninterest bearing
demand deposits..........       988                           1,160                           860
Other liabilities........       366                           1,827                         1,212
Stockholders' equity.....     5,293                           4,737                         4,737
                              -----                           -----                         -----
Total liabilities and
   stockholders' equity..   $52,892                         $53,122                       $50,749
                            =======                         =======                       =======
Tax-equivalent adjustment                    1                             3                             2
                                             -                             -                             -
Net interest income......               $1,629                        $1,657                         $1,599
                                        ======                        ======                         ======
Interest rate spread.....                           3.07%                         3.00%                          3.09%
Net interest margin......                           3.33%                         3.37%                          3.40%
Interest-earning assets/
interest-bearing
liabilities..............   105.77%                         108.45%                       107.16%


         Consolidated Average Balances, Interest, and Rates. Net interest income is determined by the amount of interest-earning assets compared to interest-bearing liabilities and their related yields and costs. The difference between the weighted average interest rates earned on interest-earning assets (i.e., loans and investment securities) and the weighted average interest rates paid on interest-bearing liabilities (i.e., deposits and borrowings) is called the net interest spread. Another measure of the difference in interest income earned versus interest expense paid is net interest margin. Net interest margin is calculated by dividing net interest income by average earning assets.

         Table 1 presents for the three years ended December 31, 1998, average balances of interest-earning assets and interest-bearing liabilities and the weighted average interest rates earned and paid on those balances. In addition, interest rate spreads, net interest margins and the ratio of interest-earning assets versus interest-bearing liabilities for those years are presented. Average interest-earning assets were $48.9 million in 1998 versus $49.2 million in 1997, and $47.1 million in 1996. Average interest-bearing liabilities were $46.2 million in 1998 versus $45.4 million in 1997 and $43.9 million in 1996. The interest rate spread was 3.07% in 1998 versus 3.00% in 1997 and 3.09% in 1996, while the net interest margin was 3.33% in 1998, 3.37% in 1997 and 3.40% in 1996.

         Table 2 shows the change in net interest income from 1998 to 1997 and from 1997 to 1996 due to changes in volumes and rates. Variances resulting from a combination of changes in rate and volume are allocated in proportion to the absolute dollar amounts of the change in each category.

Table 2 - Rate/Volume Variance Analysis - Taxable Equivalent Basis (dollars in thousands)

                                                                    Years Ended December 31,
                                                                     ------------------------
                                                     998 Compared to 1997         1997 Compared to 1996
                                                     --------------------         ---------------------
                                                            Rate/     Net                   Rate/     Net
                                                 Volume     Yield   Change       Volume     Yield   Change
                                                 ------     -----   ------       ------     -----   ------
Interest income:
  Loans.........................................    (137)     (16)     (153)         (26)       81     55
  Taxable investment securities.................     113       84       197          108       (39)    69
  Tax-free investment securities................      (3)      (2)       (5)           -         -      -
  Interest-bearing deposits in other banks......     (13)      12        (1)          40       (31)     9
Total interest income...........................     (40)      78        38          121        12    133
Interest expense:
  Interest bearing demand deposits..............      18        3        21           22         4     26
  Savings deposits..............................      (9)      12         3            4       (10)    (6)
  Other time deposits...........................      29       19        48           68       (17)    51
FHLB advances an other borrowings...............      (9)       5        (4)         (36)       39      3
     Total interest expense...................        29       39        68           58        16     74
Net interest income...........................       (69)      39       (30)          63        (4)    59

         Noninterest Income. Other income increased to $2.2 million in 1998 from $2.1 million in 1997 and $2.2 million in 1996. Other income consists of loan fees and service charges and the gain on sale of mortgage loans.

         Noninterest Expenses. Salary and employee benefits increased to $1.75 million in 1998 from $1.72 million in 1997 and $1.68 million in 1996. This increase in 1998 was primarily due to normal increases in compensation levels. Occupancy expense was $196,000 in 1998, $193,000 in 1997 and $200,000 in 1996.
Other expenses were $1 million in 1998 versus $943,000 in 1997 and $1.2 million in 1996. The increase in other operating expenses from 1998 to 1997 was due to increases in data processing, depreciation and amortization, and general and administrative expenses. The decrease in other expenses from 1996 to 1997 was due to the decrease in OTS assessments.

         Investment Securities.   The composition of the investment  securities
portfolio reflects management's strategy of maintaining an appropriate level of liquidity while providing a relatively stable source of income. The portfolio also provides a balance to interest rate risk and credit risk in other categories of Thomaston Federal's balance sheet while providing a vehicle for the investment of available funds, furnishing liquidity, and providing securities to pledge as required collateral for certain deposits.

         Investment securities increased $1.2 million to $12.7 million at December 31, 1998 from $11.5 million at December 31, 1997. At December 31, 1998 and 1997, all investment securities were classified as held to maturity. At
December 31, 1998, gross unrealized gains in the total portfolio amounted to $79,000 and there were no unrealized losses.

         Table 3 reflects the carrying amount of the investment securities portfolio for the past three years.

Table 3 - Carrying Value of Investments
 (dollars in thousands)
                                                       December 31,
                                                       ------------
                                                1998      1997       1996
                                                ----      ----       ----
Securities Held-to-maturity:
  U.S. Treasuries and agencies........       $11,624     10,494      7,595
  Corporate debt securities...........            --         --        300
  State, county and municipal.........            --        102        104
  Mortgage-backed securities..........         1,040        859      1,578
                                               -----        ---      -----
Total.................................       $12,664     11,455      9,577
                                             =======     ======      =====

         Carrying Value of Investments.   The December 31, 1998 market value of
securities held to maturity, as a percentage of amortized cost, was 101%, up from 100% at December 31, 1997. The market value of the securities held-to-maturity will change as interest rates change and such unrealized gains and losses will not flow through the earnings statement unless the related securities become permanently impaired or they are called at prices which differ from the carrying value at the time of the call.

         Loans. Gross loans receivable increased by approximately $756,000 in 1998 to $34.9 million from $34.2 million at December 31, 1997. This increase was the result of an increase in commercial, financial and agricultural loans and consumer loans. As shown in Table 4, commercial, financial and agricultural loans increased approximately $532,000, consumer loans increased approximately $780,000, and real estate mortgages/construction decreased approximately $239,000.

Table 4 - Loan Portfolio
(dollars in thousands)

                                                                  December 31,
                                                                  ------------
                                 1998             1997              1996             1995              1994
                                 ----             ----              ----             ----              ----
                                    Percent             Percent         Percent             Percent          Percent
                           Amount   of Total   Amount  of Total  Amount of Total    Amount  of Total Amount  of Total
                           ------   --------   ------  --------  ------ --------    ------  -------- ------  --------
Commercial/financial/
    agricultural           $1,146     3.3%    $   614    1.8%   $   397    1.0%    $   386    1.1%$      284     .8%
Real estate construction      884     2.5       1,201    3.5      1,372    3.6       1,230     3.5     1,078    3.2
Real estate mortgage       27,928    80.0      28,167   82.4     32,395   84.8      30,093    86.5    29,963   89.5
Installment loans to
  individuals               4,974    14.2       4,194   12.3      4,051   10.6       3,094     8.9     2,159    6.5
                            -----    ----       -----   ----      -----   ----       -----     ---     -----    ---
   Total loans            $34,932     100%    $34,176    100%   $38,215    100%    $34,803     100%  $33,484   100%
Less:
Allowance for loan losses    (387)               (452)             (473)              (470)            (482)
                             ----                ----              ----               ----             ----
     Total net loans      $34,545             $33,724           $37,742            $34,333          $33,002
                          =======             =======           =======            =======          =======

         Table 5 represents the expected maturities for commercial, financial, and agricultural loans and real estate construction loans at December 31, 1998. The table also presents the rate structure for these loans that mature after one year.

Table 5  - Loan Portfolio Maturity
(dollars in thousands)

                                                               Rate Structure for Loans
                                                               ------------------------
                                                        Maturity                        Maturity Over One Year
                                                        --------                        ----------------------
                                                   Over One
                                                     Year          Over                 Floating or       Pre-
                                     One Year       Through        Five                 Adjustable     determined
                                      or Less     Five Years       Years    Total      Interest Rate      Rate
                                      -------     ----------       -----    -----      -------------      ----
Commercial, Financial, and
     Agricultural................      $205            703          238      1,146           734           207
Real estate - construction.......       884             --           --        884            --            --

         Provision and Allowance for Loan Losses. Table 6 presents an analysis of activities in the allowance for loan losses for the past five years. An allowance for possible losses is provided through charges to earnings in the form of a provision for loan losses. The provision for loan losses was $38,000 in 1996. Thomaston Federal did not recognize a provision for loan losses in 1998 or 1997. Management determines the level of the provision for loan losses based on outstanding loan balances, the levels of nonperforming assets, and reviews of assets classified as substandard, doubtful, or loss and larger credits, together with an analysis of historical loss experience, and current economic conditions.

         Historically, the loan portfolio has consisted primarily of loans secured by one-to-four family residential properties, and actual losses have not been significant. Thomaston Federal also provides other services and loan products to meet the growing financial needs of its service community, including consumer loans, commercial loans, and commercial real estate loans.

         As shown in Table 6, the year-end allowance for loan losses decreased to $387,000 at December 31, 1998, from $452,000 at December 31, 1997. The allowance for loan losses was $473,000 at December 31, 1996. Total charge-offs in 1998 were $76,000, $41,000 in 1997, and $63,000 in 1996. The allowance for loan losses was 1.12% of net  outstanding  loans at December  31,  1998,  versus
1.34% of net outstanding loans at December 31, 1997, and 1.25% of net outstanding loans at December 31, 1996.

         Management believes that the allowance for loan losses was both adequate and appropriate. However, the future level of the allowance for loan losses is highly dependent upon loan growth, loan loss experience, and other factors, which cannot be anticipated with a high degree of certainty.

Table 6 - Analysis of the Allowance for Loan Losses
(dollars in thousands)

                                                                            December 31,
                                                                            ------------
                                                    1998            1997         1996         1995          1994
                                                    ----            ----         ----         ----          ----
Average net loans...........................      $ 34,135         35,733       36,456       34,086         34,033
                                                  --------         ------       ------       ------         ------
Allowance for loan losses, beginning
  of the period.............................    $      452            473          470          482            414
Charge-offs for the period:
  Commercial/financial/agricultural.........             -             17            -            -              -
  Real estate construction loans ...........             -              -            2            -              3
  Real estate mortgage loans................            32              3            -           20              2
  Installment loans to individuals..........            44             21           61           25              6
Total charge-offs...........................            76             41           63           45             11
Recoveries for the period:
  Commercial/financial/agricultural.........             2              -            -            -             10
  Real estate construction loans............             -              -            -            -              3
  Real estate mortgage loans................             -              -            -            -              -
  Installment loans to individuals..........             8             20           28            8             16
                                                        --             --           --           --             --
Total recoveries............................            10             20           28            8             29
                                                        --             --           --           --             --
       Net charge-offs/(recoveries)
       for the period.......................            66             21           35           37            (18)
Provision for loan losses...................             -              -           38           25             50
                                                        --             --           --           --             --
Allowance for loan losses, end of period....       $   387            452          473          470            482
                                                   =======            ===          ===          ===            ===
Ratio of allowance for loan losses to total
  net loans outstanding ....................          1.12%           1.34%        1.25%        1.37%          1.46%
                                                      ====            ====         ====         ====           ====
Ratio of net charge-offs during the period
  to average net loans outstanding during
  the period................................          .19%            .06%         .10%         .11%         (.05)%
                                                      ===             ===          ===          ===          ====

         Asset Quality. At December 31, 1998, non-performing assets totaled $564,000 compared to $736,000 at year-end 1997. There were no commitments to lend additional funds on nonaccrual loans at December 31, 1998. Table 7 summarizes the non-performing assets for each of the last five years.

Table 7 - Risk Elements
(dollars in thousands)

                                                                      December 31,
                                                                      ------------
                                                 1998         1997        1996        1995       1994
                                                 ----         ----        ----        ----       ----
Loans on nonaccrual.............................  $124         520         535         327         251
Loans past due 90 days and still accruing.......   217          77           -          50          42
Other real estate owned.........................   223         139         139          83         812
                                                   ---         ---         ---          --         ---
Total non-performing assets.....................  $564         736         674         460       1,105
                                                  ====         ===         ===         ===       =====
Total non-performing loans as a
     percentage of net loans....................  1.63%       2.18%       1.79%       1.34%       3.35%
                                                  ====        ====        ====        ====        ====

         Risk Elements. There may be additional loans within Thomaston Federal's loan portfolio that may become classified as conditions may dictate; however, management was not aware of any such loans that are material in amount at December 31, 1998. At December 31, 1998, management was unaware of any known trends, events, or uncertainties that will have, or that are reasonably likely to have a material effect on the Thomaston Federal's liquidity, capital resources, or operations.

         Deposits. Total deposits increased approximately $433,000 during 1998, totaling $47 million at December 31, 1998 versus $46.6 million at December 31, 1997. The maturities of time deposits of $100,000 or more at December 31, 1998, are summarized in Table 8.

Table 8 - Maturities of Time Deposits Over $100,000
(dollars in thousands)

         Three months or less                               $1,994
         Over three months through six months                  938
         Over six months through twelve months               1,500
         Over twelve months                                    735
                                                               ---
              Total                                         $5,167
                                                            ======

         At December 31, 1998, Thomaston Federal was a shareholder in the Federal Home Loan Bank of Atlanta ("FHLBA"). There were no advances outstanding at December 31, 1998. Management anticipates continued utilization of this short- and long-term source of funds to minimize interest rate risk and to fund competitive fixed rate loans to customers.

         Asset-Liability Management. A primary objective of Thomaston Federal's asset and liability management program is to control exposure to interest rate risk (the exposure to changes in net interest income due to changes in market interest rates) so as to enhance its earnings and protect its net worth against potential loss resulting from interest rate fluctuations.

         Historically, the average term to maturity or repricing (rate changes) of assets (primarily loans and investment securities) has exceeded the average repricing period of liabilities (primarily deposits and borrowings). Table 9 provides information about the amounts of interest-earning assets and interest-bearing liabilities outstanding as of December 31, 1998, that are expected to mature, prepay, or reprice in each of the future time periods shown (i.e., the interest rate sensitivity). As presented in this table, at December 31, 1998, the liabilities subject to rate changes within one year exceeded its assets subject to rate changes within one year. This mismatched condition subjects Thomaston Federal to interest rate risk within the one year period because the assets, due to their generally shorter term to maturity or repricing, are more sensitive to short-term interest rate changes than the liabilities. It is management's belief that the result of this position would be a decrease in net interest income if market interest rates rise and an increase in net interest income if market interest rates decline.

         Management carefully measures and monitors interest rate sensitivity and believes that its operating strategies offer protection against interest rate risk.

         Management has maintained positive ratios of average interest-earning assets to average interest-bearing liabilities. As represented in Table 1 this ratio, based on average balances for the respective years, was 105.77% in 1998, 108.45% in 1997 and 107.16% in 1996.

Table 9 - Interest Rate Sensitivity Analysis
(dollars in thousands)

                                                                   December 31, 1998
                                                                    -----------------
                                                                Maturing or Repricing in
                                                                ------------------------
                                                         Over 1 Year      Over 3 Years
                                           One Year        Through           Through        Over
                                           or Less         3 Years           5 Years       5 Years       Total
                                           -------         -------          -------        -------       -----
Interest-earning assets:
 Adjustable rate mortgages............  $    10,942          5,819               509            41        17,311
 Fixed rate mortgages.................        4,815            565               891         4,346        10,617
 Other loans..........................        3,193          3,811                 -             -         7,004
 Investment securities................          210          1,836             7,138         3,480        12,664
Interest-bearing deposits.............        1,882              -                 -             -         1,882
                                              -----                                                        -----
     Total interest-earning assets....       21,042         12,031             8,538         7,867        49,478
                                             ------         ------             -----         -----        ------
Interest-bearing liabilities:
 Fixed maturity deposits..............       27,035          5,710                 -             -        32,745
 DDA accounts.........................        8,769              -                 -             -         8,769
 Passbook accounts....................        4,646              -                 -             -         4,646
                                              -----                                                        -----
Total interest-bearing liabilities....  $    40,450          5,710                 -             -        46,160
                                        -----------          -----                                        ------
Interest rate sensitivity gap.........      (19,408)         6,321             8,538         7,867         3,318
Cumulative interest rate
  sensitivity gap.....................  $   (19,408)       (13,087)           (4,549)        3,318
                                        ===========        =======            ======         =====
Cumulative interest rate
  sensitivity gap  to total assets....          (36%)          (24%)`             (8%)           6%
                                                ===            ===                ==             =


         Table 10 represents the expected maturity of the total investment securities by maturity date and average yields based on amortized cost at December 31, 1998. It should be noted that the composition and maturity/repricing distribution of the investment portfolio is subject to change depending on rate sensitivity, capital needs, and liquidity needs.

Table 10 - Expected Maturity of Investment Securities
(dollars in thousands)

                                              After One         After Five
                            Within           But Within         But Within            After
                           One Year          Five Years          Ten Years         Ten Years         Totals
                           --------          ----------          ---------         ---------         ------
                        Amount    Yield   Amount    Yield     Amount    Yield     Amount    Yield
                        ------    -----   ------    -----     ------    -----     ------    -----
U.S. Treasury
   and agencies.......    $137    5.8%      8,838   6.0%        2,649   6.2%           -    -        11,624
Mortgage-backed
   securities.........      73    7.0%        136   6.5%           33   9.0%         798    6.3%      1,040
                            --    ---         ---   ---            --   ---          ---    ---       -----
     Total............    $210    6.2%      8,974   6.0%        2,682   6.2%         798    6.3%     12,664
                          ====    ===       =====   ===         =====   ===          ===    ===      ======

         Liquidity. Thomaston Federal's primary sources of liquidity (funds) are deposit inflows, loan repayments, proceeds from sales of loans and securities, advances from the FHLBA, and earnings from investments. Short-term deposits, particularly noninterest-bearing checking accounts, are becoming a more significant source of liquidity than they have been historically to the Banks. There were no advances from the FHLBA at December 31, 1998 or 1997.

         Subject to certain limitations, Thomaston Federal may borrow funds from the FHLBA in the form of advances. Credit availability from the FHLBA to Thomaston Federal is based on Thomaston Federal's financial and operating condition. In addition to creditworthiness, Thomaston Federal must own a minimum amount of FHLBA capital stock. This minimum is 5.0% of outstanding FHLBA advances. Thomaston Federal uses FHLBA advances for both long-term and short-term liquidity needs. Other than normal banking operations, Thomaston Federal has no long-term liquidity needs. Thomaston Federal has never been involved with highly leveraged transactions that may cause unusual potential long-term liquidity needs.
         The statements of cash flows for the three years ended December 31, 1998 detail Thomaston Federal's sources and uses of funds for those periods.

         Capital Resources and Dividends. Stockholders' equity at December 31, 1998, increased 10.9% from December 31, 1997. This growth resulted from 1998 earnings. Dividends of $63,000 or $.10 per share were declared and paid in 1998, compared to $.09 per share in 1997.

         Average stockholders' equity as a percent of total average assets is one measure used to determine capital strength. The ratio of average stockholders' equity to average total assets was 10.01% for 1998 and 8.92% for 1997. Table 11 summarizes these and other key ratios for Thomaston Federal for each of the last three years.

         The Federal Deposit Insurance Corporation Improvement Act ("FDICIA") required federal banking agencies to take "prompt corrective action" with regard to institutions that do not meet minimum capital requirements. As a result of FDICIA, the federal banking agencies introduced an additional capital measure called the "Tier 1 risk-based capital ratio." The Tier 1 ratio is the ratio of core capital to risk adjusted total assets. Note 7 to the financial statements presents a summary of FDICIA's capital tiers compared to Thomaston Federal's actual capital levels. Thomaston Federal exceeded all requirements of a "well-capitalized" institution at December 31, 1998.

Table 11 - Equity Ratios
                                              Years Ended December 31
                                              -----------------------
                                              1998      1997      1996
                                              ----      ----      ----
         Return on average assets             1.16%     1.16%      .80%
         Return on average equity            11.54%    13.03%     8.55%
         Dividend payout ratio               10.31%     8.91%    12.59%
         Average equity to average assets    10.01%     8.92%     9.33%

         Provision for Income Taxes. The provision for income taxes was $304,000 in 1998, versus $318,000 in 1997, and $231,000 in 1996. The effective actual tax rates for 1998, 1997, and 1996 (tax provision as a percentage of income before taxes) were 33%, 34%, and 36%, respectively. See Thomaston Federal's financial statements for an analysis of income taxes.

         Impact of Inflation and Changing Prices. The financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in relative purchasing power over time due to inflation.

         Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than does the effect of inflation. The liquidity and maturity structures of Thomaston Federal's assets and liabilities are critical to the maintenance of acceptable performance levels.

         Recent Accounting Pronouncements. In 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for hedging activities and for derivative instruments, including derivative instruments embedded in other contracts. It requires the fair value recognition of derivatives as assets or liabilities in the financial statements. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999, but initial application of the statement must be made as of the beginning of the quarter. At the date of initial application, an entity may transfer any held to maturity security into the available for sale or trading categories without calling into question the entity's intent to hold other securities to maturity in the future. Thomaston Federal believes the adoption of SFAS No. 133 will not have a material impact on its financial position, results of operations or liquidity.

         Management's Discussion and Analysis of Financial Condition and Results of Operations for Each of the Three Months Ended March 31, 1999 and 1998.

         Financial Condition. Total assets at March 31, 1999 were approximately $55 million, compared to $51 million at December 31, 1998. Deposits increased approximately $ 1.2 million, or 2.4% from December 31, 1998, while net loans increased approximately $505,000, or 1.7%. The allowance for loan losses at March 31, 1999 totaled $376,000, representing 1.2% of total loans compared to the December 31, 1998 total of $387,000, representing 1.3% of total loans. Securities decreased 21% from December 31, 1998. The increase in net loans was funded primarily with deposit growth and the maturity of investment securities.

         Results of Operations. Net interest income remained stable at $405,000 for the first three months of 1999 and 1998. Interest income for the first three months of 1999 was $927,000, representing a decrease of $27,000, or 2.8%, over the same period in 1998. Interest expense for the first three months of 1999 decreased approximately $27,000, or 4.9%, compared to the same period in 1998. This decrease in interest income and interest expense during the first three months of 1999 compared to 1998 is primarily attributable to the decrease in interest rates. Thomaston Federal recognized no provision for loan losses in the first three months of 1999 or 1998. It is management's belief that the allowance for loan losses is adequate to absorb probable losses in the loan portfolio. Noninterest income decreased 14.9% to approximately $466,000 for the three month period ended March 31, 1999, as compared to the same period in 1998 due to a decrease in gain on sale of mortgage loans. Noninterest expense for the first three months of 1999 and 1998 totaled $713,000 and $687,000, respectively. This increase of 3.8% was due to normal salary increases.

         Capital Resources. Thomaston Federal is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines, Thomaston Federal must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Thomaston Federal's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy require Thomaston Federal to maintain minimum amounts and ratios of total and Tier 1 capital (as defined) to risk-weighted assets and of Tier 1 capital (as defined) to average assets. As of March 31, 1999, Thomaston Federal met all capital adequacy requirements to which it is subject. The following tables present Thomaston Federal's regulatory capital position at March 31, 1999:

Risk-Based Capital Ratios

         Tier 1 Capital................................................  10.10%
         Tier 1 Capital minimum requirement ...........................   4.00%
         Excess........................................................   6.10%

         Total Capital.................................................  17.88%
         Total Capital minimum requirement.............................   8.00%
         Excess........................................................   9.88%

         Leverage Ratio Tier 1 Capital to adjusted total assets........  10.10%
         Minimum leverage requirement..................................   3.00%
         Excess........................................................   7.10%

                                BUSINESS OF FLAG

General

         FLAG is a bank holding company headquartered in LaGrange, Georgia. FLAG is the sole shareholder of Citizens Bank, Vienna, Georgia, and First Flag Bank, LaGrange, Georgia. Citizens Bank is a state bank organized under the laws of the State of Georgia, with 14 branch offices located in 14 communities throughout Southern Georgia. First Flag Bank is a federally-chartered savings association, with five branch offices which serve markets located in western Georgia. First Flag Bank has regulatory approval to convert its charter from a federally-chartered savings association to a Georgia commercial bank. The conversion will occur in June, 1999.

         Through its subsidiaries, FLAG offers a full array of deposit accounts and retail and commercial banking services, engages in small business lending, residential and commercial real estate lending, mortgage banking services, brokerage services and performs real estate appraisal services. As of March 31, 1999, FLAG had total consolidated assets of $531.5 million, total consolidated deposits of $421.6 million, and total consolidated shareholders' equity of $48.6 million.

         As a routine part of its business, FLAG evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this Proxy Statement/Prospectus, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents respecting potential mergers may occur or be in progress. These transactions may involve FLAG acquiring such financial institutions in exchange for cash or capital stock, and depending upon the terms of these transactions, they may have a dilutive effect upon the FLAG common stock to be issued to holders of Thomaston Federal common stock in the merger.

Directors and Executive Officers

         The directors of FLAG after the merger will be:

            Dennis D. Allen          John S. Holle
            Dr. A. Glenn Bailey      James W. Johnson
            Leonard H. Bateman       Kelly R. Linch
            H. Speer Burdette, III   J. Preston Martin.
            Robert G. Cochran        J. Daniel Speight, Jr.
            Patti S. Davis           John W. Stewart, Jr.
            Fred A. Durand, III      Robert W. Walters

         The executive officers of FLAG after the merger will be:

            John S. Holle            Chairman of the Board
            J. Daniel Speight, Jr.   President and Chief Executive Officer
            Charles O. Hinely        Chief Operating Officer and Executive
                                         Vice President
            Patti S. Davis           Chief Financial Officer, Senior
                                         Vice President
                                     and Assistant Secretary
            Ellison C. Rudd          Senior Vice President, Treasurer
                                         and Secretary
            J. Preston Martin        Senior Vice President

         Upon the completion of the merger of Thomaston Federal with a newly formed, wholly-owned subsidiary of FLAG, Robert G. Cochran will be elected as a member of FLAG's Board of Directors. Additional persons may be elected as directors or executive officers following the merger. See "SUMMARY - Recent Developments in FLAG's Business."

         The following section sets forth certain information regarding each of the persons who, after the consummation of the merger, will be a director or executive officer of FLAG. Except as otherwise indicated, each of the named persons has been engaged in his or her present principal occupation for more than five years.

         Dennis D. Allen. Mr. Allen served as a director of The Brown Bank from 1981 until December 1998 and has served as the President and Chief Executive Officer of The Brown Bank since 1991. Following the merger of The Brown Bank with Citizens Bank, Mr. Allen has served as a member of the Board of Directors of FLAG and is President of The Brown Bank division of Citizens Bank.
Mr. Allen is 42 years old.

         Dr. A. Glenn Bailey. Dr. Bailey is a physician and surgeon in LaGrange and is a director, and from 1980 to 1989 was President, of Clark-Holder Clinic, a LaGrange medical clinic. He has been a director of First Flag Bank since 1982 and a director of FLAG since 1994. Following the merger, Dr. Bailey will continue to serve as a member of the Boards of Directors of both FLAG and First Flag Bank. Dr. Bailey is 64 years old.

         Leonard H. Bateman. Mr. Bateman has served as President and Chief Executive Officer of Empire Bank Corp. and Empire Banking Company from 1986 until December 1998. Following consummation of the merger of Empire and FLAG, Mr. Bateman has served as a member of the Board of Directors of FLAG and as President of the Empire Banking Company division of Citizens Bank. Mr. Bateman is 50 years old.

         H. Speer Burdette, III. Mr. Burdette is an owner, director and Vice President/Treasurer of J.K. Boatwright & Co., P.C., an accounting firm located in LaGrange. He has been a director of First Flag Bank since 1993 and a director of FLAG since 1994. Following the merger, Mr. Burdette will continue to serve as a member of the Boards of Directors of both FLAG and First Flag Bank.
Mr. Burdette is 46 years old.

         Robert G. Cochran. Mr. Cochran is President, Chief Executive Officer and a director of Thomaston Federal. Following the merger, Mr. Cochran will serve as a member of the Board of Directors of FLAG. Mr. Cochran has served as President of Thomaston Federal since 1982 and will continue to be President after the merger. Mr. Cochran is 62 years old.

         Patti S. Davis. Ms. Davis served as Executive Vice President and Chie Financial Officer of Middle Georgia since 1994 until Middle Georgia merged with FLAG in March 1998. Ms. Davis has been Senior Vice President and Chief Financial Officer of Citizens Bank since 1990. Following the consummation of the merger of Middle Georgia and FLAG, Ms. Davis has served as a Senior Vice President and as a member of the Board of Directors of FLAG and, since July 1998, has served as Chief Financial Officer of FLAG. In addition, Ms. Davis continues to act as Senior Vice President and Chief Financial Officer of Citizens Bank. Following the merger, Ms. Davis will continue to act in these capacities. Ms. Davis and J. Daniel Speight, Jr. are cousins. Ms. Davis is 42 years old.

         Fred A. Durand, III. Mr. Durand is President, Chief Executive Officer and a director of Durand-Wayland, Inc., a manufacturer of produce sorting and spray equipment. He has been a director of First Flag Bank since 1990 and director of FLAG since 1994. Following the merger, Mr. Durand will continue to serve as a member of the Boards of Directors of both FLAG and First Flag Bank. Mr. Durand is 57 years old.

         Charles O. Hinely. Mr. Hinely has served as Executive Vice President and Chief Operating Officer of FLAG since December 1997. Mr. Hinely has 30 years of banking and financial industry related experience. He has worked for Citizens and Southern National Bank and was a principal of Bank Management Resources, Inc. (BMR Financial Group) and LSI Partners, Inc. Following the merger, Mr. Hinely will continue to serve as Executive Vice President and Chief Operating Officer of FLAG. Mr. Hinely is 51 years old.

         John S. Holle. Mr. Holle served as Chairman of the Board, President, Chief Executive Officer and as a director of FLAG since 1993, and he has been President, Chief Executive Officer and a director of First Flag Bank since 1985 and Chairman of the Board of First Flag Bank since 1990. Following the merger of FLAG and Middle Georgia, Mr. Holle has served as Chairman of the Board of FLAG and President, Chief Executive Officer and a member of the Board of Directors of FLAG and as a director of Citizens Bank. Mr. Holle also has been Chairman of the Board and President of First Flag Bank's wholly-owned subsidiary, Piedmont, since 1986. Following the merger, Mr. Holle will continue to be the Chairman of the Board of FLAG and will continue to serve as a member of the Board of Directors of FLAG. In addition, Mr. Holle will continue to act as President, Chief Executive Officer and a member of the Board of Directors of First Flag Bank and as a director of Citizens Bank following the merger. Mr. Holle is 48 years old.

         James W. Johnson. Mr. Johnson is the president of McCannie Motor and Tractor Company, Inc., a retail seller of tractors and implement equipment, and served as a director of Middle Georgia and Citizens Bank since 1982 until the merger of FLAG and Middle Georgia. Following the merger of FLAG and Middle Georgia, Mr. Johnson has served as a member of the Board of Directors of FLAG and continues to serve as a director of Citizens Bank. Following the merger, Mr. Johnson will continue in these capacities. Mr. Johnson is 57 years old.

         Kelly R. Linch. Mr. Linch is owner of Linch's, Inc., a retail appliance and electronics store in LaGrange. He has been a director of First Flag Bank since 1986 and a director of FLAG since 1994. Following the merger, Mr. Linch will continue to serve as a member of the Boards of Directors of both FLAG and First Flag Bank. Mr. Linch also is a director of Key Distributors of Georgia, Inc. Mr. Linch is 56 years old.

         J. Preston Martin. Mr. Martin served as the President and Chief Executive Officer of Three Rivers and as President of Bank of Milan from 1986 until May 1998 when Three Rivers merged with and into FLAG. Mr. Martin currently serves as Senior Vice President, on the Boards of Directors of FLAG, Citizens Bank and Milan and as President of the Bank of Milan division of Citizens Bank. Mr. Martin is 45 years old.

         Ellison C. Rudd. Mr. Rudd served as Executive Vice President, Chief Financial Officer and Treasurer of FLAG since 1994. Mr. Rudd has also been Executive Vice President of First Flag Bank since 1993 and Chief Financial Officer and Treasurer of First Flag Bank since 1989 when he joined First Flag Bank as a Vice President. Following the merger of FLAG and Middle Georgia and until July 1998, Mr. Rudd served as Senior Vice President and Chief Financial Officer of FLAG. Mr. Rudd currently serves as Senior Vice President, Secretary and Treasurer of FLAG. Following the merger, Mr. Rudd will continue to act in these capacities. In addition, Mr. Rudd will continue to act as Chief Financial Officer, Treasurer and Executive Vice President of First Flag Bank. Mr. Rudd is 54 years old.

         J. Daniel Speight, Jr. Mr. Speight served as Chief Executive Officer and as a director of Middle Georgia since 1989 and has been President and Chief Executive Officer of Citizens Bank since 1984. Following the merger of FLAG and

Middle Georgia, Mr. Speight has served as the President and Chief Executive Officer of FLAG, and as a member of the Board of Directors of FLAG. In addition, Mr. Speight serves as President and Chief Executive Officer and a director of Citizens Bank and as a director of FLAG. Following the merger, Mr. Speight will continue to act in these capacities. Mr. Speight is 42 years old.

         John W. Stewart, Jr. Mr. Stewart is an owner, Chairman of the Board and President of Stewart Wholesale Hardware Company, a wholesale grocery and hardware business in LaGrange. He has been a director of First Flag Bank since 1982 and a director of FLAG since 1994. Following the merger, Mr. Stewart will continue to serve as a member of the Boards of Directors of both FLAG and First Flag Bank. Mr. Stewart is 64 years old.

         Robert W. Walters. Mr. Walters retired in March 1996 as owner and director of The Mill Store, Inc., a retail and contract floor covering business in LaGrange. He has been a director of First Flag Bank since 1982 and a director of FLAG since 1994. Following the merger, Mr. Walters will continue to serve as a member of the Boards of Directors of both FLAG and First Flag Bank.
Mr. Walters is 66 years old.

Management Stock Ownership

         The following table presents information about each of the current directors and executive officers of FLAG and all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the FLAG common stock is based upon "beneficial owner" concepts set forth in rules under the Exchange Act. Under such rules, a person is considered to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be considered to be a beneficial owner of the same securities.

                                         Amount and Nature          Percent
          Name                        of Beneficial Ownership    of Total (%)
          ----                        -----------------------    ------------
(a)    Directors
       Dennis D. Allen                    22,510        (1)          0.34
       Dr. A. Glenn Bailey                92,577        (2)          1.41
       Leonard H. Bateman                 10,625        (3)          0.16
       H. Speer Burdette, III             24,727        (4)          0.37
       Patti S. Davis                    145,868        (5)          2.21
       Fred A. Durand, III                32,728        (6)          0.50
       John S. Holle                      88,246.862    (7)          1.34
       James W. Johnson                  150,103        (8)          2.29
       Kelly R. Linch                     58,677        (9)          0.89
       Preston Martin                    287,000       (10)          4.37
       J. Daniel Speight, Jr.            261,088       (11)          3.94
       John W. Stewart, Jr.               29,941.459   (12)          0.45
       Robert W. Walters                 140,871.063   (13)          2.14

(b)    Executive Officers
       Charles O. Hinely                      10       (14)          0.00
       Ellison C. Rudd                    34,766.368   (15)          0.53

(c)    All Directors and Executive
       Officers as a group
       (15 persons)                    1,379,738.752                21.03

-------------------

(1)      Consists of 22,510 shares held by Mr. Allen.

(2) Consists of (i) 36,555 shares held by Dr. Bailey, (ii) 35,055 shares held by Dr. Bailey's spouse as to which beneficial ownership is shared,
         (iii) 975 shares held by Chattahoochee Land Investment as to which beneficial ownership is shared, (iv) 1,125 shares held by a broker for the benefit or Chattahoochee Land Investment as to which beneficial ownership is shared, and (v) 18,867 shares subject to immediately exercisable options.

(3) Consists of (i) 5,525 shares held by Mr. Bateman and (ii) 5,100 shares held by Mr. Bateman's spouse as to which beneficia ownership is shared.

(4) Consists of (i) 1,330 shares held by brokers for the benefit of Mr. Burdette, (ii) 4,530 shares held in Individual Retirement Accounts for the benefit of Mr. Burdette, and (iii) 18,867 shares subject to immediately exercisable options.

(5) Consists of (i) 108,439 shares held by Ms. Davis, (ii) 4,063 shares held in an Individual Retirement Account for the benefit of Ms. Davis,
         (iii) 7,866 shares held by Speight Futures, Inc. as to which beneficial ownership is shared and (iv) 25,500 shares subject to immediately exercisable options. Ms. Davis is also an executive officer of the Company.

(6) Consists of (i) 13,696 shares held by a broker for the benefit of Mr. Durand, (ii) 165 shares held by a broker for the benefit of Mr. Durand's spouse as to which beneficial ownership is shared, and (iii) 18,867 shares subject to immediately exercisable options.

(7) Consists of (i) 15,000 shares held by Mr. Holle, (ii) 382.162 shares issued to Mr. Holle pursuant to the Company's dividend reinvestment plan, (iii) 27,864.699 shares issued pursuant to the Company's Profit Sharing Plan, and (iv) 45,000 shares subject to immediately exercisable options. Mr. Holle is also an executive officer of the Company.

(8) Consists of (i) 58,377 shares held by Mr. Johnson, (ii) 2,716 shares held by Mr. Johnson's spouse as to which beneficial ownership is shared, (iii) 84,010 held by McCranie Motor and Tractor Company, Inc. Profit Sharing Plan for the benefit of Mr. Johnson, and (iv) 5,000 shares subject to immediately exercisable options.

(9) Consists of (i) 33,750 shares held by Mr. Linch, (ii) 6,060 shares held by a broker for the benefit of Mr.Linch, and (iii)18,867 shares subject to immediately exercisable options.

(10) Consists of 287,000 shares held by a broker for the benefit of Mr. Martin. Mr. Martin is also an executive officer of the Company.

(11) Consists of (i) 99,997 shares held by Mr. Speight, (ii) 49,498 shares held by a broker for the benefit of Mr. Speight, (iii) 2,362 shares held by Mr. Speight as trustee for Patricia Ruth Davis, (iv) 589 shares held by Mr. Speight as trustee for Anna Davis, (v) 1,677 shares held by a broker for the benefit of Mr. Speight as custodian for Alex Speight,
         (vi) 1,677 shares held by a broker for the benefit of Mr. Speight as custodian for J. Daniel Speight, III, (vii) 7,371 shares held in an Individual Retirement Account for the benefit of Mr. Speight, (viii) 34,917 shares held by Sp8Co., Inc. as to which beneficial ownership is shared, and (ix) 63,000 shares subject to immediately exercisable options. Mr. Speight is also an executive officer of the Company.

(12) Consists of (i) 9,486 shares held by Mr. Stewart, (ii) 15 shares held by Mr. Stewart as custodian for Tristain Daugherty, (iii) 1,573.268 shares issued to Mr. Stewart pursuant to the Company's dividend reinvestment plan, (iv) 0.191 shares issued to Mr. Stewart as custodian for Tristain Daugherty pursuant to the Company's dividend reinvestment plan, and (v) 18,867 shares subject to immediately exercisable options.

(13) Consists of (i) 37,875 shares held by Mr. Walters, (ii) 41,700 shares held jointly by Mr. Walters and his spouse, (iii) 42,000 shares held by Mr. Walters' spouse as to which beneficial ownership is shared, (iv) 375 shares held by Mr. Walters as custodian for Myles D. Oliver, (v)
         54.063 shares issued to Mr. Walter's as custodian for Myles D. Oliver pursuant to the Company's dividend reinvestment plan, and (vi) 18,867 shares subject to immediately exercisable options.

(14)     Consists of 10 shares held by Mr. Hinely.

(15) Consists of (i) 10,000 shares held by Mr. Rudd, (ii) 4,000 shares held by a broker for the benefit of Mr. Rudd, (iii) 15,141.3681 shares issued pursuant to the Company's Profit Sharing Plan, and (iv) 5,625 shares subject to immediately exercisable options.

         Additional information about FLAG and its subsidiaries is included in documents incorporated by reference in this Proxy Statement/Prospectus. See "WHERE YOU CAN FIND MORE INFORMATION ABOUT FLAG."

Voting Securities and Principal Shareholders of FLAG

         There were no shareholders of record that directly or indirectly owned, controlled, or held with power to vote, 5% or more of FLAG's common stock as of March 31, 1999.

Pro Forma Consolidated Financial Information

         The following unaudited pro forma condensed consolidated balance sheet as of March 31, 1999 (the "Pro Forma Balance Sheet"), and the unaudited pro forma consolidated statements of earnings for the three months ended March 31, 1999, and for each of the three years in the period ended December 31, 1998 (collectively, the "Pro Forma Earnings Statements"), combine the historical financial statements of FLAG with Thomaston Federal after giving effect to the merger using the pooling of interests method of accounting. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the merger occurred at March 31, 1999, while the pro forma adjustments to the Pro Forma Earnings Statements are computed as if the merger were consummated on January 1, 1996, the earliest period presented. The following financial statements do not reflect any anticipated cost savings which may be realized by FLAG after consummation of the merger.

         The pro forma information does not purport to represent what FLAG's and Thomaston Federal's combined results of operations actually would have been if the merger had occurred on January 1, 1996.


                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                 Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 1999
                             (Dollars in thousands)
                                   (Unaudited)

                                                                                  Pro         Other
                                                         Thomaston   Pro Forma   Forma        Pending     Pro Forma  Pro Forma
                                                  FLAG    Federal   Adjustments Combined    Acquisitions Adjustments  Combined
                                                  ----    -------   ----------- --------    ------------ -----------  --------
ASSETS

Cash and due from banks                       $  17,138       516                 17,654       3,385                   21,039
Federal funds sold                                2,000        -                   2,000       6,675                    8,675
Interest-bearing deposits                         1,039     4,318                  5,357         -                      5,357
Trading securities                                  324        -                     324         -                        324
Securities available for sale, at fair value     67,528        -                  67,528      26,891                   94,419
Securities held to maturity                       4,107    10,027                 14,134       6,307                   20,441
Other investments                                 7,267        -                   7,267         -                      7,267
Loans held for sale                               2,836     4,071                  6,907         -                      6,907
Loans, net                                      395,074    30,772                425,846      43,730                  469,576
Premises and equipment, net                      14,340     2,580                 16,920       1,423                   18,343
Other assets                                     19,861     2,977                 22,838       1,876                   24,714
                                               --------   -------               --------     -------                 --------
        Total assets                          $ 531,514    55,261                586,775      90,287                  677,062
                                                =======    ======                =======      ======                  =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
     Noninterest bearing                      $  44,955     1,040                 45,995      8,977                    54,972
     Interest bearing                           376,664    48,072                424,736     63,356                   488,092
                                                -------    ------                -------     ------                   -------

Total deposits                                  421,619    49,112                470,731     72,333                   543,064
Other borrowings                                 51,432       -                   51,432      8,729                    60,161
Accrued expenses and other liabilities            9,868       522                 10,390        737                    11,127
                                                --------  --------              ---------  --------                  --------
        Total liabilities                       482,919    49,634                532,553     81,799                   614,352
                                                -------    ------                -------     ------                   -------

Stockholders' equity:
Common stock 6,562                                  660       466       7,688      1,364         37        9,089
Additional paid-in capital                       10,500       249        (532)    10,217      4,046         (657)      13,606
Retained earnings                                29,542     4,784                 34,326      3,844                    38,170
Accumulated other comprehensive income            1,991       -                    1,991       (146)                    1,845
                                                  -----                            -----       ----                     -----

                                                 48,595     5,693                 54,222      9,108                    62,710

Less treasury stock                                 -         (66)         66       -         (620)          620          -
                                                -------    ------                -------     ------         ----      -------
     Total stockholders' equity               $  48,595     5,627                586,775     90,287                   677,062
                                                =======    ======                =======     ======                   =======


See accompanying notes to pro forma condensed consolidated financial statements.


                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                    For the Three Months Ended March 31, 1999
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                               Other
                                                     Thomaston     Pro Forma    Pro Forma     Pending        Pro Forma     Pro Forma
                                           FLAG       Federal     Adjustments   Combined    Acquisitions    Adjustments    Combined
                                           ----       -------     -----------   --------    ------------    -----------    --------
Interest income                         $  10,977         926                       11,903         1,610                     13,513
Interest expense                            5,119         522                        5,641           781                      6,422
                                            -----         ---                        -----           ---                      -----
    Net interest income                     5,858         404                        6,262           829                      7,091

Provision for loan losses                     345          -                           345            35                        380
                                              ---         ---                          ---            --                        ---
    Net interest income after
      provision for loan losses             5,513         404                        5,917           794                      6,711

Noninterest income:
    Fees and service charges                1,205          56                        1,261           115                      1,376
    Net realized gains on
       the sale of assets                     581         340                          921            -                          921
    Other operating income                    320          70                          390            49                        439
                                              ---          --                          ---            --                        ---
Total noninterest income                    2,106         466                        2,572           164                      2,736

Noninterest expense:
    Salaries and employee benefits          3,096         445                        3,541           313                      3,854
    Occupancy                                 711         136                          847           110                        957
    Other operating expenses                2,284         131                        2,415           254                      2,669
                                          -------         ---                      -------         -----                    -------
Total noninterest expense                   6,091         712                        6,803           677                      7,480

    Income before income taxes              1,528         158                        1,686           281                      1,967

Income tax expense                            477          57                          534            89                        623
                                          -------        ----                      -------        ------                    -------
    Net income                         $    1,051         101                        1,152           192                      1,344
                                         ========        ====                     ========        ======                    =======
    Net income per common
        share outstanding              $      .16         .16                          .15                                      .15
                                         ========        ====                     ========                                  =======
Weighted average outstanding shares         6,561         638                        7,663                                    9,064
                                         ========        ====                     =+======                                  =======


See accompanying notes to pro forma condensed consolidated financial statements.


                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                      For the Year Ended December 31, 1998
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                                Other
                                                        Thomaston   Pro Forma  Pro Forma      Pending      Pro Forma    Pro Forma
                                               FLAG      Federal   Adjustments Combined     Acquisitions   Adjustments   Combined
                                               ----      -------   ----------- --------     ------------   -----------   --------
Interest income                             $ 44,732      3,870                   48,468         6,547                     55,015
Interest expense                              21,909      2,240                   24,149         3,129                     27,278
----------------                              ------      -----                   ------         -----                     ------

    Net interest income                       22,823      1,630                   24,319         3,418                     27,737

Provision for loan losses                      3,382        -                      3,382           134                      3,516
                                               -----                               -----           ---                      -----

    Net interest income after
      provision for loan losses               19,441      1,630                   20,937         3,284                     24,221

Noninterest income:
    Fees and service charges                   4,619      2,176                    6,795           438                      7,233
    Net realized gains on
       the sale of assets                      1,202        -                      1,202            59                      1,261
    Other operating income                     1,618         69                    1,687           123                      1,810
                                               -----         --                    -----           ---                      -----

Total noninterest income                       7,439      2,245                    9,684           620                     10,304
Noninterest expense
    Salaries and employee benefits            10,949      1,750                   12,699         1,266                     13,965
    Occupancy                                  3,931        196                    4,127           436                      4,563
    Other operating expenses                   9,737      1,013                   10,750           951                     11,701
                                               -----      -----                   ------           ---                     ------

Total noninterest expense                     24,617      2,959                   27,576         2,653                     30,229

    Income before income taxes                 2,263        916                    3,045         1,251                      4,296
Income tax expense                               303        304                      607           360                        967
                                                 ---        ---                      ---           ---                        ---

    Net income                             $   1,960        612                    2,438           891                      3,329
                                           =========        ===                    =====           ===                      =====

    Net income per common
        share outstanding                  $     .30        .97                      .32                                      .37
                                           =========        ===                      ===                                      ===

Weighted average outstanding shares            6,555        630                    7,643                                    9,047
                                               =====        ===                    =====                                    =====


See accompanying notes to pro forma condensed consolidated financial statements.


                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                      For the Year Ended December 31, 1997
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                             Other
                                                  Thomaston     Pro Forma     Pro Forma      Pending        Pro Forma    Pro Forma
                                         FLAG      Federal     Adjustments    Combined    Acquisitions     Adjustments   Combined
                                         ----      -------     -----------    --------    ------------     -----------   --------
Interest income                      $  38,730      3,830                        42,560        6,301                      48,861
Interest expense                        18,623      2,173                        20,796        2,856                      23,652
                                        ------      -----                        ------        -----                      ------

    Net interest income                 20,107      1,657                        21,764        3,445                      25,209

Provision for loan losses                1,596          -                         1,596          171                       1,767
                                         -----                                    -----          ---                       -----

    Net interest income after
      provision for loan losses         18,511      1,657                        20,168        3,274                      23,442

Noninterest income:
    Fees and service charges             4,232      2,072                         6,304          408                       6,712
    Net realized gains on
       the sale of assets                  909          -                           909           89                         998
    Other operating income               1,002         57                         1,059          109                       1,168
                                         -----         --                         -----          ---                       -----

Total noninterest income                 6,143      2,129                         8,272          606                       8,878
Noninterest expense:
    Salaries and employee benefits       8,913      1,716                        10,629        1,216                      11,845
    Occupancy                            3,351        193                         3,544          389                       3,933
    Other operating expenses             6,260        943                         7,203          830                       8,033
                                         -----        ---                         -----          ---                       -----

Total noninterest expense               18,524      2,852                        21,376        2,435                      23,811
    Income before income taxes           6,130        934                         7,064        1,445                       8,509

Income tax expense                       1,820        318                         2,138          477                       2,615
                                         -----        ---                         -----          ---                       -----

    Net income                       $   4,310        616                         4,926          968                       5,894
                                        ======        ===                         =====          ===                       =====

    Net income per common
        share outstanding            $     .66        .98                           .65                                      .65
                                        ======        ===                           ===                                      ===

Weighted average outstanding shares      6,519        630                         7,607                                    9,048
                                         =====        ===                         =====                                    =====


See accompanying notes to pro forma condensed consolidated financial statements.

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                      For the Year Ended December 31, 1996
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                           Other
                                                 Thomaston     Pro Forma    Pro Forma      Pending       Pro Forma     Pro Forma
                                         FLAG     Federal     Adjustments   Combined     Acquisitions    Adjustments    Combined
                                         ----     -------     -----------   --------     ------------    -----------    --------
Interest income                      $  34,608     3,697                      38,305          5,882                      44,187
Interest expense                        16,374     2,098                      18,472          2,710                      21,182
                                        ------     -----                      ------          -----                      ------

    Net interest income                 18,234     1,599                      19,833          3,172                      23,005

    Provision for loan losses            4,475        38                       4,513            111                       4,624
                                         -----        --                       -----            ---                       -----

    Net interest income after
      provision for loan losses         13,759     1,561                      15,320          3,061                      18,381

Noninterest income:
    Fees and service charges             3,802     2,105                       5,907            375                       6,282
    Net realized gains on
       the sale of assets                  752         -                         752             85                         837
    Other operating income                 662        63                         725             76                         801
                                           ---        --                         ---             --                         ---

Total noninterest income                 5,216     2,168                       7,384            536                       7,920
Noninterest expense:
    Salaries and employee benefits       7,553     1,684                       9,237          1,145                      10,382
    Occupancy                            2,660       200                       2,860            377                       3,237
Other operating expenses                 6,613     1,211                       7,824            749                       8,573
                                         -----     -----                       -----            ---                       -----

Total noninterest expense               16,826     3,095                      19,921          2,271                      22,192
    Income before income taxes           2,149       634                       2,783          1,326                       4,109
Income tax expense                         451       231                         682            415                       1,097
                                           ---       ---                         ---            ---                       -----

    Net income                      $    1,698       403                       2,101            911                       3,012
                                    ==========       ===                       =====            ===                       =====
    Net income per common
        share outstanding           $      .26       .64                         .28                                        .33
                                    ==========       ===                         ===                                        ===
Weighted average outstanding shares $    6,481       634                       7,576                                      9,013
                                    ==========       ===                       =====                                      =====


See accompanying notes to pro forma condensed consolidated financial statements.

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
              Notes to Consolidated Pro Forma Financial Statements



(1) The unaudited pro forma consolidated balance sheet as of March 31, 1999 and consolidated statements of earnings for the three months ended March 31, 1999 and for the years ended December 31, 1998, 1997 and 1996 have been prepared based on the historical consolidated balance sheets and statements of earnings, which give effect to the merger of Thomaston Federal with and into FLAG accounted for as a pooling of interests, based on the exchange of
     1.7275 shares of FLAG Common Stock for each outstanding share of Thomaston Federal Common Stock.

(2) In the opinion of management of the respective parties included above, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring nature.

                       PROPOSAL 2 - ELECTION OF DIRECTORS

Nominees

         Thomaston Federal's Bylaws provide that the Board of Directors shall consist of eight members. The Bylaws provide that the eight members of the Board of Directors shall be divided into three classes as nearly equal in number as possible. Directors are elected by shareholders for a term of three years and until their successors are elected and qualified. The term of office of one of the classes of directors expires each year and a new class of 2 or 3 directors is elected each year at the Annual Meeting of Shareholders.

         The entire Board of Directors acts as the nominating committee for selecting management's nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee delivers written nominations to the Secretary at least 20 days prior to the date of the Annual Meeting. Upon delivery, such nominations are posted in a conspicuous place in Thomaston
Federal's office. No nominations for directors except those made by the nominating committee will be voted upon at the Annual Meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of Thomaston Federal at least five days prior to the Annual Meeting. Upon delivery, such nominations will be posted in a conspicuous place in Thomaston Federal's office. Ballots bearing the names of all the persons nominated by the nominating committee and by shareholders are provided for use at the Annual Meeting. However, if the nominating committee fails or refuses to act at least 20 days prior to the Annual Meeting, nominations for directors may be made at the Annual Meeting by any shareholder entitled to vote and will be voted upon.

         The Board of Directors has nominated Robert G. Cochran and W. Wallace Rhodes to stand for election as directors at the Annual Meeting. Messrs. Cochran and Rhodes presently serve as members of the Board of Directors whose terms are scheduled to expire at the Annual Meeting. If elected by the shareholders, each of the nominees will serve a three year term which will expire at the time of the 2002 Annual Meeting of Shareholders. Information regarding the two nominees is set forth below.

         The Merger Agreement provides that upon consummation of the merger the current directors of Thomaston Federal, in addition to one director of FLAG, will be the members of the Thomaston Federal Board of Directors. Furthermore, if the shareholders approve the Merger Agreement and the merger is consummated, FLAG, as the sole shareholder of Thomaston Federal, would have the ability to remove directors of Thomaston Federal or elect additional directors.

         Each of the nominees has consented to serve another three year term if re-elected. If any of the nominees should be unavailable for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

         The Board of Directors recommends that shareholders vote "FOR" the proposal to elect Robert G. Cochran and W. Wallace Rhodes as directors of Thomaston Federal to hold office until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified.

Information Regarding Nominees and Continuing Directors

         The following sets forth certain information as of May 15, 1999, regarding the three nominees for director and all current directors whose terms of office will continue after the Annual Meeting. Except as otherwise indicated, each of the named persons has been engaged in his present principal employment, in the same or a similar position, for more than five years.


                     PERSONS NOMINATED TO SERVE AS DIRECTORS
                          UNTIL THE 2002 ANNUAL MEETING
                                 OF SHAREHOLDERS

Robert G. Cochran

         Mr. Cochran joined Thomaston Federal in 1963 as a loan officer. He was elected to the Board of Directors in 1974 and served as Executive Vice President from 1977 to 1982. Mr. Cochran has served as President of Thomaston Federal since 1982. Mr. Cochran is 62.


W. Wallace Rhodes

         Mr. Rhodes has been a member of Thomaston Federal's Board of Directors since 1988. Mr. Rhodes served as Superintendent of the Thomaston City School System from 1981 until his retirement in August 1991. Mr. Rhodes is 62.


                      PERSONS ELECTED TO SERVE AS DIRECTORS
                          UNTIL THE 2000 ANNUAL MEETING
                                 OF SHAREHOLDERS

Samuel A. Brewton, Jr., M.D.

         Dr. Brewton became a director of Thomaston Federal in 1982. Dr. Brewton is a urologist who retired from private practice in 1996. He has served as mayor pro tempore of the City of Thomaston since 1990. Dr. Brewton is also a member of the Thomaston City Council, having served in that position from 1974 to 1982 and from 1990 to the present. Dr. Brewton is 68.

Calvin S. Hopkins, III

         Mr. Hopkins became a director of Thomaston Federal in 1988. Mr. Hopkins
has  been  Vice  President  of  Reddick   Construction   Company,  a  commercial
construction company in Thomaston, since 1983. Mr. Hopkins is 49.

David B. Dunaway

         Mr. Dunaway has served as a director of Thomaston Federal since 1976 and served as Secretary of Thomaston Federal from 1982 to December 1994. Mr. Dunaway has been a partner in the Thomaston law firm of Adams, Barfield, Dunaway & Hankinson since 1972. He serves as legal counsel to Thomaston Federal. Mr. Dunaway is 53.

                      PERSONS ELECTED TO SERVE AS DIRECTORS
                          UNTIL THE 2001 ANNUAL MEETING
                                 OF SHAREHOLDERS

Norman S. Morris

         Mr. Morris became a director of Thomaston Federal in 1974 and served as Vice Chairman of the Board of Directors from 1980 to 1991. Mr. Morris has been Chairman of the Board since April 1991. Mr. Morris was General Manager of B.F. Goodrich Textile Products until his retirement in 1989. Mr. Morris is 67.

Jere P. Greer

         Mr. Greer has been a member of Thomaston Federal's Board of Directors since 1974. Mr. Greer is the owner and manager of Greer's Store for Men, a retail clothing store in Thomaston. Mr. Greer is 63.

George H. Hightower, Jr.

         Mr. Hightower has served as a director of Thomaston Federal since 1976. Mr. Hightower has been Executive Vice President of Thomaston Mills, Inc. since 1986. Mr. Hightower is 49.

Meetings and Committees of the Board of Directors

     The Board of Directors conducts its business through meetings of the full Board and through four active standing committees consisting of the Executive Committee, the Audit Committee, the Asset/Liability Management Committee, and the Salary Review Committee. During the fiscal year ended December 31, 1998, the Board of Directors held thirteen meetings, the Executive Committee held five meetings, the Audit Committee held one meeting, the Asset/Liability Management Committee held twelve meetings, and the Salary Review Committee held one meeting. Each director attended 100% of all meetings of the full Board and of each committee of which he is a member.

     The Executive Committee is composed of Messrs. Cochran, Rhodes and Morris. This committee exercises the power of the Board of Directors on matters of a routine nature between regular Board Meetings. All actions of the Executive Committee are reviewed and ratified by the full Board of Directors.

     The members of the Audit Committee are Dr. Brewton and Messrs. Greer, Hightower, Dunaway and Morris. The Audit Committee recommends its choice of independent accountants to the Board of Directors, supervises the internal audit of Thomaston Federal and reviews accounting and financial reporting matters.

     The Asset/Liability Management Committee is composed of Dr. Brewton and Messrs. Cochran, Greer, Hopkins and Rhodes. This committee regularly reviews the operations of Thomaston Federal and the performance of its interest earning assets.

     The Salary Review Committee is composed of Messrs. Dunaway, Hightower and Morris. This committee reviews the performance of each of Thomaston Federal's officers and recommends to the Board the amount and form of all compensation of officers of Thomaston Federal.

Director Compensation

     Director Cash Compensation. Each member of the Board of Directors of Thomaston Federal receives a fee of $250 for each Board Meeting attended (unless failure to attend is due to illness, in which case the director receives the $250 fee) and a monthly fee. In 1998, the monthly fee was $467. Effective January 1, 1999, the monthly fee is $533. In 1999, the fee for Board Meeting attendance will be $300. In addition, members of the committees of the Board of Directors receive a fee of $100 for attendance at each committee meeting, except the President who does not receive a fee for attendance at committee meetings. Thomaston Federal paid a total of $77,200 in directors' fees for the year ended December 31, 1998.

     Directors Option Plan. In accordance with Thomaston Federal's conversion from mutual to stock form (the "Conversion"), the Board of Directors of Thomaston Federal adopted the Thomaston Federal Savings Bank Directors Stock Option Plan of 1990 for non-employee directors (the "Directors Option Plan"). The Directors Option Plan was approved by Thomaston Federal's shareholders at the 1991 Annual Meeting of Shareholders. The purpose of the Directors Option Plan is to attract, encourage and increase the incentive for continued service of the directors of Thomaston Federal. The following summary of the principal features and effects of the Directors Option Plan, as amended, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the text of the Directors Option Plan, as amended, a copy of which may be examined at Thomaston Federal's office.

         In accordance with the Directors Option Plan, as amended, on February 25, 1991, each non-employee director of Thomaston Federal was granted, at no cost to him, an option to purchase 1,026 shares of Thomaston Federal common stock at an original exercise price of $5.00 per share, which is the same price at which shares were sold on February 25, 1991 to subscribers for Thomaston Federal common stock in the Conversion. Each option was fully vested at the time of grant. After a two-for-one stock split in the form of a 100% stock dividend paid by Thomaston Federal in March 1994, each option represented the right to acquire 2,052 shares at an exercise price of $2.50 per share. As a result of the three-for-two stock split in the form of a 50% stock dividend paid by Thomaston Federal in March 1998 (together with the March 1994 stock split, the "Stock Splits"), each option presently represents the right to acquire 3,078 shares at an exercise price of $1.67 per share. The total number of shares with respect to which options may be granted under the Directors Option Plan, as amended and as adjusted to reflect the Stock Splits, may not exceed 21,546, and options for that number of shares have been granted.

         Each option is accompanied by a "Reload Option." A Reload Option will be granted to an optionee who pays for the exercise of all or part of an option with shares of Thomaston Federal common stock, and represents an additional option to acquire the same number of shares of common stock as is tendered by the optionee to pay for the original option, except that the exercise price for shares acquired pursuant to the Reload Option will be determined at the time the Reload Option is granted. Options generally must be exercised during the optionee's term as a director, and no option is exercisable after the expiration of ten years from the date of grant. As of the date of this Proxy Statement/Prospectus, all of the options have been exercised.

Executive Compensation

         Summary of Compensation. The following table sets forth the total annual compensation earned by or paid to Robert G. Cochran, President, Chief Executive Officer and Director of Thomaston Federal, for the years ended December 31, 1996, 1997, and 1998. Other than Mr. Cochran, no executive officer of Thomaston Federal received an annual salary and bonus in excess of $100,000 for the fiscal year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE


                             Annual Compensation   Long-Term Compensation
                             -------------------   ----------------------
                                                  Securities
Name and                                          Underlying       All Other
Principal Position     Year    Salary    Bonus  Options (#)(1)  Compensation(2)
------------------     ----    ------    -----  --------------  ---------------

Robert G. Cochran      1998   $118,000   $500         ---           $11,350
President, Chief       1997    110,000    500         ---            10,184
Executive Officer and  1996    103,350    500         ---             8,854
Director
--------------

(1) On August 1, 1995, Thomaston Federal granted to Mr. Cochran options representing the right to acquire 6,000 shares of Common Stock at an exercise price of $9.00, vesting 20% annually beginning August 1996. As a result of a three-for-two stock split in the form of a 50% stock dividend paid by Thomaston Federal in March 1998, the option presently represents the right to acquire 9,000 shares at an exercise price of $6.00 per share.

(2) For the years ended December 31, 1998, 1997, and 1996, includes amounts contributed by Thomaston Federal on behalf of Mr. Cochran pursuant to the 401(k) portion of Thomaston Federal's Profit Sharing Plan and Trust ($1,795, $1,675, $1,313, respectively); fees paid to Mr. Cochran for his service as a director ($8,850, $7,800, $7,000, respectively); and life insurance premiums paid by Thomaston Federal in connection with a term life insurance policy payable to Mr. Cochran's beneficiaries ($705, $709, $541, respectively).

Long-Term Stock Incentive Plan

         Thomaston Federal's long-term incentive compensation is based upon the Thomaston Federal Savings Bank Long-Term Stock Incentive Plan of 1990. All officers and employees are eligible for the plan. The purpose of the plan is to further the growth and development of Thomaston Federal by encouraging officers and employees to obtain a proprietary interest in Thomaston Federal by owning its common stock. Thomaston Federal also intends that the plan will provide added incentives to employees and officers of Thomaston Federal to continue their service and to promote the growth of Thomaston Federal. A committee appointed by the Board of Directors administers the Stock Incentive Plan. The committee has the authority and sole discretion to grant options under the plan and to determine the exercise price, provided that the price is at least equal to the fair market value of the Thomaston Federal common stock. The committee also determines the term of the options, up to a maximum of ten years. The plan requires all employees and officers of Thomaston Federal to enter into Incentive Stock Option Agreements in order to receive their options. Thomaston Federal did not grant any options during 1998.

         Prior to 1998, Thomaston Federal granted to Mr. Cochran options to purchase common stock which presently represent the right to acquire 9,000 shares, of which 5,600 have vested as of August 1998, at an exercise price of $6.00 per share. Pursuant to the Incentive Stock Option Agreement entered into by Thomaston Federal and Mr. Cochran as of August 1, 1995, all options granted to Mr. Cochran under the plan become immediately exercisable in the event that Thomaston Federal becomes a party to any merger, consolidation or acquisition of Thomaston Federal. Consequently, upon [consummation] of the merger, all of Mr. Cochran's options will be exercisable.

Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

         The following table summarizes the aggregate number of options exercised during the fiscal year ended December 31, 1998, by Mr. Cochran and the value of options held by Mr. Cochran at December 31, 1998. The table also sets forth the number of shares covered by options (both exercisable and unexercisable) as of December 31, 1998, and the respective values for "in the money" options, which represents the positive spread between the exercise price of existing options and the fair market value of Thomaston Federal's Common Stock at December 31, 1998:


                                                       Number of Securities
                                                      Underlying Unexercised    Value of Unexercised in-
                            on                          Options at Fiscal        the-Money Options
                   Shares Acquired on    Value       Year-End (#)Exercisable/   at Fiscal Year-End ($)
Name                   Exercise (#)   Realized ($)        Unexercisable        Exercisable/Unexercisable
----                   ------------   ------------        -------------        -------------------------
Robert G. Cochran          -0-            -0-              5,400/3,600             $14,850/$9,900(1)

-----------------

     (1) Based on book value of $8.75 per share as of December 31, 1998.

      Employment Agreement. Thomaston Federal entered into an employment contract with Mr. Cochran, on February 25, 1991. The employment agreement provided for an initial term expiring on December 31, 1995. Commencing on December 31, 1993, and continuing on each December 31 thereafter, the agreement is automatically extended for an additional year, subject to the terms of the agreement, so that the remaining term shall be three years. The current term expires December 31, 2001. Under the agreement, Mr. Cochran is entitled to receive a base salary which shall be subject to annual review and adjustment by the Salary Review Committee of the Board of Directors. The current base salary under the agreement, effective as of January 1, 1999, is $135,000. In addition to the base salary, the agreement provides that Mr. Cochran shall be entitled to participate in all benefits and plans applicable to employees generally. The agreement provides that Thomaston Federal may terminate Mr. Cochran for "cause," as defined in the agreement, at any time. In the event Thomaston Federal chooses to terminate Mr. Cochran's employment for reasons other than for cause, Mr. Cochran or, in the event of his death, his beneficiary would be entitled to a severance payment equal to the amount of salary, based upon the base salary then in effect, that would have been paid to Mr. Cochran over the remainder of the term of the agreement then in effect. In addition, Thomaston Federal would continue Mr. Cochran's life, health and disability coverage for the remaining term of the agreement then in effect.

         It is a condition to the merger that Mr. Cochran enter into a new employment/separation agreement. See "DESCRIPTION OF THE MERGER - Management and Operations After the Merger; Interests of Certain Persons In the Merger."

Salary Review Committee Interlocks and Insider Participation

         The Salary Review Committee for 1998 was comprised of Messrs. Dunaway, Hightower and Morris. The committee reviews the performance of each of Thomaston Federal's officers and recommends to the Board of Directors the amount and form of all of their compensation. The committee is composed entirely of non-employee directors.

         Mr. Dunaway is a partner at the law firm of Adams, Barfield, Dunaway & Hankinson, which performs various legal services for Thomaston Federal. This firm also performs all title services associated with processing and closing Thomaston Federal's real estate loans. The total amount of fees paid to the firm of Adams, Barfield, Dunaway & Hankinson during the year ended December 31, 1998 was $163,523, some of which fees were reimbursed to Thomaston Federal by the borrowers at closing and are not reflected as expenses of Thomaston Federal.

Salary Review Committee Report on Executive Compensation

         This report by the Salary Review Committee of the Board of Directors discusses the Committee's compensation objectives and policies applicable to Thomaston Federal's executive officers. The report specifically reviews the committee's methods for establishing the compensation during 1998 of Mr. Cochran, who served as Thomaston Federal's President and Chief Executive Officer during 1998, and generally with respect to all officers. The committee is composed entirely of non-employee directors.

         Thomaston Federal's compensation programs for its officers are intended to create a direct relationship between the compensation paid to officers and Thomaston Federal's performance. The committee believes that this relationship is best implemented by providing a compensation package consisting of a base salary and an incentive bonus tied to Thomaston Federal's earnings and designed to promote Thomaston Federal's overall performance.

         Base Salary. For 1998, the Salary Review Committee established the base salary for Mr. Cochran based upon a subjective evaluation of his performance and the overall performance of Thomaston Federal. The committee's decision was also based upon an informal analysis and review of information available to Thomaston Federal with respect to base salary levels of executive officers of financial institutions that are similar in size to Thomaston Federal. The committee reviews Mr. Cochran's base salary annually. The Salary Review Committee also establishes the base salaries of Thomaston Federal's other officers and recommends them to the Board of Directors for approval. The Salary Review Committee makes its recommendations based upon a subjective evaluation of the individual officer's performance and upon the performance of Thomaston Federal.

         Short-Term Incentive Compensation. In 1991, Thomaston Federal implemented the Profit Incentive Plan. Under the Profit Incentive Plan, Thomaston Federal's employees have the opportunity to earn annual performance bonuses based upon the achievement of certain predetermined performance objectives. The bonus awarded to the participants in the Profit Incentive Plan is determined on the basis of the net income, after taxes, of the overall operations of Thomaston Federal. A participant is not eligible for any bonus payment under the Profit Incentive Plan unless employed full-time, continuously from January 1 to December 31 of a plan year. The actual amount of the bonus is determined from a scale set in advance by the Board of Directors based on the return on assets of Thomaston Federal. Thomaston Federal paid a bonus of $500 to each eligible individual under the Profit Incentive Plan during 1998.

         Long-Term Incentive Compensation. Thomaston Federal's long-term incentive compensation is based upon the Thomaston Federal Savings Bank Long-Term Stock Incentive Plan of 1990. All officers and employees are eligible for the plan. The purpose of the plan is to promote ownership of Thomaston Federal's common stock and to provide added incentives to employees and officers of Thomaston Federal to continue their service and to promote the growth of Thomaston Federal. A committee appointed by the Board of Directors administers the Stock Incentive Plan. The committee has the authority and sole discretion to grant options under the plan and to determine the exercise price, provided that the price is at least equal to the fair market value of the Thomaston Federal common stock. The committee also determines the term of the options, up to a maximum of ten years. Thomaston Federal did not grant any options during 1998. See "Long-Term Stock Incentive Plan" above.

         The Securities and Exchange Commission requires an explanation of Thomaston Federal's practice regarding adherence to Section 162(m) of the Code, which disallows the deduction for certain annual compensation in excess of $1 million paid to executive officers. Given Thomaston Federal's current level of compensation, this factor has no effect on the compensation program at this time. However, to preserve the future deductibility of stock option exercises, the Stock Incentive Plan sets an annual per-employee limit on the number of shares for which options may be granted.

                             SALARY REVIEW COMMITTEE
                                David B. Dunaway
                            George H. Hightower, Jr.
                                Norman S. Morris

Certain Transactions of Management with Thomaston Federal

         In accordance with applicable laws and regulations, loans made by Thomaston Federal to its directors, executive officers and controlling shareholders, as well as affiliates of such persons, must be made in compliance with certain specified quantitative limitations and on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated borrowers and such loans may not involve more than the normal risk of repayment or present other unfavorable features. Loans by Thomaston Federal to directors, executive officers and holders of more than ten percent of Thomaston Federal's outstanding Common Stock, as well as to any member of the immediate family of such persons were made in accordance with Section 22(h) of the Federal Reserve Act and (A) were made in the ordinary course of business,
(B) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other people, and (C) do not involve more than the normal risk of collectibility or contain other unfavorable features. At December 31, 1998, Thomaston Federal did not have any loans outstanding to executive officers or Directors of Thomaston Federal or to members of their immediate families.

         The law firm of Adams, Barfield, Dunawa & Hankinson, of which Mr. Dunaway is a partner, performs various legal services for Thomaston Federal. See "--Salary Review Committee Interlocks and Insider Participation."


                              SHAREHOLDER PROPOSALS

         Proposals of shareholders of FLAG intended to be presented at the 2000 annual meeting of shareholders must be received by FLAG at its principal executive offices on or before the date that is 120 calendar days in advance of the date of FLAG's release of its 1999 proxy statement to security holders in order to be included in FLAG's proxy statement and proxy relating to the 2000 annual meeting of shareholders. As of the date of the mailing of this Proxy Statement/Prospectus, FLAG's 1999 proxy statement has not been completed. The specific date by which proposals of shareholders of FLAG intended to be represented at the 2000 annual meeting of shareholders must be received by FLAG in order to be included in FLAG's 1999 proxy statement is December 15, 1999.

                                     EXPERTS

         The restated consolidated financial statements of FLAG and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three year period ended December 31, 1998, incorporated by reference herein and in the Registration Statement, have been audited by Porter Keadle Moore, LLP, independent certified public accountants, are included in the FLAG Annual Report to Shareholders which is incorporated by reference in FLAG's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. The financial statements audited by Porter Keadle Moore, LLP have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of FLAG and subsidiary for the year ended December 31, 1996, included in the restated consolidated financial statements of FLAG, incorporated herein and in the Registration Statement by reference, have been audited by Robinson, Grimes and Company, P.C. independent certified public accountants. The financial statements audited by Robinson, Grimes and Company P.C., have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Three Rivers Bancshares, Inc. as of December 31, 1997 and 1996 and for each of the years in the two year period ended December 31, 1997, included in the restated consolidated financial statements of FLAG, incorporated herein and in the Registration Statement by reference, have been audited by Thigpen, Jones, Seaton & Co., P.C., independent certified public accountants. The financial statements audited by Thigpen, Jones, Seaton & Co., P.C. have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The financial statements of Thomaston Federal as of December 31, 1998, 1997, and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for each of the years, are contained herein and in the Registration Statement in reliance upon the report of Driver & Adams, CPA, P.C., independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         The legality of the shares of FLAG common stock to be issued in the merger and certain tax consequences of the merger will be passed upon by Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia.


                                  OTHER MATTERS

         Management of Thomaston Federal does not know of any matters to be brought before the Annual Meeting other than those described above. If any other matters properly come before the Annual Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.

                    INDEX TO THOMASTON FEDERAL FINANCIAL DATA

                                                                          Page
                                                                          ----
Balance Sheets as of March 31, 1999 and 1998 (Unaudited)................  F-2

Statements of Earnings for the Three Months
     Ended March 31, 1999 and 1998 (Unaudited)..........................  F-3

Statements of Cash Flows for the Three Months Ended
     March 31, 1999 and 1998 (Unaudited)................................  F-4

Notes to Financial Statements (Unaudited)...............................  F-5

Independent Auditors' Report............................................  F-6

Balance Sheets as of December 31, 1998, 1997, and 1996 .................  F-7

Statements of Operations for the Years Ended
     December 31, 1998, 1997 and 1996...................................  F-9

Statements of Changes in Stockholders' Equity for the Years
Ended December 31, 1998, 1997 and 1996.................................. F-10

Statements of Cash Flows for the Years Ended December 31,
1998, 1997 and 1996..................................................... F-11

Notes to Financial Statements........................................... F-13

                         Thomaston Federal Savings Bank
                                 Balance Sheets
                             March 31, 1999 and 1998
                                   (Unaudited)

                                     Assets
                                     ------

                                                      1999               1998
                                                      ----               ----

Cash and due from banks ....................       $   516,222           445,710
Interest bearing deposits in banks .........         4,318,488         2,014,137
Securities held to maturity ................        10,026,731        13,244,640
Mortgage loans held for sale ...............         4,070,910         3,236,386
Loans ......................................        30,771,565        30,504,365
Premises and equipment .....................         2,580,323         2,586,164
Other assets ...............................         2,976,819         1,496,161
                                                   -----------       -----------
 Total assets ..............................       $55,261,058        53,527,563
                                                   ===========       ===========

                      Liabilities and Shareholders' Equity
                      ------------------------------------

Deposits:
     Demand ..............................        $ 1,040,186            554,524
     Interest bearing demand .............          9,083,019          8,668,832
     Savings .............................          3,697,183          5,023,051
     Time ................................         35,291,608         33,504,590

              Total deposits .............         49,111,996         47,750,997

Other liabilities ........................            522,205            657,235
                                                  -----------        -----------

              Total liabilities ..............      49,634,201       48,408,232

Shareholders' equity:
     Common stock ............................         659,763          642,129
     Capital surplus .........................         248,953          229,777
     Retained earnings .......................       4,783,817        4,313,101
     Treasury stock ..........................         (65,676)         (65,676)
                                                  ------------     ------------
              Total shareholders' equity .....       5,626,857        5,119,331
                                                  ------------     ------------
              Total liabilities and
                    shareholders' equity .....    $ 55,261,058       53,527,563
                                                  ============     ============

                         Thomaston Federal Savings Bank
                             Statements of Earnings
               For the Three Months Ended March 31, 1999 and 1998
                                   (Unaudited)


                                                           1999          1998
                                                           ----          ----

Interest income:
     Loans .......................................       $697,065        718,783
     Deposits with other banks ...................         39,230         41,069
     Investments .................................        190,211        193,433
                                                         --------       --------
               Total Interest Income .............        926,506        953,285
                                                         --------       --------
 Interest expense:
     Deposits ....................................        518,701        547,951
     Other .......................................          3,239            844
                                                         --------       --------
               Total interest expense ............        521,940        548,795
                                                         --------       --------
               Net interest income ...............        404,566        404,490

 Provision for loan losses .......................           --             --

 Non interest income:
     Service charges and fees ....................         55,519         57,872
     Gain on sale of loans .......................        340,073        380,237
     Other .......................................         70,148        109,123
                                                         --------       --------
              Total non interest income ..........        465,740        547,232

Non interest expense:
     Salaries and benefits .......................        445,153        420,287
     Occupancy ...................................        136,013        130,407
     Other .......................................        131,362        135,841
                                                         --------       --------
              Total noninterest expense ..........        712,528        686,535
                                                         --------       --------
               Income before taxes ...............        157,778        265,187

 Income tax expense ..............................         56,800        102,097
                                                         --------       --------
               Net earnings ......................       $100,978        163,090
                                                         ========       ========
Basic earnings per share .........................       $    .16            .26
                                                         ========       ========
Average shares outstanding .......................        638,202        629,906
                                                         ========       ========

                         Thomaston Federal Savings Bank
                            Statements of Cash Flows
                             March 31, 1999 and 1998
                                   (Unaudited)

                                                                  1999           1998
                                                                  ----           ----
Cash flows from operating activities:
   Net earnings ..........................................   $   100,978        163,090
   Adjustments to reconcile net earnings to net cash
     provided by operating activities:
Depreciation, amortization and accretion .................        39,133         42,475
         Gain on sale of loans ...........................      (340,073)      (380,237)
Change in mortgage loans held for sale ...................       546,950        103,707
         Change in other .................................    (1,973,018)      (139,829)
                                                              ----------       --------
              Net cash used by operating activities ......    (1,626,030)      (210,794)
                                                              ----------       --------
Cash flows from investing activities:
   Change in interest bearing deposits ...................    (2,436,412)       703,428
   Proceeds from maturities of securities held to maturity     2,639,370           --
   Purchases of securities held to maturity ..............          --       (1,787,432)
   Change in loans .......................................      (505,138)       259,166
   Purchases of premises and equipment ...................        (2,476)       (29,759)
                                                                  ------        -------
       Net cash used in investing activities .............      (304,656)      (854,597)
                                                                --------       --------
Cash flows from financing activities:
   Net change in deposits ................................     2,058,479      1,130,348
   Proceeds from exercise of stock options ...............        36,810            899
   Dividends paid ........................................       (78,178)       (62,994)
                                                                 -------        -------
       Net cash provided by investing activities .........     2,017,111      1,068,253

       Net change in cash and cash equivalents ...........        86,425          2,862

Cash and cash equivalents at beginning of year ...........       429,797        442,848
                                                                 -------        -------
Cash and cash equivalents at end of year .................   $   516,222        445,710
                                                             ===========        =======

                         Thomaston Federal Savings Bank
                   Notes to Consolidated Financial Statements
                                   (Unaudited)

(1)   Organization and Basis of Presentation
      --------------------------------------
      Thomaston Federal Savings Bank (the "Company"), operates a savings bank in the Thomaston, Georgia area. The interim financial statements included herein are unaudited but reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position and results of operations for the interim period presented. All such adjustments are of a normal recurring nature. The results of operations for the period ended March 31, 1999 are not necessarily indicative of the results of a full year's operations.

      The  accounting  principles  followed  by the  Company  and the methods of applying these principles conform with generally accepted accounting principles (GAAP) and with general practices within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determinations of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowances associated with deferred tax assets, the recognition of which are based on future taxable income.

                                 Driver & Adams
                          Certified Public Accountants


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Thomaston Federal Savings Bank
Thomaston, Georgia


We have audited the accompanying statements of financial condition of Thomaston Federal Savings Bank (the "Savings Bank") as of December 31, 1998, 1997 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for each of the years. These financial statements are the responsibility of the Savings Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thomaston Federal Savings Bank at December 31, 1998, 1997 and 1996, and the results of its operations, cash flows and changes in stockholders' equity for each of the years in conformity with generally accepted accounting principles.



Thomaston, Georgia                          /s/ Driver & Adams
January 28, 1999

                         THOMASTON FEDERAL SAVINGS BANK
                        STATEMENTS OF FINANCIAL CONDITION

                                                    DECEMBER 31,
                                                    ------------
                                          1998          1997         1996
                                          ----          ----         ----
ASSETS
Cash ..............................   $   429,797   $   442,848   $   503,154
Interest bearing deposits in other      1,882,076     2,717,565     2,325,332
   banks...........................   -----------   -----------   -----------
Cash and cash equivalents .........   $ 2,311,873   $ 3,160,413   $ 2,828,486
Investment securities (Note 1 & 4)     12,663,838    11,454,587     9,576,539
   (Market value of $11,703,176,
   $10,591,764, and $7,936,524,
   respectively.)
Mortgage loans held for sale ......     4,277,787     2,959,856     5,418,834
   (Note 2)
Loans held for long-term investment    30,266,427    30,763,531    32,323,016
   (Note 2)
Premises and equipment, at cost, ..     2,619,243     2,601,501     2,736,513
Less accumulated depreciation
   (Note 3)
Federal Home Loan Bank stock,......       331,000       331,000       331,000
   at cost
Accrued interest receivable on ....       200,445       169,338       143,377
   investments
Real estate owned-acquired ........       222,704       139,450       138,517
through foreclosures (Note 1)
   (Note 12)
Originated Mortgage Servicing .....       316,689       172,065        77,324
   Rights (Note 1) (Note 18)
Accrued interest receivable .......       217,846       225,027       246,805
Other assets ......................       191,099       187,256       259,756
                                      -----------   -----------   -----------
TOTAL ASSETS ......................   $53,618,951   $52,164,024   $54,080,167
                                      ===========   ===========   ===========


The accompanying notes are an integral part of the financial statements.

                         THOMASTON FEDERAL SAVINGS BANK
                        STATEMENTS OF FINANCIAL CONDITION


                                                           DECEMBER 31,
                                                           ------------
                                               1998            1997             1996
                                               ----            ----             ----
LIABILITIES AND STOCKHOLDERS' EQUITY:
Savings accounts (Note 5) ..............   $ 47,053,517    $ 46,620,649    $ 45,494,308
Advances from Federal Home Loan Bank ...              0               0       3,400,000
  Note 6)
Advance payments by borrowers for taxes         141,414         195,376         151,645
   and insurance
Collections on loans serviced for other         748,123         181,671         419,448
  investors
Accrued expenses and other liabilities .        108,650         147,992         159,908
                                           ------------    ------------    ------------
           TOTAL LIABILITIES ...........   $ 48,051,704    $ 47,145,688    $ 49,625,309
                                           ------------    ------------    ------------
STOCKHOLDERS' EQUITY:
Common stock, $1.00 par value, .........   $    638,067    $    637,967    $    637,867
  5,000,000 shares authorized,
  629,943, 629,843 and 629,743 shares,
  respectively, issued and outstanding
Common stock in treasury at cost; ......        (65,676)        (65,676)        (65,676)
  8,124 shares
Capital in excess of par or stated value        233,839         233,039         232,239
Retained earnings
  (Substantially restricted) ...........      4,761,017       4,213,006       3,650,428
                                           ------------    ------------    ------------
TOTAL STOCKHOLDERS' EQUITY .............   $  5,567,247    $  5,018,336    $  4,454,858
                                           ------------    ------------    ------------
                                           $ 53,618,951    $ 52,164,024    $ 54,080,167
                                           ============    ============    ============


The accompanying notes are an integral part of the financial statements.

                         THOMASTON FEDERAL SAVINGS BANK
                            STATEMENTS OF OPERATIONS

                                                                     December 31,
                                                                     ------------
                                                            1998          1997         1996
                                                            ----          ----         ----
Loans .................................................   $2,942,299   $3,108,702   $3,092,618
Interest and dividends on investment securities .......      793,584      585,564      478,333
Other interest income .................................      133,885      135,042      126,260
                                                             -------      -------      -------

TOTAL INTEREST INCOME .................................   $3,869,768   $3,829,308   $3,697,211
                                                          ----------   ----------   ----------
INTEREST EXPENSE:
Savings Deposits ......................................   $2,222,053   $2,150,582   $2,078,851
Advance - Federal Home Loan Bank ......................       18,451       21,534       18,919
                                                              ------       ------       ------
TOTAL INTEREST EXPENSE ................................   $2,240,504   $2,172,116   $2,097,770
                                                          ----------   ----------   ----------
NET INTEREST INCOME ...................................   $1,629,264   $1,657,192   $1,599,441

PROVISION FOR LOSSES ON LOANS: ........................            0            0       37,500
                                                                   -            -       ------
NET INTEREST INCOME AFTER PROVISION ...................   $1,629,264   $1,657,192   $1,561,941
  FOR LOSSES ON LOANS                                     ----------   ----------   ----------

OTHER INCOME:
Loan fees & service charges ...........................   $  631,625   $  571,746   $  569,535
Gain on sale of loans .................................    1,544,662    1,500,221    1,535,741
Other .................................................       69,325       57,448       62,686
                                                              ------       ------       ------
                                                          $2,245,612   $2,129,415   $ 2,167,962
                                                          ----------   ----------   -----------
OTHER EXPENSES:
Compensation ..........................................   $1,750,298   $1,715,861   $1,683,505
Occupancy .............................................      196,392      192,661      199,631
Data processing services ..............................      168,808      149,343      157,961
Advertising ...........................................       66,522       65,920       67,593
Professional fees .....................................       74,360       70,161       62,865
Depreciation & Amortization ...........................      175,810      152,221      163,296
Federal deposit insurance premiums & OTS Assessments ..       47,080       41,420      380,122
Other general and administrative ......................      480,595      463,948      378,696
                                                             -------      -------      -------
                                                          $2,959,865   $2,851,535   $ 3,093,669
                                                          ----------   ----------   -----------
INCOME BEFORE INCOME TAXES ............................   $  915,011   $  935,072   $  636,234

INCOME TAXES - (NOTE 8) ...............................      304,006      317,925      231,115
                     -                                       -------      -------      -------
NET INCOME ............................................   $  611,005   $  617,147   $  405,119
                                                          ==========   ==========   ==========
Basic earnings per share ..............................   $      .97   $      .98   $      .64

Diluted earnings per share ............................   $      .92   $      .94   $      .62


The accompanying notes are an integral part of the financial statements

                         THOMASTON FEDERAL SAVINGS BANK
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

-----------------------------------------------------------------------------------------------------------
                                                   Capital in
                          Number of                 Excess of
                           Shares       Common       Par or
                           Common       Stock     Stated Value     Retained      Treasury
                            Stock      (at Par)                    Earnings        Stock         Total
------------------------------------------------------------------------------------------------------------
Balances at                 636,983     $637,667      $230,639  $   3,296,549  $    (6,156)  $   4,158,699
Dec. 31, 1995
============================================================================================================
Dividends Paid-1996               -   $        -    $        -  $     (51,240) $         -   $     (51,240)
============================================================================================================
Purchase of                  (7,440)           -              -              -     (59,520)        (59,520)
treasury stock
============================================================================================================
1996 Net Income                   -            -              -       405,119            -         405,119
============================================================================================================
Stock Purchases                 200          200         1,600                           -           1,800
                          ---------    ---------     ---------  --------------     -------     -------------
                                                                             -
=========================
Balances at                 629,743     $637,867      $232,239  $   3,650,428  $   (65,676)  $   4,454,858
Dec. 31, 1996
============================================================================================================
Dividends Paid-1997               -   $        -    $        -  $     (54,569) $         -   $     (54,569)
============================================================================================================
1997 Net Income                   -            -              -       617,147            -         617,147
============================================================================================================
Stock Purchases                 100          100           800                           -             900
                          ---------    ---------     ---------  --------------     -------      ------------
                                                                             -
=========================
Balances at                 629,843     $637,967      $233,039  $   4,213,006  $   (65,676)  $   5,018,336
Dec. 31, 1997
============================================================================================================
Dividends Paid-1998               -   $        -    $        -  $     (62,994) $         -   $     (62,994)
============================================================================================================
1998 Net Income                   -            -              -       611,005            -         611,005
============================================================================================================
Stock Purchases                 100          100           800              -            -             900
                          ---------    ---------     ---------    -----------     --------     -------------
=========================
Balances at                 629,943     $638,067      $233,839  $   4,761,017  $   (65,676)  $   5,567,247
Dec. 31, 1998
============================================================================================================


The accompanying notes are an integral part of the financial statements.

                         THOMASTON FEDERAL SAVINGS BANK
                            STATEMENTS OF CASH FLOWS

                                                                             DECEMBER 31,
                                                                             ------------
                                                                 1998           1997           1996
                                                                 ----           ----           ----
OPERATING ACTIVITIES
Net Income .............................................   $    611,005    $    617,147     $   405,119
Adjustments to reconcile net income to net cash
provided by operating activities:
Decrease (increase) in interest receivable and .........            783         100,218          25,399
other assets
Decrease (increase) in originated mortgage .............       (144,624)        (94,741)        (77,324)
servicing rights
(Decrease) increase in deferred loan fees ..............         (7,623)        (14,725)        (12,366)
Deferred tax provision .................................          7,555           2,725          36,229
Provision for depreciation & amortization ..............        175,810         152,221         163,296
Gain on sale of loans ..................................      1,544,662       1,500,221       1,535,741
Change in mortgage loans held for sale .................     (1,317,931)      2,458,978      (1,346,892)
Provision for loan losses ..............................              0               0          37,500
(Decrease) increase in payables and other ..............        (35,436)         (4,526)         40,799
liabilities                                                     -------          ------          ------

Net Cash Provided By Operating Activities ..............   $    834,201    $  4,717,518    $    807,501
                                                           ------------    ------------    ------------


INVESTING ACTIVITIES
Purchase of office properties and  equipment ...........   $   (144,875)   $    (46,150)   $   (733,950)
Proceeds from maturities of investments ................      7,502,000       2,881,000       3,732,000
Purchases of investment securities .....................     (9,327,000)     (5,500,000)     (5,722,000)
Loans sold .............................................     67,639,000      60,870,000      60,592,000
Loans purchased ........................................       (515,000)       (228,000)       (293,000)
Loans - principal repayments ...........................     15,710,000      13,615,000      12,285,000
Loans originated .......................................    (83,560,000)    (70,223,000)    (75,492,000)
R.E.O. sales ...........................................        265,000         135,290         204,704
Other - Net ............................................       (134,362)     (3,201,386)     (1,333,480)
                                                               --------      ----------      ----------
Net Cash Provided (Used) By Investing Activities .......   $ (2,565,237)   $ (1,697,246)   $ (6,760,726)
                                                           ============    ============    ============


The accompanying notes are an integral part of these financial statements

                         THOMASTON FEDERAL SAVINGS BANK
                            STATEMENTS OF CASH FLOWS

                                                                        DECEMBER 31,
                                                                        ------------
                                                             1998           1997            1996
                                                             ----           ----            ----
FINANCING ACTIVITIES
Increase (decrease) - advances of Federal Home Loan   $          0    $ (3,400,000)   $  2,150,000
Bank
Increase (decrease) in escrow accounts ............        512,490        (360,776)        132,524
Purchase of treasury stock ........................              0               0         (59,520)
Savings withdrawals ...............................    (77,325,000)    (83,325,000)    (57,821,000)
Savings deposits ..................................     77,758,000      84,452,000      62,402,000
Dividends paid ....................................        (62,994)        (54,569)        (51,240)
                                                       ------------    ------------    ------------
Net Cash Provided By (Used) Financing Activities ..   $    882,496    $ (2,688,345)   $  6,752,764
                                                       ------------    ------------    ------------
Increase (decrease) in cash and cash equivalents ..   $   (848,540)   $    331,927    $    799,539
Cash and cash equivalents at beginning of period ..      3,160,413       2,828,486       2,028,947
                                                       ------------    ------------    ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ........   $  2,311,873    $  3,160,413    $  2,828,486
                                                       ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid on Advances .........................   $     18,451    $     24,483    $     17,437
                                                      ============    ============    ============
Interest Paid on Deposits .........................   $    468,379    $    470,641    $    415,553
                                                      ============    ============    ============
Income Taxes Paid .................................   $    315,000    $    162,091    $    173,076
                                                      ============    ============    ============
SUPPLEMENTAL DISCLOSURE OF
NON-CASH TRANSACTIONS
Transfer of mortgage loans to real estate acquired    $    337,000    $    139,350    $    190,063
  through foreclosure                                 ============    ============    ============


The accompanying notes are an integral part of the financial statements.

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
----------------------------------------------------

The accounting policies of Thomaston Federal Savings Bank, a Federally Chartered Association (the Bank) conform to generally accepted accounting principles
(GAAP) and prevailing practices within the thrift industry. The Bank is primarily regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Financial data of Thomaston Federal is presented for the twelve month period ending and as of December 31, 1998, 1997 and 1996. In the opinion of management, this information reflects all adjustments (none of which were other than normal recurring accruals) necessary for the fair presentation of this data. A summary of the more significant accounting policies follows.

Investment Securities: Securities held for investment are stated at cost, adjusted for level-yield amortization of premiums and accretion of discounts on purchase, plus accrued interest.

On January 1, 1994, pursuant to SFAS No. 115, investment securities are classified as "held-to-maturity" and reported at amortized cost because the Bank has the ability and positive intent to hold such securities to maturity. The Bank's adoption of SFAS No. 115 did not result in a change in the classification or accounting for investment securities.

Thomaston Federal does not invest in "off balance sheet" derivatives, nor does it invest in securities considered "high risk" by its regulators.

Mortgage Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market value. The amount by which cost exceeds market value is accounted for as a valuation allowance. Changes, if any, in the valuation allowance are included in the determination of net earnings in the period in which the change occurs. Gains and losses from the sale of loans are determined using the specific identification method.

Loans, Loan Fees and Interest Income: Loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding unpaid principal balances, net of the allowance for loan losses, deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


Loans, Loan Fees and Interest Income: (continued)
-------------------------------------------------

Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized in interest income using the level-yield method over the contractual lives of the loans, adjusted for estimated prepayments based on the Banks' historical prepayment experience. Commitment fees and costs relating to commitments whose likelihood of exercise is remote are recognized over the commitment period on a straight-line basis. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment to the yield. Premiums and discounts on purchased loans are amortized over the remaining lives of the loans using the level-yield method. Fees arising from servicing loans for others are recognized as earned.

Thomaston Federal considers a loan impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate or at the loan's observable market price, or the fair value of the collateral of the loan if the loan is collateral dependent. Interest income from impaired loans is recognized using a cash basis method of accounting during the time within that period in which the loans were impaired.

Interest on Loans: Interest on loans is recorded as earned. Accrued interest on loans that management believes is uncollectible is reserved. Loan delinquencies past ninety days cease accrual of interest earned.

Loan Fees and Expenses: During December 1986, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases". As permitted, the Bank adopted the provisions of this Statement for lending transactions entered into and commitments granted on or after January 1, 1988. Accordingly, loan origination and commitment fees and certain direct loan origination costs related to loans or commitments originated subsequent to January 1, 1988, are being deferred and the net amount amortized as an adjustment of the related loans' yield. The Bank is amortizing deferred amounts over the contractual life of the related loans.

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


Mortgage Servicing Rights: The Bank adopted on January 1, 1996, Financial Accounting Standards No. 125, "Accounting for Mortgage Servicing Rights." This statement requires that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans. The acquisition of mortgage servicing rights through either the purchase or origination of mortgage loans are allocated based on relative fair values.

The Bank is actively involved in originating and selling loans with servicing released. Inasmuch as quoted market prices are available, the Bank has determined that the most objective and relevant measure of the fair value of mortgage servicing rights is the use of quoted market prices. Because mortgage servicing rights are sensitive to prepayments, their values diminish when prepayments of the underlying mortgage loans occur. If mortgage refinancing activity increases dramatically as borrowers respond to substantial declines in mortgage interest rates, mortgage servicing rights will decrease in value due to the accelerated payments on the underlying loan portfolio. The Bank assesses its capitalized mortgage servicing rights for impairment based on the fair value of those rights after considering predominant risk characteristics of the underlying loans.

The amount capitalized as the right to service mortgage loans, net of any valuation allowances, is amortized over the estimated period of the servicing income.

A subsidiary schedule of originated mortgage servicing rights is maintained by the Bank. This schedule reflects each loan's amount, rate, term and other characteristics. This schedule is stratified periodically based on loan amount, type and term to compare current fair value to capitalized fair value. After considering predominant risk characteristics such as substantial variances in mortgage interest rates and loan prepayment activity, impairment is evaluated, and a valuation allowance is recorded if considered necessary.

Depreciation and Amortization: Thomaston Federal computes depreciation of office properties and equipment on the straight-line method for financial reporting purposes. Estimated lives used to compute depreciation are - building, forty years; building improvements, ten years; and furniture, fixtures and equipment, five to ten years.

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


Provision for Estimated Loan Losses: The allowance for loan losses is maintained at a level believed adequate by management to absorb losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio and, among other things, growth, composition of the portfolio and historical experience. Future adjustments to the allowance for loan losses may be necessary if economic conditions differ substantially from the assumptions as to economic conditions used in making the initial determinations.

Statement of Cash Flows: In accordance with the provisions of Financial Accounting Standards Board Statement No. 95, "Statement of Cash Flows", the Bank has presented statements of cash flows for each period presented. For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks which are non-interest bearing and amounts due from banks which are interest bearing.

Real Estate Owned-Acquired Through Foreclosure: Property acquired through foreclosure consists primarily of one to four family first mortgage loans and commercial real estate loans. At acquisition, appraisals are obtained to determine fair value. The asset is recorded at lower of fair value or book value. Book value is defined as the unpaid principal balance plus cost of acquisition, less accrued but uncollected interest and late charges. If book value exceeds fair value of the property, the differing amount is written off. Such losses are recorded when they are both probable and estimable.

Income Taxes:  In February  1992,  Statement of Financial  Accounting  Standards
(SFAS) No. 109, "Accounting for Income Taxes" was issued. SFAS 109 requires a change from the deferred method of accounting for income taxes to the asset and liability method. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the temporary differences between the financial reporting basis and the tax basis of the Bank's assets and liabilities at enacted tax rates expected to be in effect when such amount are realized or settled.

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


Net Earnings Per Common Share: Thomaston Federal is required to report earnings per common share with and without the dilutive effects of potential common stock issuances from instruments such as options, convertible securities and warrants on the face of the statements of earnings. Earnings per common share are based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. Additionally, Thomaston Federal must reconcile the amounts used in the computation of both "basic earnings per share" and "diluted earnings per share". Earnings per common share for the years ended December 31, 1998, 1997, and 1996 are as follows:

                                                Net        Common      Per
                                              Earnings     Shares     Share
                                            (Numerator)(Denominator)  Amount
For the year ended December 31, 1998
Basic earnings per share ..................   $611,005   $629,934      0.97
Effect of dilutive securities-stock options       --       34,714     (0.05)
                                              --------   --------   --------
Diluted earnings per share ................   $611,005   $664,648      0.92
                                              ========   ========   ========

For the year ended December 31, 1997
Basic earnings per share ..................   $617,147   $629,772      0.98
Effect of dilutive securities-stock options       --       27,081     (0.04)
                                              --------   --------   --------
Diluted earnings per share ................   $617,147   $656,853      0.94
                                              ========   ========   ========

For the year ended December 31, 1996
Basic earnings per share ..................   $405,119   $633,733      0.64
Effect of dilutive securities-stock options       --       24,223     (0.02)
                                              --------   --------   --------
Diluted earnings per share ................   $405,119   $657,957      0.62
                                              ========   ========   ========


Recent Accounting Pronouncements: In 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for hedging activities and for derivative instruments including derivative instruments embedded in other contracts. It requires the fair value recognition of derivatives as assets or liabilities in the financial statements. SFAS No. 133 is effective for all fiscal quarters in fiscal years beginning after June 15, 1999, but initial application of the statement must be made as of the beginning of the quarter. At the date of initial application, an entity may transfer any held-to-maturity security into the available-for-sale or trading categories without calling into question the entity's intent to hold other securities to maturity in the future. Thomaston Federal believes the adoption of SFAS No. 133 will not have a material impact on its financial position, results of operations or liquidity.

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 2 - LOANS RECEIVABLE:
--------------------------

                                                                 DECEMBER 31,
                                                                 ------------
                                                    1998            1997            1996
                                                    ----            ----            ----
Real estate mortgage loans ..................   $ 29,930,919    $ 29,884,678    $ 34,763,763
Construction loans ..........................      1,857,905       1,200,640       1,371,830
Loans to depositors, secured by savings - ...        242,874         275,381         426,122
share loans
Consumer loans ..............................      4,732,091       3,914,790       3,616,310
Non-mortgage commercial loans ...............        679,711         613,907         396,946
                                                ------------    ------------    ------------
Gross Loans .................................   $ 37,443,500    $ 35,889,396    $ 40,574,971
LESS:
Undisbursed portion of mortgage loans - Loans     (1,414,535)       (779,904)       (687,688)
in process
Unearned interest and discounts .............         (8,690)        (17,613)        (22,643)
Deferred loan fees ..........................        (49,529)        (57,152)        (71,877)
Allowance for loan losses ...................       (386,532)       (452,340)       (472,913)
                                                ------------    ------------    ------------
Total Loans Receivable - Net ................   $ 35,584,214    $ 34,582,387    $ 39,319,850
                                                ============    ============    ============


(Note 2 continues on following page)

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 2 - LOANS RECEIVABLE: (Continued)
--------------------------------------

Changes in the allowance for loan losses are as follows:

                                              DECEMBER 31,
                                              ------------
                                     1998         1997         1996
                                  ---------    ---------    ---------
Balances at beginning of period   $ 452,340    $ 472,913    $ 469,997
Provision for losses ..........           0            0       37,500
Charge-offs ...................     (75,922)     (40,598)     (62,868)
Recoveries ....................      10,114       20,025       28,284
                                  ---------    ---------    ---------
Balance at End of Period ......   $ 386,532    $ 452,340    $ 472,913
                                  =========    =========    =========

Note: Loans serviced for others approximated $79,168,000, $81,331,000, and $81,276,281 at December 31, 1998, 1997, and 1996, respectively.

The Bank has granted loans to the officers, directors and principal holders of equity securities of the Bank. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. All loans are current in their contractual payments for both principal and interest.

Activity in the loan accounts of officers, directors and principal holders of equity securities is as follows:

                                             DECEMBER 31,
                                             ------------
                                    1998        1997        1996
                                  --------    --------    --------
Balances at beginning of period   $ 47,507    $ 50,637    $ 47,347
New loans .....................      6,000      20,292       7,000
Loan repayments ...............    (52,509)    (23,422)     (3,710)
                                  --------    --------    --------
Balance at End of Period ......   $    998    $ 47,507    $ 50,637
                                  ========    ========    ========

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 3 - PREMISES AND EQUIPMENT:
--------------------------------

Properties and equipment are carried at cost and are summarized by major classification as follows:


                                                 DECEMBER 31,
                                                 ------------
                                      1998           1997           1996
                                  -----------    -----------    -----------
Land ..........................   $   483,125    $   483,125    $   483,125
Buildings and improvements ....     1,966,900      1,966,900      1,964,866
Furniture, fixtures & equipment     1,275,877      1,128,458      1,084,342
Transportation equipment ......        48,279         50,823         50,823
                                  -----------    -----------    -----------
                                  $ 3,774,181    $ 3,629,306    $ 3,583,156
LESS:
Accumulated Depreciation ......    (1,154,938)    (1,027,805)      (846,643)
                                  -----------    -----------    -----------
Net book value ................   $ 2,619,243    $ 2,601,501    $ 2,736,513
                                  ===========    ===========    ===========

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS

NOTE 4 - INVESTMENT SECURITIES
------------------------------

====================================================================================================================================
                                              1998                                      1997                              1996
               =====================================================================================================================
                          ESTIMATED  GROSS     GROSS             ESTIMATED  GROSS      GROSS            ESTIMATED  GROSS    GROSS
                AMORTIZED  MARKET UNREALIZE UNREALIZED AMORTIZED  MARKET  UNREALIZED UNREALIZEDAMORTIZED MARKET UNREALIZEDUNREALIZED
                   COST    VALUE     GAINS    LOSSES      COST    VALUE     GAINS      LOSSES     COST    VALUE    GAINS    LOSSES
====================================================================================================================================
5.50% to 7.46% $2,698,140 $2,702,889 $ 4,749  $  --   $1,905,468 $ 1,897,969 $   -    $7,499 $1,666,646 $1,636,157  $    -  $ 30,489
 FHLMC BONDS
------------------------------------------------------------------------------------------------------------------------------------
5.65% to 7.52%  4,988,835  5,030,287  41,452     --    3,902,396   3,905,042  2,646        -  3,359,228  3,337,027       -    22,201
  FNMA BONDS
------------------------------------------------------------------------------------------------------------------------------------
3.0% to 9.20%   2,699,906  2,704,812   4,906     --    3,448,934   3,433,906     -    15,028  2,099,787  2,072,720       -    27,067
  FHLB BONDS
------------------------------------------------------------------------------------------------------------------------------------
5.120% to 6.07% 1,236,957  1,265,188  28,231     --    1,236,290   1,254,847 18,557        -    468,385    490,601    22,216       -
SLMA/FFCB BONDS
------------------------------------------------------------------------------------------------------------------------------------
  5.750% TO             0          0      --     --            0           0     -         -    300,000    300,019        19       -
 7.000% CORP.
    BONDS
------------------------------------------------------------------------------------------------------------------------------------
     6.9%               0          0      --     --      102,499     100,000     -     2,499    104,493    100,000         -   4,493
MUNICIPAL BONDS
------------------------------------------------------------------------------------------------------------------------------------
    TOTALS    $11,623,838 $11,703,176 $79,338   $ 0  $10,595,587 $10,591,764 $21,203 $25,026 $7,998,539 $7,936,524  $ 22,235 $84,250
====================================================================================================================================


                                          INVESTMENT SECURITIES BY DUE DATE
                                                  DECEMBER 31, 1998
====================================== ============== ============= ================ ==================
                                                       ESTIMATED         GROSS             GROSS
                                       AMORTIZED COST ARKET VALUE   UNREALIZED GAINS UNREALIZED LOSSES
====================================== ============== ============= ================ ==================
Due in one year                        $     136,956        163,094   $    26,138        $        --
====================================== -------------- ------------- ---------------- ==================
Due after one year through five years      8,838,243      8,882,724        44,481                 --
====================================== -------------- ------------- ---------------- ==================
Due after five years through ten years     2,648,639      2,657,358         8,719                 --
====================================== -------------- ------------- ---------------- ==================
Due after ten years                               --             --            --                 --
=====================================  ============== ============= ================ ==================
  TOTALS                               $  11,623,838     11,703,176   $    79,338        $         0
====================================== ============== ============= ================ ==================

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS


NOTE 4 - INVESTMENT SECURITIES (Continued)
------------------------------------------

                            REALIZED GAINS AND LOSSES
                               SALE OF INVESTMENTS

============== ===================================== ==================================== =======================================
                                1998                                 1997                                1996
               ========= ========= ======== ======== ========= ======== ======== ======== ========= ======== ======== ==========
                                    GROSS    GROSS                       GROSS    GROSS                       GROSS     GROSS
               AMORTIZED           REALIZED REALIZED AMORTIZED          REALIZED REALIZED AMORTIZED          REALIZED  REALIZED
                 COST    PROCEEDS   GAINS    LOSSES     COST   PROCEEDS  GAINS    LOSSES    COST    PROCEEDS  GAINS     LOSSES
============== ========= ========= ======== ======== ========= ======== ======== ======== ========= ======== ======== ==========
 FHLMC STOCK      $  0    $   0     $   0     $   0      $  0     $  0    $  0     $  0     $  0      $  0     $  0      $  0
============== --------- --------- -------- -------- --------- -------- -------- -------- --------- -------- -------- ==========

 FHLMC PC'S          0        0         0         0         0        0       0        0        0         0        0         0
============== ========= ========= ======== ======== ========= ======== ======== ======== ========= ======== ======== ==========

    TOTALS        $  0    $   0     $   0     $   0      $  0     $  0    $  0     $  0     $  0      $  0     $  0      $  0
============== ========= ========= ======== ======== ========= ======== ======== ======== ========= ======== ======== ==========


Investment securities with a carrying value of $5,240,000 and $4,411,000 at December 31, 1998 and 1997, respectively, were pledged to secure public deposits.

                         THOMASTON FEDERAL SAVINGS BANK
                                 AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS

NOTE 5 - SAVINGS ACCOUNT ANALYSIS
---------------------------------

===============================================================================================================-
                           INTEREST
      TYPE OF ACCOUNT     RATE RANGE                                  DECEMBER 31,
                                     ---------------------------------------------------------------------------
                                               1998                       1997                           1996
                                     ===========================================================================
                                         AMOUNT     PERCENT       AMOUNT       PERCENT      AMOUNT     PERCENT
================================================================================================================
Regular Savings           Below 6%    $ 4,534,668    9.85%     $ 5,117,000     10.94%   $ 5,163,488     11.32%
----------------------------------------------------------------------------------------------------------------
MMDA                      Below 4%      1,389,290    2.94%       1,426,777      3.05%     1,400,182      3.07%
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
NOW                       Below 6%      7,379,852   15.65%       6,777,360     14.79%     5,869,113     12.86%
----------------------------------------------------------------------------------------------------------------
NON-INTEREST BEARING      N/A           1,004,218    2.13%         973,160      2.08%     1,348,035      3.24%
----------------------------------------------------------------------------------------------------------------
CERTIFICATES OF DEPOSIT   Below 6%     28,378,316   60.17%      26,356,648     56.37%    27,895,296     61.14%
----------------------------------------------------------------------------------------------------------------
                          6% - 8%       4,367,173    9.26%       5,969,704     12.77%     3,818,194      8.37%
----------------------------------------------------------------------------------------------------------------
TOTAL DEPOSITS                        $47,053,517  100.00%     $46,620,649    100.00%   $45,494,308    100.00%
================================================================================================================


Interest expense on deposits consists of the following:


                                   DECEMBER 31,
================================== ================= =============== ===============
                                            1998           1997           1996
================================== ================= =============== ===============
Interest Bearing Demand Deposits      $     200,264   $     179,070  $     152,874
---------------------------------- ----------------- --------------- ---------------
Passbook and Statement Savings              162,910         160,307        166,188
---------------------------------- ----------------- --------------- ---------------
Time Deposits                             1,858,879       1,811,205      1,759,789
---------------------------------- ----------------- --------------- ---------------
   TOTAL INTEREST EXPENSE             $   2,222,053   $   2,150,582  $   2,078,851
================================== ================= =============== ===============

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 6 - TIME DEPOSITS:
-----------------------

At December 31, 1998, contractual maturities of time deposits are summarized as follows:

Year ending December 31,

     1999..................................        $27,034,656
     2000..................................          3,641,031
     2001..................................          1,954,017
     2002..................................            115,785
                                             -----------------
                                                   $32,745,489

At December 31, 1998 and 1997, the Bank had individual time deposits over $100,000 of approximately $5,167,000 and $4,838,000, respectively.

NOTE 7 - ADVANCES FROM FEDERAL HOME LOAN BANK:
----------------------------------------------


          DUE          RATE          1998            1997           1996
          ---          ----          ----            ----           ----
          1997       Variable     $    -       $      -        $      -
          1998       Variable          -              -            3,400,000
          1999       Variable          -              -               -
                                    --------       --------        ---------
     TOTALS                       $    0       $      0        $   3,400,000
                                    ========       ========        =========

These advances are collateralized by Federal Home Loan Mortgage Corporation mortgage backed securities, FHLB Bonds, and FNMA Bonds.

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

NOTE 8 - REGULATORY CAPITAL:
----------------------------

OTS-regulated savings associations must comply with two overlapping sets of regulatory capital standards, as listed below.

Pursuant to 12 CFR Part 567, "Capital" (FIRREA)

1. Tangible  capital:  For capital  adequacy  purposes,  the minimum ratio, as a percent of tangible assets, is 1.5%.

2. Core or leverage    For capital  adequacy  purposes, the minimum ratio,  as a
   capital:            percentadjusted total assets, is 3%.

3. Risk-based capital: For  capital adequacy purposes,  the minimum ratio, as a percent of risk-weighted assets, is 8%.

Pursuant to 12 CFR Part 565, "Prompt Corrective Action" (FDICIA)

4. Tangible equity:    To be deemed other than "critically undercapitalized" the
                       minimum ratio, as a percent of tangible assets, is 2%.

5. Tier 1 or leverage  To  be  deemed  "adequately   capitalized"  or  "well
   capital:            capitalized",  the   minimum   ratios,  as  a  percent of
                       adjusted total assets, are 4% or 5%, respectively (with an exception as described in the regulation).

6. Tier 1 risk-based   To  be  deemed   "adequately   capitalized"   or  "well
   capital:            capitalized",  the  minimum  ratios,  as  a  percent  of
                       risk-weighted assets, are 4% or 6%, respectively.

7. Total risk-based    To  be  deemed   "adequately   capitalized"   or  "well
   capital:            capitalized",  the   minimum  ratios,  as  a  percent of
                       risk-weighted assets, are 8% or 10%, respectively.

CAPITAL AND PROMPT CORRECTIVE ACTION RATIOS:

                                                            12/31/98  12/31/97
                                                            --------  --------
Tier 1 (Core) Capital Ratio
   (Tier 1 (Core) Capital / Adjusted Total Assets) ........   10.30%    9.55%

Total Risk-Based Capital Ratio
   (Total Risk-Based Capital / Risk-weighted Assets) ......   18.79%   18.15%

Total Risk-Based Capital Ratio
   (Tier 1 (Core) Capital / Risk-weighted Assets) .........   17.56%   16.90%

Tangible Equity Ratio
   (Tangible Capital + Cumulative Perpetual
    Preferred Stock / Tangible Assets).....................   10.30%    9.55%

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 9 - PROVISION FOR INCOME TAXES:
------------------------------------

The Bank adopted SFAS 109 as of January 1, 1993, as discussed in Note 1. The cumulative effect of this change in accounting for income taxes determined as of January 1, 1993 was immaterial and therefore does not have any effect on the statement of operations for the year ended December 31, 1993. Prior years' financial statements have not been restated. Deferred tax assets have been recognized for taxes paid in prior years and future reversals of existing taxable temporary differences.

The components of income tax expense attributable to income from continuing operations are as follows:

                                              December 31,
                                              ------------
                                      1998        1997         1996
                                      ----        ----         ----
Current ........................   $ 296,451   $ 321,048    $ 194,886
Deferred .......................       7,555      (3,123)      36,229
                                   ---------   ---------    ---------
Provision for income tax expense   $ 304,006   $ 317,925    $ 231,115
                                   =========   =========    =========

Deferred income tax expense results from timing differences caused by differences in the periods in which financial statement income and taxable income are reported. The components of the deferred tax provisions resulting from such differences are summarized as follows:

                                                     December 31,
                                                     ------------
                                             1998        1997       1996
                                             ----        ----       ----
Provision for loan losses .............   $  7,323    $  3,060    $ 27,107
 Tax cost recovery deductions over book    (12,668)     (1,723)     13,697
 depreciation
Other .................................     12,900      (4,460)     (4,575)
                                          --------    --------    --------
Deferred Tax Provision ................   $  7,555    $ (3,123)   $ 36,229
                                          ========    ========    ========

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 9 - PROVISION FOR INCOME TAXES: (Continued)
------------------------------------------------

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998 and 1997 are presented below.

                                                       1998        1997
                                                       ----        ----
Loans receivable, principally due to deferred ...   $ 65,500    $ 58,177
loan fees and allowance for loan losses
Premises and equipment, due to differences in ...    (49,476)    (36,808)
depreciation methods for tax purposes
Other ...........................................       --       (12,900)
                                                    --------    --------
                          Net deferred tax assets   $ 16,024    $  8,469
                                                    ========    ========

The Bank has determined that a valuation allowance against deferred tax assets is not required as reversing temporary taxable items will offset the reversing deductible temporary differences.

The difference between the actual total provision for Federal and State income taxes and Federal income taxes computed at the statutory rates was accounted for as follows:

                                                 1998         1997       1996
                                                 ----         ----       ----
Federal income tax at statutory rate .......   $ 296,451    $ 321,048   194,886
Increase (decrease) in taxes resulting from:
Provision for losses on loans ..............       7,323        3,060    27,107
Other ......................................         232       (6,183)    9,122
                                               ---------    ---------  --------
                                               $ 304,006    $ 317,925   231,115
                                               =========    =========  ========
Effective tax rate .........................          33%          34%       36%
                                               =========    =========  ========

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 10 - PROFIT SHARING PLAN:
------------------------------

The Thomaston Federal Savings Bank Profit-Sharing Plan was amended as of January 1, 1993 as a 401(K) plan. Employees become eligible to participate in the plan after completion of six (6) month's service. Thomaston Federal Savings Bank, the employer, will match employee contributions up to a percentage of each employee's compensation, subject to a predetermined return on asset performance each fiscal year.

Employer contributions to the plan for years ending December 31, 1998, 1997 and 1996 were $11,068, $10,557, and $9,860, respectively.

Stock Option Plan: The Bank has an employee stock incentive plan and a director stock incentive plan. The plans were adopted for the benefit of directors and key officers and employees in order that they may purchase stock at a price equal to the fair market value on the date of grant. A total of 28,900 shares were reserved for possible issuance under the employee plan and 21,546 were reserved under the director plan. All of the options reserved under the director plan were granted on February 25, 1991 and vested immediately. The employee options generally vest over a five-year period and expire after ten years.

Thomaston Federal is encouraged, but not required, to compute the fair value of options at the date of grant and to recognize such costs as compensation expense immediately if there is no vesting period or ratably over the vesting period of the options. Thomaston Federal has chosen not to adopt the cost recognition principles, and therefore no compensation expense has been recognized in 1998, 1997 or 1996 related to the stock option plans. Had compensation cost been determined based upon the fair value of the options at the grant dates, the Bank's net earnings and net earnings per share would have been reduced to the pro forma amounts indicated below.

                                   1998         1997          1996
                                   ----         ----          ----
Net earnings
   As reported ...........   $   611,005   $   617,147   $   405,119
   Pro forma .............   $   601,041   $   607,183   $   395,155

Basic earnings per share
   As reported ...........   $      0.97   $     0.98    $      0.64
   Pro forma .............   $      0.95   $     0.96    $      0.62

Diluted earnings per share
   As reported ...........   $      0.92   $     0.94    $      0.62
   Pro forma .............   $      0.90   $     0.92    $      0.60

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


Stock Option Plan: (continued)

The fair value of each option is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions: dividend yield of 1%; volatility of .51; risk free interest rate of 6% and an expected life of 5 years.

A summary of activity in these stock option plans is presented below:


                                        1998               1997              1996
                                 ------------------ ------------------ -----------------

                                         Weighted            Weighted             Weighted
                                          Average             Average             Average
                                          Option              Option               Option
                                           Price               Price               Price
                                Shares   Per Share   Shares  Per Share  Shares   Per Share
                                ------   ---------   ------  ---------  ------   ---------
Outstanding, beginning of year. 50,146      4.14     50,246     4.14    50,446      4.15

Exercised during the year .....   (100)     6.00       (100)     6.00     (200)     6.00
                               -------               -------           -------

Outstanding, end of year ...... 50,046      4.14     50,146      4.14   50,246      4.14

Number of shares exercisable... 38,486               32,806             27,126
                               =======               =======           ========

The options have a weighted average remaining  contractual life of approximately
6.5 years as of December 31, 1998.

                         THOMASTON FEDERAL SAVINGS BANK
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998


NOTE 11 - PLAN OF CONVERSION:
-----------------------------

On February 26, 1990, the Board of Directors of the Bank, adopted a Plan of Conversion to convert from a federal mutual savings and loan association to a federal stock savings bank. The conversion was accomplished through amendment of the Bank's federal charter and the sale of the Bank's common stock in an amount equal to the market value of the Bank. A subscription offering of the shares of the Bank's common stock was offered initially to depositors, certain other eligible subscribers, and directors, officers and employees of the Bank. Any shares of the Bank's common stock not sold in the offering were offered for sale to the general public. This community offering expired on February 7, 1991.

On February 25, 1991, the Bank converted from a federal mutual savings bank to a federal stock savings bank. The Bank issued 213,843 shares of its common stock (par value $1) in a subscription offering at $5 per share for gross sales proceeds of $1,069,215. Costs related to the stock issuance totaled $200,909 and have been applied to reduce the gross proceeds. The net proceeds of $868,306 were included in common stock ($213,843) and paid-in-capital ($654,463).

At the time of the conversion, the Bank established a liquidation account in an amount equal to its total net worth as of the date of the latest statement of financial position appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent those eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the unlikely event of a complete liquidation, each eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

Subsequent to the conversion, the Bank may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause stockholders' equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration and payment would otherwise violate regulatory requirements.

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 12 - ALLOWANCES FOR LOAN LOSSES:
-------------------------------------

The allowance for loan losses is a reserve established through charges to earnings in the form of a provision for loan losses. Management has established this reserve which it believes is adequate for estimated losses on its loan portfolio. Management's evaluation of the loan portfolio takes into consideration the results of recent supervisory examinations, the effects on the loan portfolio of current economic indicators and their probable impact on borrowers, the amount of charge-offs for the period, the amount of non-performing loans and related collateral security and the detailed evaluation of the loan portfolio and delinquency reports.

The following table presents an analysis of the allowance for loan losses and other related data.

                                                           December 31,
                                                           ------------
                                                   1998       1997       1996
                                                   ----       ----       ----
Balance at beginning of period ................. $452,340   $472,913   $469,997
Provisions charged to operating expenses .......        0          0     37,500
                                                 --------   --------   --------
                                                 $452,340   $472,913   $507,497
                                                 --------   --------   --------
Recoveries of loans previously charged-off:
Consumer ....................................... $ 10,114   $ 20,025   $ 28,284
Mortgage .......................................        0          0          0
                                                 --------   --------   --------
                                                 $ 10,114   $ 20,025   $ 28,284
                                                 --------   --------   --------
Loans charged-off against the allowance:
Consumer ....................................... $ 44,590   $ 37,371   $ 62,044
Mortgage .......................................   31,332      3,227        824
                                                 --------   --------   --------
Total Charge-offs .............................. $ 75,922   $ 40,598   $ 62,868
                                                 --------   --------   --------
Total Recoveries ............................... $386,532   $452,340   $472,913
                                                 ========   ========   ========
Ratio of allowance for loan losses as a
  percentage of gross loans outstanding
  at end of period                                   1.07%      1.29%      1.19%
                                                     ====       ====       ====

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 13 - REAL ESTATE OWNED - ACQUIRED THROUGH FORECLOSURE:
-----------------------------------------------------------

                                                    December 31,
                                                    ------------
                                           1998         1997        1996
                                        ---------    ---------   ---------
Real Estate Owned (Book Value) .......  $ 235,404    $ 139,450   $ 138,517
Less:  Allowance for losses ..........    (12,700)           0           0
                                        ---------    ---------   ---------
Real Estate Owned (Net) ..............  $ 222,704    $ 139,450   $ 138,517
                                        =========    =========   =========

The Allowance For Losses on Real Estate Acquired through foreclosure represents write-downs to fair value of real estate held as of December 31 of each year. The adequacy of the allowance is continually evaluated by management and adjusted when considered appropriate.


The following is an analysis of the changes in the allowance for losses for real estate acquired through foreclosure:

                                                     December 31,
                                                     ------------
                                              1998      1997      1996
                                             -------   -------   -------
Balance at beginning of period ...........   $     0   $     0   $     0
Provisions transferred from general loss
   revenues ..............................    12,700         0         0
                                              ------         -         -
                                             $12,700   $     0   $     0
Recoveries of loans previously charged-off         0         0         0
Loans charged-off against the allowance ..         0         0         0
                                             -------   -------   -------
Balance at end of period .................   $12,700   $     0   $     0
                                             =======   =======   =======

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 14 - LOAN COMMITMENTS:
---------------------------

At December 31, 1998, the Bank had outstanding commitments to originate first mortgage loans totaling $899,000. Additionally, the Bank had outstanding commitments to sell loans totaling $4,278,000. It is the opinion of management that such commitments do not involve more than a normal risk of loss.


NOTE 15 - CONTINGENCIES:
------------------------

As of December 31, 1998, Thomaston Federal was not involved in any pending or threatened litigation, other than routine bankruptcy matters involving its borrowers. There are no unasserted claims or assessments against Thomaston Federal existent as of December 31, 1998.


NOTE 16 - RELATED PARTY TRANSACTIONS:
-------------------------------------

The Bank has loans outstanding to officers and directors totaling $998 at December 31, 1998. These loans are made in the ordinary course of business and are made on substantially the same terms and collateral as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or contain other unfavorable features.

At  December  31,  1998,   deposits  from  directors  and  officers   aggregated
approximately $1,875,000. These deposits were taken in the normal course of business at market interest rates.

The Bank engaged the law firm of Adams, Barfield, Dunaway and Hankinson to perform legal services. This firm also performs all title and other legal services associated with processing and closing all real estate loans. The total amount of fees paid this firm during the year ending December 31, 1998 was approximately $163,523, some of which fees were reimbursed to the Bank by the borrower at closing and are not reflected as expenses of the Bank. Mr. David Dunaway is a partner of this law firm and serves on the Board of Directors of the Bank.

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 17 - LEASE COMMITMENTS:
----------------------------

Phenix City, Alabama:
---------------------

On January 1, 1993, the Bank entered into a lease commitment for office facilities at its Phenix City, Alabama loan origination office. The lease is accounted for as an operating lease beginning January 1, 1993. The monthly lease is $500 per month.

The future minimum lease commitment is as follows:

                           1999             $  6,000
                           2000                    0
                           2001                    0
                           2002                    0
                           2003                    0
                                              ------
                                            $  6,000
Macon, Georgia:
---------------

On December 16, 1997, the Bank entered into a three-year lease commitment for office facilities at its Macon, Georgia loan origination office. The lease will be accounted for as an operating lease beginning February 1, 1998. The monthly lease is $1,300 per month.

The future minimum lease commitment is as follows:

                           1999             $ 15,600
                           2000               15,600
                           2001                    0
                           2002                    0
                           2003                    0
                                             -------
                                            $ 31,200
Opelika, Alabama:
-----------------

On March 27, 1998, the Bank entered into a twelve-month and two-week lease commitment for office facilities at its Opelika, Alabama loan origination office. The lease will be accounted for as an operating lease beginning March, 1998.

The monthly lease is $550.

The future minimum lease commitment is as follows:

                           1999              $ 2,425
                           2000                    0
                           2001                    0
                           2002                    0
                           2003                    0
                                             -------
                                             $ 2,425

                         THOMASTON FEDERAL SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 18 - MORTGAGE SERVICING RIGHTS:
------------------------------------

The following required disclosures are provided relative to originated mortgage servicing rights capitalized during the year:

                                                December 31,
                                                ------------
                                       1998         1997         1996
                                    ---------    ---------    ---------
Fair Value at Beginning of Year .   $ 172,065    $  77,324    $       0
Amount capitalized and recognized     215,990      107,519       81,038
Amount amortized ................     (71,366)     (12,778)      (3,714)
                                    ---------    ---------    ---------
     Fair value at year-end .....   $ 316,689    $ 172,065    $  77,324
                                    =========    =========    =========

Analysis of Valuation Allowance:
Balance at beginning of period ..   $       0    $       0    $       0
Additions charged to operations .           0            0            0
Reductions credited to operations           0            0            0
Direct write-downs charged ......           0            0            0
                                    ---------    ---------    ---------
  against allowances
Balance at end of period ........   $       0    $       0    $       0
                                    =========    =========    =========

(Refer to Note 1 for accounting policies surrounding mortgage servicing rights.)

NOTE 19 - STOCK SPLIT CHARGING CAPITAL IN EXCESS OF PAR OR STATED VALUE - PAR VALUE OF STOCK NOT CHANGED:


The Board of Directors authorized a three-for-two stock split for shareholders of record as of March 1, 1998, of the bank's $1 par value common stock. As a result of the split, 209,981 additional shares were issued, and capital in excess of par or stated value was reduced by $209,981.

All references in the accompanying financial statements to the number of common shares and par-value amounts for 1997 and 1996 have been restated to reflect the stock split.

                                   APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

                    BY AND BETWEEN FLAG FINANCIAL CORPORATION
                       AND THOMASTON FEDERAL SAVINGS BANK


                             Dated as of MAY 7, 1999

                                TABLE OF CONTENTS


LIST OF EXHIBITS.............................................................iv


AGREEMENT AND PLAN OF MERGER.................................................1


ARTICLE 1.        TRANSACTIONS AND TERMS OF THE MERGER.......................1

   1.1   CREATION OF INTERIM.................................................1
   1.2   MERGER..............................................................2
   1.3   TIME AND PLACE OF CLOSING...........................................2
   1.4   EFFECTIVE TIME......................................................2

ARTICLE 2.        TERMS OF MERGER............................................2

   2.1   CHARTER.............................................................2
   2.2   BYLAWS..............................................................2
   2.3   DIRECTORS AND OFFICERS..............................................3

ARTICLE 3.        MANNER OF CONVERTING SHARES................................3

   3.1   CONVERSION OF SHARES................................................3
   3.2   ANTI-DILUTION PROVISIONS............................................4
   3.3   SHARES HELD BY THOMASTON FEDERAL OR FLAG............................4
   3.4   DISSENTING SHAREHOLDERS.............................................4
   3.5   FRACTIONAL SHARES...................................................5
   3.6   INTERIM STOCK.......................................................5

ARTICLE 4.        EXCHANGE OF SHARES.........................................5

   4.1   EXCHANGE PROCEDURES.................................................5
   4.2   RIGHTS OF FORMER SHAREHOLDERS OF THOMASTON FEDERAL..................6

ARTICLE 5.        REPRESENTATIONS AND WARRANTIES OF THOMASTON FEDERAL........7

   5.1   ORGANIZATION, STANDING, AND POWER...................................7
   5.2   AUTHORITY OF THOMASTON FEDERAL; NO BREACH BY AGREEMENT..............7
   5.3   CAPITAL STOCK.......................................................9
   5.4   THOMASTON FEDERAL SUBSIDIARIES......................................9
   5.5   FINANCIAL STATEMENTS...............................................10
   5.6   ABSENCE OF UNDISCLOSED LIABILITIES ................................10
   5.7   ABSENCE OF CERTAIN CHANGES OR EVENTS ..............................11
   5.8   TAX MATTERS .......................................................11
   5.9   ALLOWANCE FOR POSSIBLE LOAN LOSSES ................................12
   5.10  ASSETS ............................................................13
   5.11  INTELLECTUAL PROPERTY .............................................13
   5.12  ENVIRONMENTAL MATTERS .............................................14
   5.13  COMPLIANCE WITH LAWS ..............................................15
   5.14  IMMIGRATION MATTERS ...............................................15
   5.15  LABOR RELATIONS ...................................................16
   5.16  EMPLOYEE BENEFIT PLANS ............................................16
   5.17  MATERIAL CONTRACTS ................................................18
   5.18  LEGAL PROCEEDINGS .................................................19
   5.19  REPORTS ...........................................................20
   5.20  STATEMENTS TRUE AND CORRECT .......................................20
   5.21  ACCOUNTING, TAX AND REGULATORY MATTERS ......./....................20
   5.22  CHARTER PROVISIONS ................................................21
   5.23  BOARD RECOMMENDATION ..............................................21
   5.24  Y-2K ..............................................................21

ARTICLE 6.        REPRESENTATIONS AND WARRANTIES OF FLAG....................21

   6.1   ORGANIZATION, STANDING, AND POWER .................................21
   6.2   AUTHORITY OF FLAG; NO BREACH BY AGREEMENT .........................22
   6.3   CAPITAL STOCK .....................................................23
   6.4   FLAG SUBSIDIARIES .................................................23
   6.5   SEC FILINGS, FINANCIAL STATEMENTS .................................24
   6.6   ABSENCE OF UNDISCLOSED LIABILITIES ................................25
   6.7   ABSENCE OF CERTAIN CHANGES OR EVENTS ..............................25
   6.8   TAX MATTERS .......................................................25
   6.9   ALLOWANCE FOR POSSIBLE LOAN LOSSES ................................26
   6.10  ASSETS ............................................................27
   6.11  INTELLECTUAL PROPERTY .............................................27
   6.12  ENVIRONMENTAL MATTERS .............................................28
   6.13  COMPLIANCE WITH LAWS ..............................................28
   6.14  LABOR RELATIONS ...................................................29
   6.15  EMPLOYEE BENEFIT PLANS ............................................29
   6.16  MATERIAL CONTRACTS ................................................31
   6.17  LEGAL PROCEEDINGS .................................................32
   6.18  REPORTS ...........................................................32
   6.19  STATEMENTS TRUE AND CORRECT .......................................32
   6.20  ACCOUNTING TAX AND REGULATORY MATTERS .............................33
   6.21  CHARTER PROVISIONS ................................................33
   6.22  BOARD RECOMMENDATION ..............................................33
   6.23  Y2K ...............................................................33
   6.24  MATTERS RELATING TO INTERIM .......................................34

ARTICLE 7.        CONDUCT OF BUSINESS PENDING CONSUMMATION..................34

   7.1   AFFIRMATIVE COVENANTS OF THOMASTON FEDERAL ........................34
   7.2   NEGATIVE COVENANTS OF THOMASTON FEDERAL ...........................35
   7.3   AFFIRMATIVE COVENANTS OF FLAG .....................................37
   7.4   NEGATIVE COVENANTS OF FLAG ........................................37
   7.5   ADVERSE CHANGES IN CONDITION ......................................37
   7.6   REPORTS ...........................................................37

ARTICLE 8.        ADDITIONAL AGREEMENTS.....................................38

   8.1   REGISTRATION STATEMENT ............................................38
   8.2   NASDAQ LISTING ....................................................39
   8.3   SHAREHOLDER APPROVAL ..............................................39
   8.4   APPLICATIONS ......................................................40
   8.5   AGREEMENT AS TO EFFORTS TO CONSUMMATE .............................40
   8.6   INVESTIGATION AND CONFIDENTIALITY .................................41
   8.7   PRESS RELEASES ....................................................41
   8.8   CERTAIN ACTIONS ...................................................41
   8.9   ACCOUNTING AND TAX TREATMENT ......................................42
   8.10  CHARTER PROVISIONS ................................................42
   8.11  AGREEMENTS OF AFFILIATES ..........................................42
   8.12  EMPLOYEE BENEFITS AND CONTRACTS ...................................43
   8.13  INDEMNIFICATION ...................................................44

ARTICLE 9.        CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.........44

   9.1   CONDITIONS TO OBLIGATIONS OF EACH PARTY ...........................44
   9.2   CONDITIONS TO OBLIGATIONS OF FLAG .................................46
   9.3   CONDITIONS TO OBLIGATIONS OF THOMASTON FEDERAL ....................47

ARTICLE 10.       TERMINATION...............................................48
   10.1  TERMINATION .......................................................48
   10.2  EFFECT OF TERMINATION .............................................49
   10.3  NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS .....................49

ARTICLE 11.       MISCELLANEOUS.............................................49

   11.1  DEFINITIONS .......................................................49
   11.2  EXPENSES ..........................................................57
   11.3  BROKERS AND FINDERS ...............................................57
   11.4  ENTIRE AGREEMENT ..................................................58
   11.5  AMENDMENTS ........................................................58
   11.6  WAIVERS ...........................................................58
   11.7  ASSIGNMENT ........................................................59
   11.8  NOTICES ...........................................................59
   11.9  GOVERNING LAW .....................................................60
   11.10 COUNTERPARTS ......................................................60
   11.11 CAPTIONS, ARTICLES AND SECTIONS ...................................60
   11.12 INTERPRETATIONS ...................................................60
   11.13 ENFORCEMENT OF AGREEMENT ..........................................60
   11.14 SEVERABILITY ......................................................60

   SIGNATURES TO AGREEMENT AND PLAN OF MERGER

                                LIST OF EXHIBITS


Exhibit
Number          Description
------          -----------

    1. Form of Agreement of Affiliates of Thomaston Federal Savings Bank (ss.8.12,ss. 9.2(f)).

    2.          Matters as to which Long Aldridge & Norman LLP will opine.
                (ss. 9.2(d)).

    3.          Form of Claims Letter (ss. 9.2(g)).

    4. Matters as to which Powell, Goldstein, Frazer & Murphy LLP will opine. (ss. 9.3(d)).

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of May 7, 1999, by and between FLAG FINANCIAL CORPORATION ("FLAG"), a Georgia corporation located in LaGrange, Georgia, and THOMASTON FEDERAL SAVINGS BANK ("THOMASTON FEDERAL"), a federally-chartered savings association located in Thomaston, Georgia.

                                    Preamble
                                    --------

         The respective Boards of Directors of THOMASTON FEDERAL and FLAG are of the opinion that the transactions described herein are in the best interests of the Parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of THOMASTON FEDERAL by FLAG, pursuant to the merger of FFC FEDERAL SAVINGS BANK, a wholly-owned subsidiary of FLAG to be organized under the laws of the United States, with and into THOMASTON FEDERAL. At the effective time of such merger, the outstanding shares of the capital stock of THOMASTON FEDERAL shall be converted into the right to receive shares of the common stock of FLAG (except as provided herein). As a result, shareholders of THOMASTON FEDERAL shall become shareholders of FLAG, and THOMASTON FEDERAL shall become a wholly-owned subsidiary of FLAG. The transactions described in this Agreement are subject to (a) approval of the shareholders of THOMASTON FEDERAL, (b) approval of the Board of Governors of the Federal Reserve System, (c) approval of the Office of Thrift Supervision (the "OTS"), (d) approval of the Georgia Department of Banking and Finance, and (e) satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties to this Agreement that the merger, for federal income tax purposes, shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and, for accounting purposes, shall qualify for treatment as a pooling of interests.

         Certain  terms used in this  Agreement  are  defined  in  Section  11.1 hereof.

         NOW,   THEREFORE,   in  consideration  of  the  above  and  the  mutual
warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:


                                   ARTICLE 1.
                      TRANSACTIONS AND TERMS OF THE MERGER
                      ------------------------------------

1.1  Creation of INTERIM.
--------------------------

     As soon as practicable after the date of this Agreement, FLAG shall cause to be chartered by the OTS an interim savings bank to be called FFC FEDERAL SAVINGS BANK ("INTERIM"), and which will be a wholly-owned subsidiary of FLAG. As soon as practicable following the organization of INTERIM, FLAG shall cause INTERIM to approve, adopt and ratify this Agreement so that it becomes the binding obligation of INTERIM.

1.2  Merger.
------------

     Subject to the terms and conditions of this Agreement, at the Effective Time, INTERIM will merge with and into THOMASTON FEDERAL in accordance with the applicable laws and regulations of the OTS (the "Merger"). THOMASTON FEDERAL shall be the Surviving Bank resulting from the Merger, shall continue under the name "Thomaston Federal Savings Bank," and shall continue to be a federally-charted savings association governed by the Laws of the United States. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of THOMASTON FEDERAL and FLAG, and which will be approved, adopted and ratified by INTERIM as soon as practicable after its organization, as set forth herein.

1.3 Time and Place of  Closing.
--------------------------------

     The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

1.4  Effective  Time.
----------------------

     The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time that the appropriate Articles of Combination reflecting the Merger are approved by the OTS (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the earliest date on which the shareholders of THOMASTON FEDERAL have approved this Agreement (applicable Law does not require that FLAG shareholders approve this Agreement and/or the transactions contemplated hereby, including the Merger); provided, however, that the date of the Effective Time shall not extend past the termination date set forth in ss. 10.1(e) hereof.


                                   ARTICLE 2.
                                 TERMS OF MERGER
                                 ---------------

2.1 Charter.
------------

     The Charter of THOMASTON FEDERAL in effect immediately prior to the Effective Time shall be the Charter of the Surviving Bank until duly amended or repealed.

2.2 Bylaws.
-----------

     The Bylaws of THOMASTON FEDERAL in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Bank until duly amended or repealed.

2.3 Directors and Officers.
---------------------------

     (a) The directors of the Surviving Bank shall be (i) the directors of THOMASTON FEDERAL immediately prior to the Effective Time and (ii) one of the directors of FLAG immediately prior to the Effective Time, who shall be elected as a director of the Surviving Bank, together with such additional persons as may thereafter be elected. Such persons shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank. In addition, as soon as practicable after the Merger, but in no event later than the next quarterly meeting of the Board of Directors of FLAG following the Effective Time, Robert G. Cochran, President and Chief Executive Officer of THOMASTON FEDERAL, will be elected as a director of FLAG.

     (b) The executive officers of the Surviving Bank shall be (i) the executive officers of the Surviving Bank immediately prior to the Effective Time and (ii) such additional persons as may thereafter be elected. Such persons shall serve as the executive officers of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.


                                   ARTICLE 3.
                           MANNER OF CONVERTING SHARES
                           ---------------------------

3.1  Conversion of Shares.
---------------------------

     Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of THOMASTON FEDERAL, or the shareholders of the foregoing, the shares of THOMASTON FEDERAL shall be converted as follows:

     (a) Each share of capital stock of FLAG issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     (b) Each share of THOMASTON FEDERAL Common Stock (excluding shares held by any THOMASTON FEDERAL Entity or any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their dissenters' rights as provided in
Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 1.7275 shares of FLAG Common Stock (the "Exchange Ratio").

     (c) Each option or warrant to purchase THOMASTON FEDERAL Common Stock outstanding immediately prior to the Effective Time (and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, will be converted into and become options or warrants, as the case may be, to purchase FLAG Common Stock and FLAG will assume each option and warrant in accordance with the terms of the option or warrant plans and agreements, except that from and after the Effective Time (i) FLAG and its Compensation Committee shall be substituted for THOMASTON FEDERAL as administrator of the option and warrant plans, (ii) each option and warrant assumed by FLAG may be exercised solely for shares of FLAG Common Stock, (iii) the number of shares of FLAG Common Stock subject to each option and warrant shall be the number of whole shares of FLAG (omitting any fractional share) determined by multiplying the number of shares of THOMASTON FEDERAL Common Stock subject to such option or warrant immediately prior to the Effective Time by the Exchange Ratio, and (iv) the per share exercise price under each such option or warrant shall be adjusted by dividing the per share exercise price under each such option or warrant by the Exchange Ratio and rounding up to the nearest cent.

3.2  Anti-Dilution  Provisions.
-------------------------------

     In the event that FLAG changes the number of shares of FLAG Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock, and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) is prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

3.3 Shares Held by  THOMASTON  FEDERAL or FLAG.
------------------------------------------------

     Each of the shares of THOMASTON FEDERAL Common Stock held by any THOMASTON FEDERAL Entity or by any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

3.4   Dissenting Shareholders.
------------------------------

     Any holder of shares of THOMASTON FEDERAL Common Stock who perfects his dissenters' rights in accordance with and as contemplated by Section 552.14 of the OTS regulations, shall be entitled to receive the value of such shares in cash as determined pursuant to such regulations; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the OTS regulations and surrendered to FLAG the certificates or certificates representing the shares for which payment is being made. In the event that after the Effective Time, a dissenting shareholder of THOMASTON FEDERAL fails to perfect, or effectively withdraws or loses, his right to appraisal of and payment for his shares, FLAG shall issue and deliver the consideration to which such holder of shares of THOMASTON FEDERAL Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of THOMASTON FEDERAL Common Stock held by him. If and to the extent required by applicable Law, THOMASTON FEDERAL will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to FLAG.

3.5 Fractional  Shares.
------------------------

     Notwithstanding any other provision of this Agreement, each holder of shares of THOMASTON FEDERAL Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FLAG Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the market value of one share of FLAG Common Stock at the Effective Time. The market value of one share of FLAG Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time or, if no sales are reported on such date, on the next preceding date on which a sale is reported. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

3.6  INTERIM  Stock.
--------------------

     Each share of INTERIM common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for that number of fully paid and nonassessable shares of common stock of the Surviving Bank, which is equal to the number of shares of THOMASTON FEDERAL Common Stock issued and outstanding immediately prior to the Effective Date. From and after the Effective Date, the certificates theretofore representing all of the outstanding shares of INTERIM common stock shall be deemed for all purposes to evidence ownership of such number of shares of Surviving Bank stock. Promptly after the Effective Date, the Surviving Bank shall issue to the shareholder of INTERIM a stock certificate or certificates representing such number of shares of Surviving Bank stock in exchange for the certificate or certificates which formerly represented all of the outstanding shares of INTERIM common stock, which shall be cancelled.


                                   ARTICLE 4.
                               EXCHANGE OF SHARES
                               ------------------

4.1  Exchange Procedures.
-------------------------

     (a) Promptly after the Effective Time, FLAG shall cause the exchange agent selected by FLAG (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of THOMASTON FEDERAL Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of THOMASTON FEDERAL Common Stock so delivered shall be duly endorsed as the Exchange Agent may reasonably require. In the event of a transfer of ownership of shares of THOMASTON FEDERAL Common Stock represented by Certificates that are not registered in the transfer records of THOMASTON FEDERAL, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as FLAG and the Exchange Agent may reasonably require, and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of THOMASTON FEDERAL Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. FLAG shall not be obligated to deliver the consideration to which any former holder of THOMASTON FEDERAL Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section
4.1. Any other provision of this Agreement notwithstanding, neither FLAG nor the Exchange Agent shall be liable to a holder of THOMASTON FEDERAL Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Approval of this Agreement by the shareholders of THOMASTON FEDERAL shall constitute ratification of the appointment of the Exchange Agent.

     (b) Promptly after the Effective Time, FLAG shall deliver to the holders of each option or warrant to purchase Thomaston Federal Common Stock an appropriate notice setting forth such holder's rights pursuant to such option or warrant following the Merger. At or prior to the Effective Time, FLAG shall take all corporate action necessary to reserve for issuance sufficient shares of FLAG Common Stock for delivery upon the exercise of such options and warrants assumed in accordance with Section 3.1(c).

4.2  Rights  of  Former  Shareholders  of  THOMASTON  FEDERAL.
--------------------------------------------------------------

     At the Effective Time, the stock transfer books of THOMASTON FEDERAL shall be closed as to holders of THOMASTON FEDERAL Common Stock immediately prior to the Effective Time and no transfer of THOMASTON FEDERAL Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of THOMASTON FEDERAL Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor, subject, however, to FLAG's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by THOMASTON FEDERAL in respect of such shares of THOMASTON FEDERAL Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of THOMASTON FEDERAL shall be entitled to vote after the Effective Time at any meeting of FLAG shareholders the number of whole shares of FLAG Common Stock into which their respective shares of THOMASTON FEDERAL Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing FLAG Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FLAG on the FLAG Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FLAG Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of FLAG Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the FLAG Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate. No interest shall be payable with respect to any cash to be paid under Section 3.1 of this Agreement except to the extent required in connection with the exercise of dissenters' rights.

                                   ARTICLE 5.
               REPRESENTATIONS AND WARRANTIES OF THOMASTON FEDERAL
               ---------------------------------------------------

      THOMASTON FEDERAL hereby represents and warrants to FLAG as follows:

5.1 Organization, Standing, and Power.
-------------------------------------

     THOMASTON FEDERAL is a federally-chartered savings association duly organized, validly existing, and in good standing under the Laws of the United States, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. THOMASTON FEDERAL is duly qualified or licensed to transact business as a foreign corporation in good standing in the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect. The minute book and other organizational documents for THOMASTON FEDERAL have been made available to FLAG for its review and, except as disclosed in
Section 5.1 of the THOMASTON FEDERAL Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

5.2  Authority of THOMASTON FEDERAL; No Breach By Agreement.
------------------------------------------------------------

     (a) THOMASTON FEDERAL has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby subject to the terms and conditions hereof. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of THOMASTON FEDERAL, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of voting stock of THOMASTON FEDERAL, which is the only shareholder vote required for approval of this Agreement, and consummation of the Merger by THOMASTON FEDERAL. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of THOMASTON FEDERAL, enforceable against THOMASTON FEDERAL in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by THOMASTON FEDERAL, nor the consummation by THOMASTON FEDERAL of the transactions contemplated hereby, nor compliance by THOMASTON FEDERAL with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of THOMASTON FEDERAL's Charter or Bylaws, or the Charter, Articles of Incorporation, or Bylaws of any THOMASTON FEDERAL Subsidiary or any resolution adopted by the board of directors or the shareholders of any THOMASTON FEDERAL Entity, or (ii) except as disclosed in Section 5.2 of the THOMASTON FEDERAL Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any THOMASTON FEDERAL Entity under, any Contract or Permit of any THOMASTON FEDERAL Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, or (iii) create any right in any third party to exercise any rights adverse to any THOMASTON FEDERAL entity or acquire any asset of any THOMASTON FEDERAL entity, or (iv) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under or require any Consent pursuant to, any Law or Order applicable to any THOMASTON FEDERAL Entity or any of their respective material Assets (including any THOMASTON FEDERAL Entity becoming subject to or liable for the payment of any Tax on any of the Assets owned by any THOMASTON FEDERAL Entity being reassessed or revalued by any Taxing authority).

     (c) Other than in connection or compliance with the provisions of applicable federal and state banking Laws (including Laws applicable to bank and/or savings association holding companies), and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by THOMASTON FEDERAL of the Merger and the other transactions contemplated in this Agreement.

5.3 Capital Stock.
------------------

     (a) As of the date of this Agreement, the authorized capital stock of THOMASTON FEDERAL consists of 5,000,000 shares of THOMASTON FEDERAL Common Stock and 5,000,000 shares of serial preferred stock with a par value of $1.00 per share, of which 651,639 shares of Common Stock are issued and outstanding, and of which 28,350 shares of Common Stock underlie outstanding options to purchase THOMASTON FEDERAL Common Stock. All of the issued and outstanding shares of capital stock of THOMASTON FEDERAL are duly and validly issued and outstanding and are fully paid and nonassessable under the OTS regulations. None of the outstanding shares of capital stock of THOMASTON FEDERAL has been issued in violation of any preemptive rights of the current or past shareholders of THOMASTON FEDERAL.

     (b) Except as set forth in Section 5.3(a), or as disclosed in Section 5.3(b) of the THOMASTON FEDERAL Disclosure Memorandum, there are no shares of capital stock or other equity securities of THOMASTON FEDERAL outstanding and no outstanding Equity Rights relating to the capital stock of THOMASTON FEDERAL.

5.4 THOMASTON FEDERAL  Subsidiaries.
------------------------------------

     THOMASTON FEDERAL has disclosed in Section 5.4 of the THOMASTON FEDERAL Disclosure Memorandum all of the THOMASTON FEDERAL Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the THOMASTON FEDERAL Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of Thomaston Federal's ownership interest therein). Except as disclosed in Section 5.4 of the THOMASTON FEDERAL Disclosure Memorandum, THOMASTON FEDERAL or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each THOMASTON FEDERAL Subsidiary. No capital stock (or other equity interest) of any THOMASTON FEDERAL Subsidiary is or may become required to be issued (other than to another THOMASTON FEDERAL Entity) by reason of any Equity Rights, and there are no Contracts by which any THOMASTON FEDERAL Subsidiary is bound to issue (other than to another THOMASTON FEDERAL Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any THOMASTON FEDERAL Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any THOMASTON FEDERAL Subsidiary (other than to another THOMASTON FEDERAL Entity). There are no Contracts relating to the rights of any THOMASTON FEDERAL Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any THOMASTON FEDERAL Subsidiary. All of the shares of capital stock (or other equity interests) of each THOMASTON FEDERAL Subsidiary held by a THOMASTON FEDERAL Entity are fully paid and (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable and are owned by the THOMASTON FEDERAL Entity free and clear of any Lien. Except as disclosed in
Section 5.4 of the THOMASTON FEDERAL Disclosure Memorandum, each THOMASTON FEDERAL Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and, as to corporations, in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each THOMASTON FEDERAL Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect. Each THOMASTON FEDERAL Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each THOMASTON FEDERAL Subsidiary have been made available to FLAG for its review, and, except as disclosed in Section 5.4 of the THOMASTON FEDERAL Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

5.5 Financial  Statements.
--------------------------

     Each of the THOMASTON FEDERAL Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP, or with regulatory accounting principles applicable to audited or interim financial statements of savings associations, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of THOMASTON FEDERAL and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

5.6  Absence of Undisclosed  Liabilities.
------------------------------------------

     No THOMASTON FEDERAL Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of THOMASTON FEDERAL as of December 31, 1998, included in the THOMASTON FEDERAL Financial Statements or reflected in the notes thereto. No THOMASTON FEDERAL Entity has incurred or paid any Liability since December 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

5.7  Absence of Certain  Changes or Events.
--------------------------------------------

     Since December 31, 1998, except as disclosed in the THOMASTON FEDERAL Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the THOMASTON FEDERAL Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, and (ii) each THOMASTON FEDERAL Entity has operated in all material respect in the ordinary course of business and without a material breach or violation of any of the covenants and agreements of THOMASTON FEDERAL provided in Article 7.

5.8  Tax Matters.
-----------------

     (a) All Tax Returns required to be filed by or on behalf of any THOMASTON FEDERAL Entities have been timely filed or requests for extensions have been timely filed, granted, and, to the Knowledge of THOMASTON FEDERAL, have not expired for the periods ended on or before December 31, 1998, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation pending with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, except as reserved against in the THOMASTON FEDERAL Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the THOMASTON FEDERAL Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded tax related Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of THOMASTON FEDERAL Entities, except for any such Liens which are not reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

     (b) None of the THOMASTON FEDERAL Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The provision for any Taxes due or to become due for any of the THOMASTON FEDERAL Entities for the period or periods through and including the date of the respective THOMASTON FEDERAL Financial Statements that has been made and is reflected on such THOMASTON FEDERAL Financial Statements is sufficient to cover all such Taxes.

     (d) Deferred Taxes of THOMASTON FEDERAL Entities have been provided for in accordance with GAAP.

     (e) Except as disclosed in Section 5.8 of the THOMASTON FEDERAL Disclosure Memorandum, none of the THOMASTON FEDERAL Entities is a party to any Tax allocation or sharing agreement and none of THOMASTON FEDERAL Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was THOMASTON FEDERAL) or has any Liability for Taxes of any Person (other than THOMASTON FEDERAL and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

     (f) Each of the THOMASTON FEDERAL Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect.

     (g) Except as disclosed in Section 5.8 of the THOMASTON FEDERAL Disclosure Memorandum, none of the THOMASTON FEDERAL Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 280G or 162(m) of the Internal Revenue Code.

     (h) Exclusive of the Merger, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of THOMASTON FEDERAL Entities that occurred during or after any Taxable Period in which THOMASTON FEDERAL Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1998.

     (i) No THOMASTON FEDERAL Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (j) All material elections with respect to Taxes affecting THOMASTON FEDERAL Entities have been or will be timely made.

5.9  Allowance  for Possible  Loan Losses.
-------------------------------------------

     The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of THOMASTON FEDERAL included in the most recent THOMASTON FEDERAL Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of THOMASTON FEDERAL included in the THOMASTON FEDERAL Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses, net of recoveries related to loans or credits previously charged off, relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of THOMASTON FEDERAL Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by THOMASTON FEDERAL Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect.

5.10  Assets.
-------------

     (a) Except as disclosed in Section 5.10 of the THOMASTON FEDERAL Disclosure Memorandum or as disclosed or reserved against in the THOMASTON FEDERAL Financial Statements delivered prior to the date of this Agreement, THOMASTON FEDERAL Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect. All tangible properties used in the businesses of the THOMASTON FEDERAL Entities are usable in the ordinary course of business consistent with THOMASTON FEDERAL's past practices.

     (b) All Assets which are material to THOMASTON FEDERAL's business on a consolidated basis, held under leases or subleases by any of the THOMASTON FEDERAL Entities, are held under valid Contracts enforceable against THOMASTON FEDERAL in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and, assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect.

     (c) THOMASTON FEDERAL Entities currently maintain the insurance policies described in Section 5.10(c) of the THOMASTON FEDERAL Disclosure Memorandum. None of the THOMASTON FEDERAL Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no written notices of claims in excess of such amounts have been given by any THOMASTON FEDERAL Entity under such policies.

     (d) The Assets of the THOMASTON FEDERAL Entities include all material Assets required to operate the business of the THOMASTON FEDERAL Entities as presently conducted.

5.11 Intellectual Property.
---------------------------

     Each THOMASTON FEDERAL Entity owns or has a license to use all of the Intellectual Property used by such THOMASTON FEDERAL Entity in the ordinary course of its business. Except as disclosed in Section 5.11 of the THOMASTON FEDERAL Disclosure Memorandum, each THOMASTON FEDERAL Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such THOMASTON FEDERAL Entity in connection with such THOMASTON FEDERAL Entity's business operations, and such THOMASTON FEDERAL Entity has the right to convey by sale or license any Intellectual Property so conveyed. No THOMASTON FEDERAL Entity is in material Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of THOMASTON FEDERAL, threatened, which challenge the rights of any THOMASTON FEDERAL Entity with respect to Intellectual Property used, sold or licensed by such THOMASTON FEDERAL Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of THOMASTON FEDERAL, the conduct of the business of the THOMASTON FEDERAL Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the THOMASTON FEDERAL Disclosure Memorandum, no THOMASTON FEDERAL Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

5.12 Environmental Matters.
---------------------------

     (a) Except as disclosed in Section 5.12 of the THOMASTON FEDERAL Disclosure Memorandum, to the Knowledge of THOMASTON FEDERAL, each THOMASTON FEDERAL Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect.

     (b) There is no Litigation pending or, to the Knowledge of THOMASTON FEDERAL, threatened, before any court, governmental agency, or authority or other forum in which any THOMASTON FEDERAL Entity or any of its Operating Properties or Participation Facilities (or THOMASTON FEDERAL in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any THOMASTON FEDERAL Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened against THOMASTON FEDERAL that is not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, nor, to the Knowledge of THOMASTON FEDERAL, is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect.

     (c) Except as disclosed in Section 5.12 of the THOMASTON FEDERAL Disclosure Memorandum, during the period of (i) any THOMASTON FEDERAL Entity's ownership or operation of any of their respective current Assets, or (ii) any THOMASTON FEDERAL Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of THOMASTON FEDERAL, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect. Except as disclosed in Section 5.12 of the THOMASTON FEDERAL Disclosure Memorandum, prior to the period of (i) any THOMASTON FEDERAL Entity's ownership or operation of any of their respective current properties,
(ii) any THOMASTON FEDERAL Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of THOMASTON FEDERAL, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect.

5.13  Compliance  with Laws.
----------------------------

     Each THOMASTON FEDERAL Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, and, to the Knowledge of THOMASTON FEDERAL, there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect. Except as disclosed in Section 5.13 of the THOMASTON FEDERAL Disclosure Memorandum, none of the THOMASTON FEDERAL Entities:

     (a) is in Default under any of the provisions of its Charter or Bylaws (or other governing instruments);

     (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect; or

     (c) since January 1, 1995, has received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any THOMASTON FEDERAL Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, or (iii) requiring any THOMASTON FEDERAL Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to FLAG.

5.14 Immigration Matters.
-------------------------

     (a) Except as set forth in Section 5.14(a) of the THOMASTON FEDERAL Disclosure Memorandum, each THOMASTON FEDERAL Entity has complied with the IRCA with respect to the completion of Forms I-9 for all employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization.

     (b) Except as set forth in Section 5.14(b) of the THOMASTON FEDERAL Disclosure Memorandum, with respect to a former employee who has left a THOMASTON FEDERAL Entity's employment within three (3) years prior to Closing, the THOMASTON FEDERAL Entity has complied with the IRCA with respect to the maintenance of Forms I-9 for at least three years from the date of hire or for one year beyond the date of termination, whichever is later.

5.15 Labor Relations.
---------------------

     No THOMASTON FEDERAL Entity is the subject of any pending Litigation asserting that it or any other THOMASTON FEDERAL Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other THOMASTON FEDERAL Entity to bargain with any labor organization as to wages or conditions of employment, nor is any THOMASTON FEDERAL Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any THOMASTON FEDERAL Entity, pending or, to the Knowledge of Thomaston Federal, threatened, or to the Knowledge of THOMASTON FEDERAL, is there any activity involving any THOMASTON FEDERAL Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

5.16     Employee Benefit Plans.
--------------------------------

     (a) THOMASTON FEDERAL has disclosed in Section 5.16 of the THOMASTON FEDERAL Disclosure Memorandum, and has delivered or made available to FLAG prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any THOMASTON FEDERAL Entity or ERISA Affiliate (as defined in subparagraph (c) below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, "THOMASTON FEDERAL Benefit Plans"). Each THOMASTON FEDERAL Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "THOMASTON FEDERAL ERISA Plan." Each THOMASTON FEDERAL ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue
Code) is referred to herein as an "THOMASTON FEDERAL Pension Plan." No THOMASTON FEDERAL Pension Plan is or has been a multiemployer plan within the meaning of
Section 3(37) of ERISA.

     (b) All THOMASTON FEDERAL Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect. Each THOMASTON FEDERAL ERISA Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and THOMASTON FEDERAL has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of THOMASTON FEDERAL, no THOMASTON FEDERAL Entity has engaged in a transaction with respect to any THOMASTON FEDERAL Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any THOMASTON FEDERAL Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or
Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect.

     (c) No THOMASTON FEDERAL Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any THOMASTON FEDERAL Pension Plan, (ii) no change in the actuarial assumptions with respect to any THOMASTON FEDERAL
Pension Plan, and (iii) no increase in benefits under any THOMASTON FEDERAL Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any THOMASTON FEDERAL Pension Plan nor any "single employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any THOMASTON FEDERAL Entity, or the single-employer plan of any entity which is considered one employer with THOMASTON FEDERAL under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of
Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect. No THOMASTON FEDERAL Entity has provided, or is required to provide, security to a THOMASTON FEDERAL Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any THOMASTON FEDERAL Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect. No THOMASTON FEDERAL Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any THOMASTON FEDERAL Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as disclosed in Section 5.16 of the THOMASTON FEDERAL Disclosure Memorandum, no THOMASTON FEDERAL Entity has any Liability for retiree health and life benefits under any of the THOMASTON FEDERAL Benefit Plans and there are no restrictions on the rights of such THOMASTON FEDERAL Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect.

     (f) Except as disclosed in Section 5.16 of the THOMASTON FEDERAL Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any THOMASTON FEDERAL Entity from any THOMASTON FEDERAL Entity under any THOMASTON FEDERAL Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any THOMASTON FEDERAL Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any THOMASTON FEDERAL Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the THOMASTON FEDERAL Financial Statements to the extent required by and in accordance with GAAP.

5.17  Material Contracts.
-------------------------

     (a) Except as disclosed in Section 5.17(a) of the THOMASTON FEDERAL Disclosure Memorandum or otherwise reflected in the THOMASTON FEDERAL Financial Statements, none of the THOMASTON FEDERAL Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any THOMASTON FEDERAL Entity or the guarantee by any THOMASTON FEDERAL Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Home Loan Bank advances and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any THOMASTON FEDERAL Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among the THOMASTON FEDERAL Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any THOMASTON FEDERAL Entity, (vi) any exchange traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by THOMASTON FEDERAL with the SEC (assuming THOMASTON FEDERAL were subject to the reporting requirements of the 1934 Act) as of the date of this Agreement (together with all Contracts referred to in Sections 5.10 and 5.16(a), the "THOMASTON FEDERAL Contracts").

     (b) With respect to each THOMASTON FEDERAL Contract and except as disclosed in Section 5.17(b) of the THOMASTON FEDERAL Disclosure Memorandum: (i) assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect; (ii) no THOMASTON FEDERAL Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect;
(iii) no THOMASTON FEDERAL Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of THOMASTON FEDERAL, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, or has repudiated or waived any material provision thereunder.

     (c) Except as disclosed in Section 5.17(c) of the THOMASTON FEDERAL Disclosure Memorandum, no officer, director or employee of any THOMASTON FEDERAL Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any THOMASTON FEDERAL Entity. All of the indebtedness of any THOMASTON FEDERAL Entity for money borrowed (excluding deposits obtained in the ordinary course of business) is prepayable at any time by such THOMASTON FEDERAL Entity without penalty or premium.

5.18 Legal Proceedings.
----------------------

     There is no Litigation instituted or pending or, to the Knowledge of THOMASTON FEDERAL, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any THOMASTON FEDERAL Entity, or against any director, employee or employee benefit plan (acting in such capacity) of any THOMASTON FEDERAL Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any THOMASTON FEDERAL Entity, that are reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect. Section 5.18 of the THOMASTON FEDERAL Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any THOMASTON FEDERAL Entity is a party and which names a THOMASTON FEDERAL Entity as a defendant or cross-defendant or for which, to the Knowledge of THOMASTON FEDERAL, any THOMASTON FEDERAL Entity has any potential Liability.

5.19 Reports.
-------------

     Since January 1, 1995, or the date of organization if later, each THOMASTON FEDERAL Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, except for such filings which the failure to so file is not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Except as disclosed in Section 5.19 of the THOMASTON FEDERAL Disclosure Memorandum, since January 1, 1995, no THOMASTON FEDERAL Entity has filed any Suspicious Activity Report or any claim under any fidelity blanket bond, general liability, errors and omissions, directors and officers or other insurance policies that pertain to the operations of its business or the ownership of its assets.

5.20 Statements True and Correct.
---------------------------------

     No written statement, certificate, or other writing furnished or to be furnished by any THOMASTON FEDERAL Entity to FLAG pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied in writing by any THOMASTON FEDERAL Entity specifically for inclusion in the Registration Statement to be filed by FLAG with the SEC in accordance with Section 8.1 will, when such Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. All documents that any THOMASTON FEDERAL Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. No documents to be filed by a THOMASTON FEDERAL Entity with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.21 Accounting,  Tax and Regulatory  Matters.
-----------------------------------------------

     No THOMASTON FEDERAL Entity has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interest accounting treatment and as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

5.22 Charter  Provisions.
---------------------------

     Each THOMASTON FEDERAL Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights (other than dissenter's rights) to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any THOMASTON FEDERAL Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any THOMASTON FEDERAL Entity that may be directly or indirectly acquired by them as a result of the Merger.

5.23 Board  Recommendation.
----------------------------

     The Board of Directors of THOMASTON FEDERAL, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders of THOMASTON FEDERAL, and (ii) resolved to recommend that the holders of the shares of THOMASTON FEDERAL Common Stock approve this Agreement.

5.24 Y2K.
----------

     No THOMASTON FEDERAL Entity has received, nor to THOMASTON FEDERAL's Knowledge are there facts that would form the basis for the issuance by the OTS of, a rating of "Needs Improvement" or "Unsatisfactory" on any OTS Year 2000 Report of Examination. THOMASTON FEDERAL has disclosed to FLAG a complete and accurate copy of its plan, including its good faith estimate of the anticipated associated costs, for addressing the issues set forth in the Year 2000 guidance papers issued by the Federal Financial Institutions Examination Council (the "FFIEC"), including the statement dated May 5, 1997, entitled "Year 2000 Project Management Awareness," December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," October 15, 1998, entitled "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness," and any subsequent guidance papers issued by the FFIEC, as such issues are, to the knowledge of THOMASTON FEDERAL, reasonably expected to affect any THOMASTON FEDERAL Entity. Between the date of this Agreement and the Effective Time, THOMASTON FEDERAL shall use its reasonable best efforts to implement such plan. THOMASTON FEDERAL has formed a committee to review policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations, and intends to implement such committee's recommendations for ensuring compliance with such policies and directives.


                                   ARTICLE 6.
                     REPRESENTATIONS AND WARRANTIES OF FLAG
                     --------------------------------------

      FLAG hereby represents and warrants to THOMASTON FEDERAL as follows:

6.1  Organization, Standing, and Power.
-----------------------------------------

     FLAG is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. FLAG is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. The minute book and other organizational documents for FLAG have been made available to THOMASTON FEDERAL for its review and, except as disclosed in Section 6.1 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

6.2 Authority of FLAG; No Breach By Agreement.
----------------------------------------------

     (a) FLAG has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FLAG. This Agreement represents a legal, valid, and binding obligation of FLAG, enforceable against FLAG in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by FLAG, nor the consummation by FLAG of the transactions contemplated hereby, nor compliance by FLAG with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FLAG's Articles of Incorporation or Bylaws, or the Charter, or Articles of Incorporation or Bylaws of any FLAG Entity, or any resolution adopted by the Board of Directors or the shareholders of any FLAG Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FLAG Entity under, any Contract or Permit of any FLAG Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9. 1 (b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any FLAG Entity or any of their respective material Assets (including any FLAG Entity becoming subject to or liable for the payment of any Tax on any of the Assets owned by any FLAG Entity being reassessed or revalued by any Taxing authority).

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or prevent or restrict the consummation of the transaction contemplated by this Agreement, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FLAG of the Merger and the other transactions contemplated in this Agreement.

6.3 Capital Stock.
------------------

     (a) The authorized capital stock of FLAG consists of (i) 20,000,000 shares of FLAG Common Stock, of which 6,561,879 shares are issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of FLAG Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of FLAG Capital Stock are, and all of the shares of FLAG Common Stock to be issued in exchange for shares of THOMASTON FEDERAL Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of FLAG Capital Stock has been, and none of the shares of FLAG Common Stock to be issued in exchange for shares of THOMASTON FEDERAL Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FLAG or in violation of any applicable Law.

   (b) Except as set forth in Section 6.3(a), or as disclosed in Section 6.3 of the FLAG Disclosure Memorandum, there are no shares of capital stock or other equity securities of FLAG outstanding and no outstanding Equity Rights relating to the capital stock of FLAG.

6.4  FLAG Subsidiaries.
-----------------------

     FLAG has disclosed in Section 6.4 of the FLAG Disclosure Memorandum all of the FLAG Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the FLAG Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, FLAG or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each FLAG Subsidiary. No capital stock (or other equity interest) of any FLAG Subsidiary are or may become required to be issued (other than to another FLAG Entity) by reason of any Equity Rights, and there are no Contracts by which any FLAG Subsidiary is bound to issue (other than to another FLAG Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any FLAG Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any FLAG Subsidiary (other than to another FLAG Entity). There are no Contracts relating to the rights of any FLAG Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any FLAG Subsidiary. All of the shares of capital stock (or other equity interests) of each FLAG Subsidiary held by a FLAG Entity are fully paid and nonassessable under the applicable corporation or banking Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FLAG Entity free and clear of any Lien. Each FLAG Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each FLAG Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each FLAG Subsidiary have been made available to THOMASTON FEDERAL for its review, and, except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

6.5 SEC Filings, Financial Statements.
--------------------------------------

     (a) FLAG has timely filed and made available to THOMASTON FEDERAL all SEC Documents required to be filed by FLAG since December 31, 1993 (the "FLAG SEC Reports"). The FLAG SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FLAG SEC Reports or necessary in order to make the statements in such FLAG SEC Reports, in light of the circumstances under which they were made, not misleading. No FLAG Subsidiary is required to file any SEC Documents.

     (b) Each of the FLAG Financial Statements (including, in each case, any related notes) contained in the FLAG SEC Reports, including any FLAG SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of FLAG and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

6.6  Absence  of  Undisclosed  Liabilities.
--------------------------------------------

     No FLAG Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FLAG as of December 31, 1998, included in the FLAG Financial
Statements or reflected in the notes thereto. No FLAG Entity has incurred or paid any Liability since December 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

6.7  Absence of Certain  Changes or Events.
--------------------------------------------

     Since December 31, 1998, except as disclosed in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 6.7 of the FLAG Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and (ii) the FLAG Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FLAG provided in Article 7.

6.8 Tax Matters.
----------------

     (a) All Tax Returns required to be filed by or on behalf of any of the FLAG Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1998, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a FLAG Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a FLAG Material Adverse Effect, except as reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8 of the FLAG Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the FLAG Entities, except for any such Liens which are not reasonably likely to have a FLAG Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

     (b) None of the FLAG Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The provision for any Taxes due or to become due for any of the FLAG Entities for the period or periods through and including the date of the respective FLAG Financial Statements that has been made and is reflected on such FLAG Financial Statements is sufficient to cover all such Taxes.

     (d) Deferred Taxes of the FLAG Entities have been provided for in accordance with GAAP.

     (e) None of the FLAG Entities is a party to any Tax allocation or sharing agreement and none of the FLAG Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was FLAG) or has any Liability for Taxes of any Person (other than FLAG and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign, Law) as a transferee or successor or by Contract or otherwise.

     (f) Each of the FLAG Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (g) Except as disclosed in Section 6.8 of the FLAG Disclosure Memorandum, none of the FLAG Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 280G or 162(m) of the Internal Revenue Code.

     (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the FLAG Entities that occurred during or after any Taxable Period in which the FLAG Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1998.

     (i) No FLAG Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (j) All material elections with respect to Taxes affecting the FLAG Entities have been or will be timely made.

6.9 Allowance for Possible Loan Losses.
---------------------------------------

     The Allowance shown on the consolidated balance sheets of FLAG included in the most recent FLAG Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of FLAG included in the FLAG Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the FLAG Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FLAG Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a FLAG Material Adverse Effect.

6.10  Assets.
-------------

     (a) Except as disclosed in Section 6.10 of the FLAG Disclosure Memorandum or as disclosed or reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement, the FLAG Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a FLAG Material Adverse Effect. All tangible properties used in the businesses of the FLAG Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FLAG's past practices.

     (b) All Assets which are material to FLAG's business on a consolidated basis, held under leases or subleases by any of the FLAG Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

     (c) The FLAG Entities currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the FLAG Entities has received notice from any insurance carrier that (i) any policy of insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any FLAG Entity under such policies.

     (d) The Assets of the FLAG Entities include all Assets required to operate the business of the FLAG Entities as presently conducted.

6.11 Intellectual Property.
----------------------------

     Each FLAG Entity owns or has a license to use all of the Intellectual Property used by such FLAG Entity in the course of its business. Each FLAG Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such FLAG Entity in connection with such FLAG Entity's business operations, and such FLAG Entity has the right to convey by sale or license any Intellectual Property so conveyed. No FLAG Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of FLAG threatened, which challenge the rights of any FLAG Entity with respect to Intellectual Property used, sold or licensed by such FLAG Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the FLAG Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 6.11 of the FLAG Disclosure Memorandum, no FLAG Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

6.12 Environmental Matters.
---------------------------

     (a) To the Knowledge of FLAG, each FLAG Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (b) There is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any FLAG Entity or any of its Operating Properties or Participation Facilities (or FLAG in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any FLAG Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (c) During the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Prior to the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of FLAG, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

6.13  Compliance  with Laws.
-----------------------------

     FLAG is duly registered as a bank holding company under federal and state bank holding company Laws. Each FLAG Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Except as disclosed in Section 6.13 of the FLAG Disclosure Memorandum, none of the FLAG Entities:

     (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

     (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to, have, individually or in the aggregate, a FLAG Material Adverse Effect; or

     (c) since January 1, 1995, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FLAG Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) requiring any FLAG Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to THOMASTON FEDERAL.

6.14 Labor Relations.
----------------------

     No FLAG Entity is the subject of any Litigation asserting that it or any other FLAG Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other FLAG Entity to bargain with any labor organization as to wages or conditions of employment, nor is any FLAG Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any FLAG Entity, pending or threatened, or to the Knowledge of FLAG, is there any activity involving any FLAG Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

6.15 Employee Benefit Plans.
----------------------------

     (a) FLAG has disclosed in Section 6.15 of the FLAG Disclosure Memorandum and has delivered or made available to THOMASTON FEDERAL prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FLAG Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FLAG Benefit Plans"). Each FLAG Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FLAG ERISA Plan." Each FLAG ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "FLAG Pension Plan." No FLAG Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) All FLAG Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FLAG has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Flag, no FLAG Entity has engaged in a transaction with respect to any FLAG Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FLAG Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (c) No FLAG Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any FLAG Pension Plan, (ii) no change in the actuarial assumptions with respect to any FLAG Pension Plan, and (iii) no increase in benefits under any FLAG Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any FLAG Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FLAG Entity, or the single-employer plan of any ERISA Affiliate of FLAG has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has provided, or is required to provide, security to a FLAG Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401
(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FLAG Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a FLAG Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FLAG Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, no FLAG Entity has any Liability for retiree health and life benefits under any of the FLAG Benefit Plans and there are no restrictions on the rights of such FLAG Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a FLAG Material Adverse Effect.

     (f) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any FLAG Entity from any FLAG Entity under any FLAG Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FLAG Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any FLAG Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the FLAG Financial Statements to the extent required by and in accordance with GAAP.

6.16  Material  Contracts.
--------------------------

     Except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum or otherwise reflected in the FLAG Financial Statements, none of the FLAG Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any FLAG Entity or the guarantee by any FLAG Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any FLAG Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among FLAG Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any FLAG Entity, (vi) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, or (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by FLAG with the SEC as of the date of this Agreement that has not been filed as an exhibit to FLAG's Form 10-K filed for the fiscal year ended December 31, 1998, or in an SEC Document and identified to THOMASTON FEDERAL (together with all Contracts referred to in Sections 6.10 and 6.15(a), the "FLAG Contracts"). With respect to each FLAG Contract and except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no FLAG Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect; (iii) no FLAG Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of FLAG, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any FLAG Entity for money borrowed is prepayable at any time by such FLAG Entity without penalty or premium. Except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum, no officer, director or employee of any FLAG Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any FLAG Entity.

6.17 Legal Proceedings.
-----------------------

     There is no Litigation instituted or pending or, to the Knowledge of FLAG, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FLAG Entity, or against any director, employee or employee benefit plan of any FLAG Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FLAG Entity, that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Section 6.17 of the FLAG Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any FLAG Entity is a party and which names a FLAG Entity as a defendant or cross-defendant or for which any FLAG Entity has any potential Liability.

6.18  Reports.
--------------

     Since January 1, 1993, each FLAG Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6.19 Statements True and Correct
--------------------------------

     No statement, certificate, instrument or other writing furnished or to be furnished by any FLAG Entity to THOMASTON FEDERAL pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FLAG Entity for inclusion in the Registration Statement to be filed by FLAG with the SEC, will, when such Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the documents to be filed by any FLAG Entity with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any FLAG Entity thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

6.20 Accounting, Tax and Regulatory Matters.
--------------------------------------------

     No FLAG Entity has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interests accounting treatment and as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.l(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

6.21  Charter  Provisions.
---------------------------

     Each FLAG Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any FLAG Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any FLAG Entity that may be directly or indirectly acquired or controlled by them.

6.22 Board  Approval.
---------------------

     The Board of Directors of FLAG, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the FLAG shareholders. Applicable Law does not require that FLAG shareholders approve this Agreement and/or the transactions contemplated hereby, including the Merger.

6.23 Y2K. No FLAG Entity has received,  nor to FLAG's  Knowledge are there facts that would form the basis for the issuance of, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulatory Letter No. SR 98-3 (SUP), dated March 4, 1998). FLAG has disclosed to THOMASTON FEDERAL a complete and accurate copy of its plan, including its good faith estimate of the anticipated associated costs, for addressing the issues set forth in the Year 2000 guidance papers issued by the Federal Financial Institutions Examination Council (the "FFIEC"), including the statement dated May 5, 1997, entitled "Year 2000 Project Management Awareness," December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," October 15, 1998, entitled "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness," and any subsequent guidance papers issued by the FFIEC, as such issues affect any FLAG Entity. Between the date of this Agreement and the Effective Time, FLAG shall use its reasonable best efforts to implement such plan. FLAG has formed a committee to review policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations, and intends to implement such committee's recommendations for ensuring compliance with such policies and directives.

6.24 Matters  Relating to INTERIM.
-----------------------------------

     At the Effective Time, INTERIM will be an interim federal savings association chartered by the OTS, and will have the corporate power and authority to carry on its business as contemplated by this Agreement and to own, lease and operate its material Assets. INTERIM will have the corporate power necessary to approve, adopt and ratify this Agreement and to consummate the transactions contemplated hereby. The approval, adoption and ratification of this Agreement, the performance of the Agreement, and the consummation of the transactions contemplated therein, including the Merger, will be duly and validly authorized by all necessary corporate action in respect thereof on the part of INTERIM, subject to the approval of the Agreement by FLAG, as the sole shareholder of INTERIM, which is the only shareholder vote required for approval of the Agreement, and the consummation of the Merger by INTERIM. When INTERIM approves, adopts and ratifies this Agreement, this Agreement will represent a legal, valid and binding obligation of INTERIM, enforceable against INTERIM in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                                   ARTICLE 7.
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

7.1 Affirmative  Covenants of THOMASTON FEDERAL.
------------------------------------------------

     From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, THOMASTON FEDERAL shall, and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

7.2 Negative  Covenants of THOMASTON  FEDERAL.
-----------------------------------------------

     From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, THOMASTON FEDERAL covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

     (a) amend the Charter, Articles of Incorporation, Bylaws or other governing instruments of any THOMASTON FEDERAL entity, except to amend the Bylaws of THOMASTON FEDERAL to allow THOMASTON FEDERAL to hold its annual meeting of shareholders to be held in 1999 within 210 days after the end of the 1998 fiscal year; or

     (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a THOMASTON FEDERAL Entity to another THOMASTON FEDERAL Entity) in excess of an aggregate of $100,000 (for THOMASTON FEDERAL Entities on a consolidated basis) except in the ordinary course of the business of the THOMASTON FEDERAL Subsidiaries consistent with past practices (which shall include, for the THOMASTON FEDERAL Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any THOMASTON FEDERAL Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in Section 7.2(b) of the THOMASTON FEDERAL Disclosure Memorandum); or

     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any THOMASTON FEDERAL Entity, or declare or pay any dividend or make any other distribution in respect of THOMASTON FEDERAL's capital stock, except in accordance with past practice specifically disclosed in Section 7.2(c) of the THOMASTON FEDERAL Disclosure Memorandum; or

     (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the THOMASTON FEDERAL Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of THOMASTON FEDERAL Common Stock or any other capital stock of any THOMASTON FEDERAL Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

     (e) adjust, split, combine or reclassify any capital stock of any THOMASTON FEDERAL Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of THOMASTON FEDERAL Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any THOMASTON FEDERAL Subsidiary (unless any such shares of stock are sold or otherwise transferred to another THOMASTON FEDERAL Entity); or

     (f) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned THOMASTON FEDERAL Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

     (g) grant any increase in compensation or benefits to the employees or officers of any THOMASTON FEDERAL Entity, other than in the ordinary course of business, provided that THOMASTON FEDERAL will not increase any officer's or employee's compensation by more than ten percent (10%); pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the THOMASTON FEDERAL Disclosure Memorandum; and enter into or amend any severance agreements with officers of any THOMASTON FEDERAL Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any THOMASTON FEDERAL Entity except in accordance with past practice disclosed in Section 7.2(g) of the THOMASTON FEDERAL Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

     (h) enter into or amend any employment Contract between any THOMASTON FEDERAL Entity and any Person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by Law) that the THOMASTON FEDERAL Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (i) adopt any new employee benefit plan of any THOMASTON FEDERAL Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any THOMASTON FEDERAL Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

     (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

     (k) commence any Litigation other than in accordance with past practice or except as set forth in Section 7.2(k) of the THOMASTON FEDERAL Disclosure Memorandum, settle any Litigation involving any Liability of any THOMASTON FEDERAL Entity for material money damages or restrictions upon the operations of any THOMASTON FEDERAL Entity; or

     (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

7.3  Affirmative  Covenants of FLAG.
------------------------------------

     From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of THOMASTON FEDERAL shall have been obtained, and except as otherwise expressly contemplated herein, FLAG shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and
(c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

7.4  Negative  Covenants  of FLAG.
----------------------------------

     From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of THOMASTON FEDERAL shall have been obtained, and except as otherwise expressly contemplated herein, FLAG covenants and agrees that it will not amend the Articles of Incorporation or Bylaws of FLAG in any manner adverse to the holders of THOMASTON FEDERAL Common Stock, or take any action which will materially adversely impact the ability of FLAG Entities to consummate the transactions contemplated by this Agreement.

7.5 Adverse Changes in Condition.
---------------------------------

     Each of FLAG and THOMASTON FEDERAL agrees to give written notice promptly to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, or
(ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

7.6 Reports.
------------

     Each of FLAG and THOMASTON FEDERAL and their Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other copies of all such periodic reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8.
                              ADDITIONAL AGREEMENTS
                              ---------------------

8.1 Registration Statement.
---------------------------

     (a) As soon as practicable after execution of this Agreement, FLAG shall prepare and file the Registration Statement with the SEC, and shall use its reasonable best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of FLAG Common Stock to the shareholders of THOMASTON FEDERAL upon consummation of the Merger. No filing of, or amendment or supplement to, the Registration Statement will be made by FLAG without providing THOMASTON FEDERAL the opportunity to review and comment thereon. FLAG will advise THOMASTON FEDERAL promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of FLAG Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment to the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. THOMASTON FEDERAL shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as FLAG may reasonably request in connection with such action. FLAG and THOMASTON FEDERAL shall make all necessary filings with respect to the Merger under the Securities Laws.

     (b) FLAG will indemnify and hold harmless THOMASTON FEDERAL its directors, officers and other persons, if any, who control THOMASTON FEDERAL within the meaning of the Securities Act from and against (including, without limitation, advance, prior to final disposition of the matter, the expenses of defending) any losses, claims, damages, liabilities or judgments, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages, liabilities, or judgments (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or in any state application for qualification, permit, exemption or registration as a broker/dealer, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will advance expenses to or reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim to the maximum extent permitted by the GBCC; provided, however, that FLAG shall not be liable, in any such case, to the extent that any such loss, claim, damage, liability, or judgment (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any such amendment or supplement thereto, or in any such state application, or in any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to FLAG by or on behalf of either THOMASTON FEDERAL or any officer, director or affiliate of THOMASTON FEDERAL specifically for use therein.

     (c) Promptly after receipt by an indemnified party under subparagraph (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against FLAG under such subparagraph, notify FLAG in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify FLAG of the commencement thereof, FLAG shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from FLAG to such indemnified party of its election so to assume the defense thereof, FLAG shall not be liable to such indemnified party under such subparagraph for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party; provided, however, if FLAG elects not to assume such defense or if counsel for the indemnified party advises FLAG in writing that there are material substantive issues which raise conflicts of interest between FLAG or THOMASTON FEDERAL and the indemnified party, such indemnified party may retain counsel satisfactory to it and FLAG shall pay all reasonable fees and expenses of such counsel for the indemnified party promptly as statements therefor are received. Notwithstanding the foregoing, FLAG shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by FLAG in respect of such claim unless, in the reasonable judgment of any such indemnified party, a conflict of interest exists between such indemnified party and any other of such indemnified parties in respect to such claims.

8.2 Nasdaq Listing.
-------------------

     FLAG shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of FLAG Common Stock to be issued to the holders of THOMASTON FEDERAL Common Stock pursuant to the Merger, and FLAG shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

8.3 Shareholder Approval.
-------------------------

     (a) THOMASTON FEDERAL shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, the Board of Directors of THOMASTON FEDERAL shall recommend to its shareholders, subject to the conditions in such authorization and recommendation by the Board of Directors, the approval of the matters submitted for approval (subject to the Board of Directors of THOMASTON FEDERAL, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to THOMASTON FEDERAL's shareholders, under applicable law), and the Board of Directors and officers of THOMASTON FEDERAL shall use their reasonable efforts to obtain such shareholders' approval (subject to the Board of Directors of THOMASTON FEDERAL, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to the THOMASTON FEDERAL shareholders, under applicable law).

     (b) INTERIM shall call an INTERIM Shareholders' Meeting, to be held as soon as reasonably practicable after its organization, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the INTERIM Shareholders' Meeting, the Board of Directors of INTERIM shall recommend to its shareholder, subject to the conditions in such authorization and recommendation by the Board of Directors, the approval of the matters submitted for approval, and the Board of Directors and officers of INTERIM shall use their reasonable efforts to obtain its shareholder's approval. FLAG, as sole shareholder of INTERIM, shall vote its shares of INTERIM in favor of this Agreement.

8.4  Applications.
------------------

     FLAG shall promptly prepare and file, and THOMASTON FEDERAL shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement, including, without limitation, the Board of Governors of the Federal Reserve System, the OTS, and the Georgia Department of Banking and Finance, seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

8.5 Agreement as to Efforts to Consummate.
------------------------------------------

     Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

8.6 Investigation and Confidentiality.
--------------------------------------

     (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to the consummation of the Merger, and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby, and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of any other Party.

     (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Each Party  shall use its  reasonable  efforts to  exercise  its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to such Party to preserve the confidentiality of the information relating to such Party and its Subsidiaries provided to such Persons and their Affiliates and Representatives.

     (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect or a FLAG Material Adverse Effect, as applicable.

8.7 Press  Releases.
--------------------

     Prior to the Effective Time, THOMASTON FEDERAL and FLAG shall use their reasonable best efforts to consult with each other as to the form and substance of any press release or other public disclosure related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section
8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel shall reasonably deem necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

8.8 Certain Actions.
--------------------

     Except with respect to this Agreement and the transactions contemplated hereby, no THOMASTON FEDERAL Entity nor any Representatives thereof retained by any THOMASTON FEDERAL Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of THOMASTON FEDERAL, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to THOMASTON FEDERAL's shareholders, under applicable Law, no THOMASTON FEDERAL Entity or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but THOMASTON FEDERAL may communicate information about such an Acquisition Proposal to its shareholders if and to the extent, upon the advice of counsel, THOMASTON FEDERAL reasonably determines that it is required to do so in order to comply with its legal obligations. Notwithstanding the foregoing, if, at any time prior to the Effective Time, the Board of Directors of THOMASTON FEDERAL determines in good faith, based on the advice of outside counsel and its financial advisors, that the terms of an Acquisition Proposal are more desirable to THOMASTON FEDERAL than the terms of this Agreement or the proposed Merger and that the Board of Directors has a fiduciary duty to consider and respond to the Acquisition Proposal under applicable law, THOMASTON FEDERAL in response to a written Acquisition Proposal may furnish nonpublic information with respect to THOMASTON FEDERAL to the person who made such Acquisition Proposal. THOMASTON FEDERAL shall promptly advise FLAG following the receipt of any Acquisition Proposal and the details thereof, and advise FLAG of any developments with respect to such Acquisition Proposal promptly upon, but in any event not more than five business days after, the occurrence thereof. THOMASTON FEDERAL shall
(i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause its Representatives not to engage in any of the foregoing.

8.9 Accounting and Tax Treatment.
---------------------------------

     Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger to, and to take no action which would cause the Merger not to, qualify for pooling of interests accounting treatment and as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

8.10 Charter Provisions.
------------------------

     Each Party shall take, and shall cause its Subsidiaries to take, all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the charter, articles of incorporation, bylaws or other governing instruments of such Party or any of its Subsidiaries or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any THOMASTON FEDERAL Entity that may be directly or indirectly acquired by them.

8.11 Agreements of Affiliates.
------------------------------

     THOMASTON FEDERAL has disclosed in Section 8.11 of the THOMASTON FEDERAL Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of THOMASTON FEDERAL for purposes of Rule 145 under the 1933 Act. THOMASTON FEDERAL shall use its reasonable efforts to cause each such Person to deliver to FLAG not later than 30 days after the date of this Agreement a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of the THOMASTON FEDERAL Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FLAG Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of FLAG and THOMASTON FEDERAL have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies, except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. Except for transfers made in compliance with Staff Accounting Bulletin No. 76, shares of FLAG Common Stock issued to such affiliates of THOMASTON FEDERAL shall not be transferable until such time as financial results covering at least 30 days of combined operations of FLAG and THOMASTON FEDERAL have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12. FLAG shall be entitled to place restrictive legends upon certificates for shares of FLAG Common Stock issued to affiliates of THOMASTON FEDERAL pursuant to this Agreement to enforce the provisions of this Section 8.12. FLAG shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FLAG Common Stock by such affiliates.

8.12 Employee  Benefits and Contracts.
--------------------------------------

     Following the Effective Time, FLAG shall either (i) continue to provide to officers and employees of the THOMASTON FEDERAL Entities employee benefits under THOMASTON FEDERAL's existing employee benefit and welfare plans or, (ii) if FLAG shall determine to provide to officers and employees of the THOMASTON FEDERAL Entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the THOMASTON FEDERAL Entities employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FLAG Entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FLAG's employee benefit plans, (i) service under any qualified defined contribution plans of THOMASTON FEDERAL shall be treated as service under FLAG's qualified defined contribution plans, and (ii) service under any other THOMASTON FEDERAL Benefit Plans shall be treated as service under any similar employee benefit plans maintained by FLAG. With respect to officers and employees of the THOMASTON FEDERAL Entities who, at or after the Effective Time, become employees of a FLAG Entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by the THOMASTON FEDERAL Entities, FLAG shall cause each comparable employee welfare benefit plan which is substituted for a THOMASTON FEDERAL welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plans. FLAG also shall cause the Surviving Bank and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 5.16 of the THOMASTON FEDERAL Disclosure Memorandum to FLAG between any THOMASTON FEDERAL Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the THOMASTON FEDERAL Benefit Plans.

8.13 Indemnification.
----------------------

     FLAG shall indemnify, defend and hold harmless each person entitled to indemnification from a THOMASTON FEDERAL Entity (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under OTS regulations and by THOMASTON FEDERAL's Charter and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FLAG is required to effectuate any indemnification, FLAG shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FLAG and the Indemnified Party.

                                   ARTICLE 9.
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
                -------------------------------------------------

9.1 Conditions to Obligations of Each Party.
--------------------------------------------

     The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

     (a) Shareholder Approval. The shareholders of THOMASTON FEDERAL shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1 (b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect or a FLAG Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, makes illegal or, in good faith, inadvisable, the consummation of the transactions contemplated by this Agreement.

     (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FLAG Common Stock issuable pursuant to the Merger shall have been received.

     (f) Nasdaq Listing. The shares of FLAG Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

     (g) Tax Matters. Each Party shall have received a written opinion of counsel from Powell, Goldstein, Frazer & Murphy LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of THOMASTON FEDERAL Common Stock for FLAG Common Stock will not give rise to gain or loss to the shareholders of THOMASTON FEDERAL with respect to such exchange (except to the extent of any cash received), and (iii) neither THOMASTON FEDERAL nor FLAG will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely as to matters of fact upon representations of officers of THOMASTON FEDERAL and FLAG reasonably satisfactory in form and substance to such counsel.

     (h) Employment Matters. Robert G. Cochran, President and Chief Executive Officer of THOMASTON FEDERAL, and Joel Dudley, Manager of THOMASTON FEDERAL's loan production offices, shall each have negotiated a mutually satisfactory employment/separation agreement with FLAG which shall have an initial term of three years.

     (i) Dissenting Stockholders. The number of shares of THOMASTON FEDERAL Common Stock for which THOMASTON FEDERAL stockholders seek appraisal rights as dissenting stockholders under Section 552.14 of the OTS regulations shall not exceed nine percent (9%) of the THOMASTON FEDERAL COMMON STOCK outstanding as of the Effective Time.

9.2 Conditions to Obligations of FLAG.
--------------------------------------

     The obligations of FLAG to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FLAG pursuant to Section 11.6(a):

     (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of THOMASTON FEDERAL set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 5.3 shall be true and correct (except for changes resulting from the exercise of outstanding stock options, and except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections
5.21 and 5.22 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of THOMASTON
FEDERAL set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.21 and 5.22) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a THOMASTON FEDERAL Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of THOMASTON FEDERAL to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. THOMASTON FEDERAL shall have delivered to FLAG (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its secretary, to the effect that to their Knowledge the conditions set forth in Section 9.1 as relates to THOMASTON FEDERAL and in
Section 9.2(a) and 9.2(b) have been satisfied; provided, -------- however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to ------- have survived the Closing, and (ii) certified copies of resolutions duly adopted by THOMASTON FEDERAL's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FLAG and its counsel shall reasonably request.

     (d) Opinion of Counsel. FLAG shall have received an opinion of Long Aldridge & Norman LLP, counsel to THOMASTON FEDERAL, dated as of the Closing Date, in form reasonably satisfactory to FLAG, as to the matters set forth in
Exhibit 2.

     (e) Pooling Letters. FLAG shall have received an opinion of Porter Keadle Moore, LLP, dated as of the Closing Date, addressed to FLAG and in form and substance reasonably acceptable to FLAG, to the effect that the Merger, for accounting purposes, shall qualify for treatment as a pooling of interests.

     (f) Affiliates Agreements. FLAG shall have received from each affiliate of THOMASTON FEDERAL the affiliate agreement referred to in Section 8.11 and
Exhibit 1.

     (g) Claims Letters. Each of the directors and officers of THOMASTON FEDERAL shall have executed and delivered to FLAG letters in substantially the form of
Exhibit 3.

9.3 Conditions to Obligations of THOMASTON FEDERAL.
---------------------------------------------------

     The obligations of THOMASTON FEDERAL to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by THOMASTON FEDERAL pursuant to Section 11.6(b):

     (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of FLAG set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 6.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FLAG set forth in
Section 6.20 and 6.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FLAG set forth in this Agreement (including the representations and warranties set forth in Sections 6.3, 6.20 and 6.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a FLAG Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FLAG to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. FLAG shall have delivered to THOMASTON FEDERAL (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that to the best of their knowledge the conditions set forth in Section 9.1 as relates to FLAG and in Section 9.3(a) and 9.3(b) have been satisfied; provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duly adopted by FLAG's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as THOMASTON FEDERAL and its counsel shall request.

     (d) Opinion of Counsel. THOMASTON FEDERAL shall have received an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, dated as of the Closing Date, in form reasonably acceptable to THOMASTON FEDERAL, as to the matters set forth in Exhibit 4.

     (e) Fairness Opinions. THOMASTON FEDERAL shall have received from The Robinson-Humphrey Company opinions that the terms of the Merger are fair to the stockholders of THOMASTON FEDERAL from a financial point of view. Such opinions shall be dated the date of approval of this Agreement by THOMASTON FEDERAL'S Board of Directors, and as of the date of the proxy materials relating to the Merger mailed to THOMASTON FEDERAL stockholders.


                                   ARTICLE 10.
                                   TERMINATION
                                   -----------

10.1  Termination.
------------------

     Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of THOMASTON FEDERAL, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) By mutual consent of FLAG and THOMASTON FEDERAL; or

     (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, on the breaching Party; or

     (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

     (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of THOMASTON FEDERAL fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meeting where such matters were presented to such shareholders for approval and voted upon; or

     (e) By either Party in the event that the Merger shall not have been consummated by October 31, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

     (f) By THOMASTON FEDERAL in the event that prior to the Effective Time, THOMASTON FEDERAL enters into a definitive agreement with respect to the sale of THOMASTON FEDERAL to any person or entity who or which has made an Acquisition Proposal and THOMASTON FEDERAL has paid FLAG $100,000 as reimbursement for the expenses of FLAG incurred in connection with the Merger.

10.2 Effect of Termination.
---------------------------

     In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(e) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

10.3 Non-Survival of Representations and Covenants.
---------------------------------------------------

     The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this
Section 10.3 and Articles 1, 2, 3, 4 and 11 and Sections 8.12 and 8.13.


                                   ARTICLE 11.
                                  MISCELLANEOUS
                                  -------------

11.1  Definitions.
------------------

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits, the FLAG Disclosure Memorandum and the THOMASTON FEDERAL Disclosure Memorandum delivered pursuant hereto and incorporated herein by reference.

     "Articles of Combination" shall mean the Articles filed with the OTS to effect the merger of INTERIM with and into THOMASTON FEDERAL.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, or any Affiliate of such Person and wherever located.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement (provided such oral agreement is, in any one year period, in excess of $5,000 individually, or $25,000 in the aggregate), arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, after failing to cure any such breach, violation, default, contravention or conflict within any applicable grace or cure period, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

     "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and other federal, state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, migrations, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, generation, recycling, transport, or handling of any Hazardous Material.

     "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exhibits 1 through 4," inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "FLAG Capital Stock" shall mean, collectively, the FLAG Common Stock, the FLAG Preferred Stock and any other class or series of capital stock of FLAG.

     "FLAG Common Stock" shall mean the $1.00 par value common stock of FLAG.

     "FLAG Disclosure Memorandum" shall mean the written information entitled "FLAG Financial Corporation Disclosure Memorandum" delivered prior to execution of this Agreement to THOMASTON FEDERAL describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

     "FLAG Entities" shall mean, collectively, FLAG and all FLAG Subsidiaries.

     "FLAG Financial Statements" shall mean the consolidated balance sheets (including related notes and schedules, if any) of FLAG as of December 31, 1998 and as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as filed by FLAG in SEC Documents, and (ii) the consolidated balance sheets of FLAG (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1998.

     "FLAG Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of FLAG and its Subsidiaries, taken as a whole, or (ii) the ability of FLAG Entities to perform their obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to savings associations, banks, and their holding companies, and (c) actions and omissions of FLAG (or any of its Subsidiaries) taken with the prior informed written Consent of THOMASTON FEDERAL in contemplation of the transactions contemplated hereby.

     "FLAG Preferred Stock" shall mean the shares of preferred stock of FLAG.

     "FLAG Subsidiaries" shall mean the Subsidiaries of FLAG, which shall include the FLAG Subsidiaries described in Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of FLAG in the future and held as a Subsidiary by FLAG at the Effective Time.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "Hazardous Material" shall mean (i) any hazardous substance, hazardous constituent, hazardous waste, solid waste, special waste, regulated substance, or toxic substance (as those terms are listed, defined or regulated by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

     "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights.

     "INTERIM Shareholders' Meeting" shall meant the meeting of the shareholders of INTERIM to be held pursuant to Section 8.3, including any adjournment or adjournments thereof.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Knowledge" as used with respect to a FLAG Entity (including references to being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such FLAG Entity. "Knowledge" as used with respect to a THOMASTON FEDERAL Entity (including references to being aware of a particular matter) shall mean those facts that are actually known (with no obligation of inquiry) by the president and chief executive officer of such THOMASTON FEDERAL Entity.

     "Law" shall mean any code, law (including common law), ordinance, regulation, decision, judicial interpretation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, Known investigation, hearing, Known criminal prosecution, Known governmental or other examinations, or other administrative or other proceeding, or any investigation Known to the Party by, relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Nasdaq National Market" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

     "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

     "OTS" shall mean the Office of Thrift Supervision.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either THOMASTON FEDERAL or FLAG and "Parties" shall mean THOMASTON FEDERAL and FLAG.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FLAG under the 1933 Act with respect to the shares of FLAG Common Stock to be issued to the shareholders of THOMASTON FEDERAL in connection with the transactions contemplated by this Agreement.

     "Regulatory Authorities" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the OTS (including its predecessor, the Federal Home Loan Bank Board), the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

     "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders Meeting" shall mean the meeting of the shareholders of THOMASTON FEDERAL to be held pursuant to Section 8.3(a), including any adjournment or adjournments thereof.

     "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

     "Surviving Bank" shall mean THOMASTON FEDERAL as the surviving bank resulting from the Merger.

     "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

     "THOMASTON FEDERAL Common Stock" shall mean the $1.00 par value common stock of THOMASTON FEDERAL.

     "THOMASTON FEDERAL Disclosure Memorandum" shall mean the written information entitled "THOMASTON FEDERAL Disclosure Memorandum" delivered prior to execution of this Agreement to FLAG describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

     "THOMASTON FEDERAL Entities" shall mean, collectively, THOMASTON FEDERAL and all THOMASTON FEDERAL Subsidiaries.

     "THOMASTON FEDERAL Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of THOMASTON FEDERAL as of December 31, 1998, and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the period ended December 31, 1998, and (ii) the consolidated balance sheets of THOMASTON FEDERAL (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 1998.

     "THOMASTON FEDERAL Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial condition, business, or results of operations of THOMASTON FEDERAL and its Subsidiaries, taken as a whole, or (ii) the ability of THOMASTON FEDERAL to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that a "THOMASTON FEDERAL Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (c) actions and omissions of THOMASTON FEDERAL (or any of its Subsidiaries) taken with the prior informed written Consent of FLAG in contemplation of the transactions contemplated hereby.

     "THOMASTON FEDERAL Subsidiaries" shall mean the Subsidiaries of THOMASTON FEDERAL, which shall include the THOMASTON FEDERAL Subsidiaries described in
Section 5.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of THOMASTON FEDERAL in the future and held as a Subsidiary by THOMASTON FEDERAL at the Effective Time.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

        Allowance                                   Section 5.9
        Certificates                                Section 4.1
        Closing                                     Section 1.3
        Effective Time                              Section 1.4
        ERISA Affiliate                             Section 5.16(c)
        Exchange Agent                              Section 4.1
        Exchange Ratio                              Section 3.1(b)
        FLAG Benefit Plans                          Section 6.15(a)
        FLAG Contracts                              Section 6.16
        FLAG ERISA Plan                             Section 6.15(a)
        FLAG Pension Plan                           Section 6.15(a)
        FLAG SEC Reports                            Section 6.5(a)
        Indemnified Party                           Section 8.13
        Merger                                      Section 1.2
        Tax Opinion                                 Section 9.1(g)
        THOMASTON FEDERAL Benefit Plans             Section 5.16(a)
        THOMASTON FEDERAL Contracts                 Section 5.17
        THOMASTON FEDERAL ERISA Plan                Section 5.16(a)
        THOMASTON FEDERAL Pension Plan              Section 5.16(a)

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

11.2 Expenses.
--------------

     Except as otherwise provided in Section 10.1(f), each Party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

11.3 Brokers and Finders.
-------------------------

     Except as disclosed in Section 11.3 of the FLAG Disclosure Memorandum, and except as disclosed in Section 11.3 of the THOMASTON FEDERAL Disclosure Memorandum, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by THOMASTON FEDERAL or by FLAG, each of THOMASTON FEDERAL and FLAG, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

11.4 Entire Agreement.
----------------------

     Except for the Non-Disclosure Agreement dated March 22, 1999 between FLAG and THOMASTON FEDERAL, and except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

11.5 Amendments.
----------------

     To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of THOMASTON FEDERAL Common Stock, there shall be made no amendment that, pursuant to OTS regulations, requires further approval by such shareholders without the further approval of such shareholders.

11.6 Waivers.
-------------

     (a) Prior to or at the Effective Time, FLAG, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by THOMASTON FEDERAL, to waive or extend the time for the compliance or fulfillment by THOMASTON FEDERAL of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FLAG under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FLAG.

     (b) Prior to or at the Effective Time, THOMASTON FEDERAL, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FLAG or INTERIM, to waive or extend the time for the compliance or fulfillment by FLAG, of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of THOMASTON FEDERAL under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of THOMASTON FEDERAL.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.7 Assignment.
----------------

     Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. The Parties intend that the directors of THOMASTON FEDERAL be third party beneficiaries of the Indemnification provisions of Section 8.13 of this Agreement.

11.8 Notices.
-------------

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:



               THOMASTON FEDERAL:  THOMASTON FEDERAL SAVINGS BANK
                                   206 North Church Street
                                   P. O. Drawer 1186
                                   Thomaston, GA 30286-1186
                                   Telecopy Number:  (706) 647-6019
                                   Attention: Robert G. Cochran

                  Copy to Counsel: Long Aldridge & Norman
                                   303 Peachtree Street, N.E.
                                   Suite 5300
                                   Atlanta, GA  30308
                                   Telecopy Number: (404) 527-4198
                                   Attention:  David M. Calhoun, Esq.

                             FLAG: Citizens Bank
                                   100 Union Street
                                   P. O. Box 156
                                   Vienna, GA  31092
                                   Telecopy Number: (912) 268-1370
                                   Attention:  J. Daniel Speight, Jr.

                  Copy to Counsel: Powell Goldstein Frazer & Murphy LLP
                                   Sixteenth Floor
                                   191 Peachtree Street, N.E.
                                   Atlanta, GA 30303
                                   Telecopy Number: (404) 572-5954
                                   Attention:  Walter G. Moeling IV, Esq.

11.9 Governing Law.
-------------------

     This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

11.10 Counterparts.
-------------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.11 Captions, Articles and Sections.
--------------------------------------

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

11.12 Interpretations.
----------------------

     Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

11.13 Enforcement of Agreement.
--------------------------------

     The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11.14 Severability.
--------------------

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                        [SIGNATURES APPEAR ON NEXT PAGE]

                   SIGNATURES TO AGREEMENT AND PLAN OF MERGER

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.


                           FLAG FINANCIAL CORPORATION


                           By: /s/ J. Daniel Speight, Jr.
                           ------------------------------
                               J. Daniel Speight, Jr.
                               President and Chief Executive Officer



                           THOMASTON FEDERAL SAVINGS BANK


                           By: /s/Robert G. Cochran
                           --------------------------
                               Robert G. Cochran
                               President and Chief Executive Officer

                                   APPENDIX B

                               DISSENTERS' RIGHTS

                          OFFICE OF THRIFT SUPERVISION
              TITLE 12, CODE OF FEDERAL REGULATIONS, SECTION 552.14
                               DISSENTERS' RIGHTS



ss. 552.14 Dissenter and appraisal rights.

         (a) Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with ss. 552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: Provided, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

         (b) Exceptions. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to ss. 552.13(h)(2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ or any combination of such shares of stock and cash.

         (c)      Procedure.

         (1) NOTICE. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of the management's proxy solicitation for such meeting.

         (2) DEMAND FOR APPRAISAL AND PAYMENT. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

         (3) NOTIFICATION OF EFFECTIVE DATE AND WRITTEN OFFER. Within ten days after the effective date of the combination, the resulting association shall;

          (i) Give written notice by mail to stockholders of constituent Federal Stock associations who have complied with the provisions of paragraph
     (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

          (ii) Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

          (iii) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (6) of this section (set out in the notice) must be satisfied.

The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

         (4) ACCEPTANCE OF OFFER. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

         (5) PETITION TO BE FILED IF OFFER NOT ACCEPTED. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholders may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

         (6) STOCK CERTIFICATES TO BE NOTED. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholders who fails to submit his stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

         (7) WITHDRAWAL OF DEMAND. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

         (8) VALUATION AND PAYMENT. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate Staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

         (9) COSTS AND EXPENSES. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

         (10) VOTING AND DISTRIBUTION. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distribution described above.

         (11) STATUS. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

                                   APPENDIX C


                  OPINION OF THE ROBINSON-HUMPHREY COMPANY, LLC

                          The Robinson-Humphrey Company


      CORPORATE FINANCE                             INVESTMENT BANKERS
  FINANCIAL SERVICES GROUP                              SINCE 1894



                                         May 6, 1999


Thomaston Federal Savings Bank
206 North Church Street
Thomaston, GA 30286

Dear Sirs:

         We understand that Thomaston Federal Savings Bank (the "Company") has entered into an agreement to merge with and into FLAG Financial Corporation ("FLAG"). The consideration for the merger will be in the form of FLAG common stock at an exchange ratio of 1.7275 shares of FLAG stock for every share of the Company's stock and cash in lieu of fractional shares (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in Agreement and Plan of Merger (the "Agreement").

         We have been requested by the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the consideration to be received in the Proposed Transaction.

         In arriving at our opinion, we reviewed and analyzed: (1) the Agreement, (2) publicly available information concerning the Company and FLAG which we believe to be relevant to our inquiry, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) Financial and operating information with respect to the business, operations and prospects of FLAG furnished to us by FLAG, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies which we deemed relevant, (6) a comparison of the historical financial results, present financial condition and market trading history of FLAG with those of other companies which we deemed relevant, and (7) a comparison of the financial terms of the Proposed Transaction with the terms of certain other recent transactions which we deemed relevant. In addition, we have had discussions with the management teams of the Company and FLAG concerning each company's business, operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

         We have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion without independent verification. With respect to the financial forecasts/projections of the Company and of FLAG, we have assumed that such forecasts/projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company and of the management of FLAG as to the

                            ATLANTA FINANCIAL CENTER
                3333 PEACHTREE ROAD, NE O ATLANTA, GEORGIA 30326
                                 (404) 266-6000

Thomaston Federal Savings Bank
May 6, 1999

Page Two
---------------------------------

future financial performance of the Company and FLAG respectively. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or of FLAG and have not made nor obtained any evaluations or appraisals of the assets or liabilities of the Company or of FLAG. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

         We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the ordinary course of our business, we actively trade in the equity securities of FLAG for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

         Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received in the Proposed Transaction is fair to the Company.

Very truly yours,




THE ROBINSON-HUMPHREY COMPANY, LLC

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

         The FLAG Articles and Bylaws generally provide that any director who is deemed eligible will be indemnified against liability and other expenses incurred in a proceeding in which the director was made a party by reason of the fact he is or was a director, to the fullest extent authorized by the Georgia Business Corporation Code; provided, however, that FLAG will not indemnify any director for any liability or expenses incurred by such director (i) for any appropriation, in violation of his duties, of any business opportunity of FLAG;
(ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code or successor provisions; or (iv) for any transaction from which the director derives an improper personal benefit. FLAG's Articles and Bylaws provide for the advancement of expenses to its directors at the outset of a proceeding, upon the receipt from such director of the written affirmation and repayment promise required by Section 14-2-856 of the Georgia Business Corporation Code, the purchase of insurance by FLAG against any liability of the director arising from his duties and actions as a director, the survival of such indemnification to the director's heirs, executors and administrators, and the limitation of the directors' liability to the corporation (except under the four situations described above). The indemnification provisions are non-exclusive, and shall not impair any other rights to which those seeking indemnification or advancement of expenses may be entitled. The FLAG Bylaws also provide for a similar amount of indemnification for the officers of FLAG. In the Bylaws of FLAG, shareholders are entitled to notification of any indemnification paid to the directors. The Georgia Business Corporation Code's provisions for indemnification are summarized below.

         Section 14-2-851 of the Georgia Business Corporation Code empowers a corporation to indemnify any person who was or is a party to any proceeding by reason of the fact that he is or was a director of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability incurred in connection with such proceeding, if he: (i) conducted himself in good faith; and (ii) reasonably believed (a) in the case of conduct in his official capacity, that such conduct was in the best interests of the corporation, (b) in all other cases, that such conduct was at least not opposed to the best interests of the corporation (for example, this Section states that a director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies this requirement), and
(c) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. This Section further provides that the termination of proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standards of conduct described above. This Section also provides that a corporation is not permitted to indemnify any director of the corporation under this Section in connection with a proceeding by or in the right of the corporation (except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standards of conduct as outlined in this Section), nor may a corporation indemnify a director under this Section in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that improper personal benefit was received by him (whether or not the conduct involved action in his official capacity).

         Section 14-2-852 requires a corporation to indemnify a director against reasonable expenses incurred by the director in connection with any proceeding to which he was a party because he was a director of the corporation where the director is wholly successful, on the merits or otherwise, in the defense of such proceeding.

         Section 14-2-853 empowers a corporation to advance funds to a director, before the final disposition of a proceeding to which he was a party because he was a director of the corporation, in order to pay for or reimburse the reasonable expenses incurred by the director if the director delivers to the corporation a written affirmation to the corporation of his belief that he has satisfied the relevant standard of conduct described in Section 14-2-851 (or that the proceeding involves conduct for which a director's liability has been eliminated under the corporation's articles of incorporation), and a written undertaking by the director to repay any funds so advanced (which must be an unlimited general obligation of the director, but which need not be secured, and which may be accepted by the corporation without reference to the financial ability of the director to repay the advancement) if it is ultimately determined that the director is not entitled to indemnification under the provisions of the Georgia Business Corporation Code. This Section further provides that any advancement of expenses to be made pursuant to this Section must be authorized
(i) by the Board of Directors: (a) when there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom will constitute a quorum for such purposes) or by a majority of the members of a committee consisting of two or more disinterested directors who are appointed by such a vote; or (b) if there are fewer than two disinterested directors, by majority vote of a quorum of the Board of Directors, in which authorization the directors who do not qualify as disinterested directors may take part; or (ii) by the shareholders of the corporation, but no shares owned by a director who does not qualify as a disinterested director may be voted on the authorization.

         Section 14-2-854 provides that a director who is a party to a proceeding by virtue of the fact that he is a director may apply to the court conducting the proceeding or another court of competent jurisdiction for indemnification or the advancement of expenses. Once a court receives such an application, and after the court gives any notice which it deems necessary, the court considering the application must order indemnification or advance for expenses (i) if the court determines that the director is entitled to such indemnification, or (ii) if the court determines that, taking into account all of the relevant circumstances, it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director failed to satisfy the standards of conduct set forth in Section 14-2-851, failed to comply with the requirements of Section 14-2-853, or was adjudged liable in any proceeding by or in right of the corporation or any proceeding initiated on the basis that improper personal benefit was received by the director (provided that, if the director is adjudged so liable, the indemnification must be limited to the reasonable expenses incurred by the director in connection with such proceeding). In addition, Section 14-2-851 states that, if the court determines that the director is entitled to indemnification or advance for expenses, the court may also direct the corporation to pay the director's reasonable expenses incurred in connection with obtaining such court-ordered indemnification or advance for expenses.

         Section 14-2-855 states that a corporation may not indemnify a director under Section 14-2-851 unless such indemnification is authorized thereunder and a determination is made that the indemnification of the director in a particular proceeding is permissible due to the fact that the director has satisfied the relevant standard of conduct set forth in Section 14-2-851. Such a determination must be made: (i) if there are two or more disinterested directors, by the board of directors by a majority vote of all such disinterested directors (a majority of whom constitutes a quorum for such purposes) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;
(ii) by special legal counsel selected in the manner described in (i) above, or, if there are fewer than two disinterested directors, selected by the board of directors (including the directors who are not considered disinterested directors); or (iii) by the shareholders of the corporation, but no shares owned by a director who does not qualify as a disinterested director may be voted on the determination. The authorization of indemnification and evaluation as to the reasonableness of the expenses involved with such indemnification must be obtained in the same manner as the determination that indemnification is permissible (as described above), except that, if there are fewer than two disinterested directors, or the determination as to the permissibility of the indemnification is made by special legal counsel, then the authorization of such indemnification and the evaluation as to the reasonableness of the expenses involved must be made by the board of directors (in which authorization and evaluation directors who do not qualify as disinterested directors may participate).

         Section 14-2-856 states that, if authorized by the corporation's articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation will be permitted to indemnify a director made a party to a proceeding (including a proceeding brought by or in right of the corporation), without regard to the other limitations on indemnification contained within Title 14, Chapter 2, Article 8, Part 5 of the Georgia Business Corporation Code, but any director, who at the time does not qualify as a disinterested director with respect to an existing or threatened proceeding that would be covered by such authorization, will not be permitted to vote the shares owned or voted under the control of such director with respect to such authorization. However,
Section 14-2-856 further states that no corporation may indemnify a director under Section 14-2-856 for any liability incurred in a proceeding in which the director is adjudged liable to the corporation (or is subjected to injunctive relief in favor of the corporation): (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for any acts or omissions involving intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code (relating to unlawful distributions); or (iv) for any transaction from which he received an improper personal benefit. Where approved or authorized in the manner described above, a corporation may advance or reimburse expenses incurred by the director in advance of final disposition of the proceeding only if the director delivers a written affirmation to the corporation which indicates his good faith belief that his conduct does not fall within any of the four categories of conduct listed above, and a written undertaking by the director (executed personally or on his behalf) to repay any advances made to him by the corporation if it is ultimately determined that the director is not entitled to indemnification under this Section.

         Section 14-2-857 provides that a corporation may indemnify and advance expenses to an officer of the corporation who is made a party to a proceeding by virtue of his status as an officer of the corporation. A corporation's officers may be indemnified to the same extent as the corporation's directors (as discussed above), and any officer who is not also a director (or who was made a party to a proceeding solely due to an act or omission committed in his role as an officer) may be indemnified to any further extent as provided in the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct which constitutes: (i) an appropriation, in violation of his duties as an officer, of any business opportunity of the corporation; (ii) any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) the types of liability set forth in Section 14-2-832; or (iv) the receipt of an improper personal benefit. In addition, this Section provides that a corporation may indemnify and advance expenses to its employees or agents (who are not also directors) to the extent provided in the corporation's articles of incorporation, bylaws, general or specific action of its board of directors, or contract (so long as such indemnification or advancement of expenses is consistent with public policy).

         Section 14-2-858 provides that the corporation is empowered to purchase and maintain insurance on behalf of any person who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee or agent of the corporation serves at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him or advance expenses against such liability under the provisions of Title 14, Chapter 2, Article 8, Part 5 of the Georgia Business Corporation Code.

         The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

Item 21. Exhibits And Financial Statement Schedules
---------------------------------------------------

     (a)          Exhibits

Exhibit
Number            Description of Exhibits
------            -----------------------

     2.1       -  Agreement  and  Plan of  Merger,  dated as of May 7, 1999,  by and between FLAG and Thomaston Federal (included in Appendix A to the Proxy Statement/Prospectus and incorporated by reference herein).

     2.2       -   Agreement  and Plan of  Merger  dated as of June 1, 1999,  by and  between  FLAG  and  First  Hogansville  Bankshares,  Inc.
                  (incorporated by reference herein from the registrant's Current Report on Form 8-K filed June __, 1999)

     2.3       -  Agreement  and  Plan of Merger, dated as of March 31, 1999, by and between FLAG and Abbeville Capital Corporation (incorporated by reference herein from the registrant's Current Report on Form 8-K filed April 7, 1999)

     4.1       -  Articles of Incorporation of  FLAG, as  amended  (incorporated herein by reference from Exhibit 3.1(i) of the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

     4.2       -  Bylaws of FLAG, as amended (incorporated herein  by  reference from Exhibit 3.1(ii) of the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

      5        -  Opinion of Powell, Goldstein, Frazer &  Murphy LLP  (including consent)

      8        -  Opinion of  Powell,  Goldstein, Frazer  & Murphy LLP regarding federal income tax matters (including consent)

    10.1       -  Employment  Agreement  between J. Daniel Speight, Jr. and  the
                  Company dated as of April 1, 1998*+

    10.2       -  Employment Agreement  between John S. Holle  and  the  Company dated as of April 1, 1998*+

    10.3       -  Employment Agreement between Ellison C. Rudd  and  the Company dated as of April 1, 1998*+

    10.4       -  Employment Agreement between  Patti S. Davis  and  the Compan dated as of April 1, 1998*+

    10.5       -  Separation Agreement between Charles O. Hinely and the Compan dated April 1, 1998*+

    10.6       -  Separation Agreement between J. Preston Martin and the Company dated May 13, 1998*+

    10.7       -  Split Dollar Insurance Agreement between J. Daniel Speight,Jr.
                  and Citizens Bank dated November 2, 1992*+

    10.8       -  Director Indexed Retirement Program  for  Citizens Bank  dated
                  January 13, 1995*+

    10.9       -  Form of Executive  Agreement  (pursuant  to  Director  Indexed
                  Retirement Program for Citizens Bank)for individuals listed on exhibit cover page*+

    10.10      -  Form of  Flexible  Premium Life Insurance  Endorsement  Method
                  Split Dollar Plan Agreement (pursuant to Director Indexed Retirement Program for Citizens Bank) for individuals listed on exhibit cover page*+

    10.11      -  Tax   Sharing  Agreement  dated   March  1,  1994,  among  the
                  Company,   the  Bank  and  Piedmont  Mortgage  Service,   Inc.
                  (Incorporated herein by reference from Exhibit 10.1 to the Company's Annual Report on Form 10-K for the fiscal year ended
                  December 31, 1993)

    10.12      -  Director Indexed Fee Continuation Program  for  FLAG effective
                  February 3, 1995*+

    10.13      -  Form of Director Agreement (pursuant to Director  Indexed  Fee
                  Construction Program for FLAG) for individuals listed on exhibit cover page*+

    10.14      -  Form of Flexible Premium  Life  Insurance  Endorsement  Method
                  Split Dollar Plan Agreement (pursuant to Director Indexed Fee Continuation Program of FLAG) for individuals listed on exhibit cover page*+

    10.15      -  Form of Indexed Executive Salary Continuation  Plan  Agreement
                  by and between FLAG and individuals listed on exhibit coverage page*+

    10.16      -  Form  of  Flexible Premium Life Insurance  Endorsement  Method
                  Split Dollar Plan Agreement (pursuant to Executive Salary Continuation Plan for FLAG) for individuals listed on exhibit cover page*+

    10.17      -  Indexed Executive Salary Continuation  Plan  Agreement by  and
                  between FLAG and  William  F.  Holle,  Jr.  dated  February 3,
                  1995*+

    10.18      -  FLAG  Financial  Corporation  1994  Employees  Stock Incentive
                  Plan (Incorporated herein by reference from Exhibit 10.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)*

    10.19      -  FLAG Financial  Corporation  1994  Directors  Stock  Incentive
                  Plan (Incorporated herein by reference from Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993)*

    10.20      -  Separation  Agreement  between  Leonard  H.  Bateman  and  the
                  Company dated December 11, 1998 (incorporated herein by reference from Exhibit 10.1 to the Company's Current Report on Form 8-K dated June __, 1999)

    10.21      -  Separation Agreement between Dennis D. Allen  and  the Company dated December 31, 1998 (incorporated herein by reference from Exhibit 10.2 to the Company's Current Report on Form 8-K dated June __, 1999

     11        -  Statement regarding Computation of Per Share Earnings+

     13        -  Registrant's  Annual  Report   for  the   fiscal   year  ended
                  December 31, 1997 (incorporated herein by reference from Exhibit 13 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

     21        -  Subsidiaries of the registrant +

    23.1       -  Consent of Porter Keadle Moore, LLP (with respect to financial statements of FLAG Financial Corporation)

    23.2       -  Consent of Robinson, Grimes and Company, P.C. (with respect to financial statements of FLAG Financial Corporation)

    23.3       -  Consent of Porter Keadle Moore, LLP (with respect to financial statements of Middle Georgia Bankshares, Inc.)

    23.4       -  Consent of Thigpen, Jones, Seaton & Co., P.C. (with respect to financial statements of Three Rivers  Bancshares, Inc.)

    23.5       -  Consent of Driver & Adams, CPA, P.C.(with respect to financial statements of Thomaston Federal Savings Bank)

    23.6       -  Consents of Powell, Goldstein, Frazer & Murphy  LLP  (included in Exhibits 5 and 8)

     24        -  Powers of Attorney  (appears  on  the  signature  page to this
                  Registration Statement)

    99.1       -  Form of Proxy of Thomaston Federal

    99.2       -  Form of Proxy for the Thomaston Federal Profit Sharing Plan

    99.3       -  Consent of  Robert  G. Cochran  to  be  Named in  Registration
                  Statement/Prospectus

    99.4       -  FLAG Annual  Report  on  Form  10-K for  the fiscal year ended
                  December 31, 1998 (without exhibits)

    99.5       -  FLAG Quarterly Report on Form 10-Q for the quarter ended March
                  31, 1999


         *The indicated exhibit is a compensatory plan required to be filed as an exhibit to this Registration Statement on Form S-4.

         +Incorporated by reference from exhibit of the same number from the Registrant's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

Item 22.  Undertakings
--------  ------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of LaGrange, State of Georgia, on June 2, 1999.


                           FLAG FINANCIAL CORPORATION

                                    By:   /s/ J.Daniel Speight, Jr.
                                          -------------------------
                                          J. Daniel Speight, Jr.
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Daniel Speight, Jr. and John S. Holle, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on June 2, 1999.

                 Signature                              Title
                 ---------                              -----

 /s/ Dr. Dennis D. Allen                               Director
 -----------------------
            Dennis D. Allen


 /s/ Dr. A. Glenn Bailey                               Director
 -----------------------
            Dr. A. Glenn Bailey


 /s/ H. Speer Burkette, III                            Director
 --------------------------
            H. Speer Burdette, III


 /s/ Patti S. Davis                    Director, Senior Vice President and Chief
 ------------------                    Financial  Officer  (principal  financial
            Patti S. Davis             and accounting officer)

 /s/ Fred A. Durand, III                               Director
 -----------------------
            Fred A. Durand, III

 /s/ John S. Holle                     Chairman of the Board and Director
 -----------------
            John S. Holle

 /s/ James W. Johnson                                  Director
 --------------------
            James W. Johnson

 /s/ Kelly R. Linch                                    Director
 ------------------
            Kelly R. Linch

 /s/ J. Preston Martin                                 Director
 ---------------------
            J. Preston Martin

 /s/ J. Daniel Speight, Jr.            President, Chief  Executive  Officer  and
 --------------------------            Director (principal executive officer
            J. Daniel Speight, Jr.

 /s/ John W. Stewart, Jr.                              Director
 ------------------------
            John W. Stewart, Jr.

 /s/ Robert W. Walters                                 Director
 ---------------------
            Robert W. Walters

                                  EXHIBIT INDEX


Exhibit
Number            Description of Exhibits
------            -----------------------

     2.1       -  Agreement and Plan of Merger, dated  as  of March 31, 1999, by and between FLAG and Thomaston Federal (included in Appendix A to the Proxy Statement/Prospectus and incorporated by reference herein)

     2.2       -  Agreement  and  Plan of  merger,  dated  as of June 1, 1999 by and  between  FLAG  and  First  Hogansville  Bankshares,  Inc.
                  (incorporated by reference herein from the registrant's Current Report on Form 8-K filed June __, 1999)

     2.3       -  Agreement and  Plan of  Merger, dated as of March 31, 1999, by and between FLAG and Abbeville Capital Corporation (incorporated by reference herein from the registrant's Current Report on Form 8-K filed April 7, 1999)

     4.1       -  Articles of Incorporation  of  FLAG, as  amended (incorporated herein by reference from Exhibit 3.1(i) of the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

     4.2       -  Bylaws of FLAG, as amended (incorporated herein  by  reference from Exhibit 3.1(ii) of the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

      5        -  Opinion of Powell, Goldstein, Frazer & Murphy  LLP  (including consent)

      8        -  Opinion of Powell, Goldstein, Frazer &  Murphy  LLP  regarding federal income tax matters (including consent)

    10.1       -  Employment  Agreement  between J. Daniel Speight, Jr. and  the
                  Company dated as of April 1, 1998*+

    10.2       -  Employment  Agreement  between John S. Holle  and  the Company dated as of April 1, 1998*+

    10.3       -  Employment  Agreement  between Ellison C. Rudd and the Company dated as of April 1, 1998*+

    10.4       -  Employment  Agreement  between Patti S. Davis  and the Company dated as of April 1, 1998*+

    10.5       -  Separation Agreement between Charles O. Hinely and the Company dated April 1, 1998*+

    10.6       -  Separation Agreement between J. Preston Martin and the Company dated May 13, 1998*+

    10.7       -  Split  Dollar  Insurance  Agreemen  between J. Daniel Speight,
                  Jr. and Citizens Bank dated November 2, 1992*+

    10.8       -  Director Indexed Retirement Program for  Citizens  Bank  dated
                  January 13, 1995*+

    10.9       -  Form  of Executive  Agreement (pursuant  to  Director  Indexed
                  Retirement Program for Citizens Bank) for individuals listed on exhibit cover page*+

    10.10      -  Form of Flexible Premium  Life  Insurance  Endorsement  Method
                  Split Dollar Plan Agreement (pursuant to Director Indexed Retirement Program for Citizens Bank) for individuals listed on exhibit cover page*+

    10.11      -  Tax  Sharing   Agreement   dated  March  1,  1994,  among  the
                  Company,   the  Bank  and  Piedmont  Mortgage  Service,   Inc.
                  (Incorporated herein by reference from Exhibit 10.1 to the Company's Annual Report on Form 10-K for the fiscal year ended
                  December 31, 1993)

    10.12      -  Director Indexed Fee Continuation Program  for  FLAG effective
                  February 3, 1995*+

    10.13      -  Form of Director Agreement (pursuant to Director  Indexed  Fee
                  Construction  Program  for  FLAG) for individuals  listed   on
                  exhibit cover page*+

    10.14      -  Form of Flexible  Premium  Life Insurance  Endorsement  Method
                  Split Dollar Plan Agreement (pursuant to Director Indexed Fee Continuation Program of FLAG) for individuals listed on exhibit cover page*+

    10.15      -  Form of Indexed Executive Salary  Continuation  Plan Agreement
                  by and between FLAG and individuals listed on exhibit coverage page*+

    10.16      -  Form of  Flexible  Premium Life Insurance  Endorsement  Method
                  Split Dollar Plan Agreement (pursuant to Executive Salary Continuation Plan for FLAG) for individuals listed on exhibit cover page*+

    10.17      -  Indexed Executive Salary Continuation Plan  Agreement  by  and
                  between FLAG and William F. Holle, Jr.dated February 3, 1995*+

    10.18      -  FLAG  Financial  Corporation  1994  Employees  Stock Incentive
                  Plan (Incorporated herein by reference from Exhibit 10.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)*

    10.19      -  FLAG Financial  Corporation  1994   Directors  Stock Incentive
                  Plan (Incorporated herein by reference from Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended
                  December 31, 1993)*

    10.20      -  Separation  Agreement  between  Leonard  H.  Bateman  and  the
                  Company dated December 11, 1998 (incorporated herein by reference from Exhibit 10.1 to the Company's Current Report on Form 8-K dated June __, 1999)

    10.21      -  Separation Agreement  between  Dennis D. Allen and the Company dated December 31, 1998 (incorporated herein by reference from Exhibit 10.2 to the Company's Current Report on Form 8-K dated June __, 1999)

     11        -  Statement regarding Computation of Per Share Earnings+

     13        -  Registrant's  Annual  Report  for   the   fiscal  year   ended
                  December 31, 1997 (incorporated herein by reference from Exhibit 13 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

     21        -  Subsidiaries of the registrant +

    23.1       -  Consent of Porter Keadle Moore, LLP (with respect to financial statements of FLAG Financial Corporation)

    23.2       -  Consent of Robinson, Grimes and Company, P.C. (with respect to financial statements of FLAG Financial Corporation)

    23.3       -  Consent of Porter Keadle Moore LLP (with Respect to  financial statements of Middle Georgia
                  Bankshares, Inc.)

    23.4       -  Consent of Thigpen, Jones, Seaton & Co., P.C. (with respect to financial statements of Three Rivers Bancshares, Inc.)

    23.5       -  Consent of Driver & Adams, CPA, P.C.(with respect to financia statements of Thomaston Federal Savings Bank)

    23.6       -  Consents of Powell, Goldstein, Frazer & Murphy  LLP  (included in Exhibits 5 and 8)

     24        -  Powers of Attorney (appears  on  the signature  page  to  this
                  Registration Statement)

    99.1       -  Form of Proxy of Thomaston Federal

    99.2       -  Form of Proxy for the Thomaston Federal Profit Sharing Plan

    99.3       -  Consent of Robert  G.  Cochran  to  be  Named  in Registration
                  Statement/Prospectus

    99.4       -  FLAG  Annual  Report  on  Form 10-K for the fiscal year  ended
                  December 31, 1998 (without exhibits)

    99.5       -  FLAG Quarterly Report on Form 10-Q for the quarter ended March
                  31, 1999


         *The indicated exhibit is a compensatory plan required to be filed as an exhibit to this Registration Statement on Form S-4.

         +Incorporated by reference from exhibit of the same number from the Registrant's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997.